Exhibit 10.13

Execution Copy

CREDIT LINE AGREEMENT

This Credit Line Agreement (this "Agreement") is made as of the 20 day of August, 2014 (the "Effective Date"), by and between Check-Cap Ltd., an Israeli company number 51-425981-1, with offices at Abba Ushi Avenue, Isfiya 30090, Mount Carmel, Israel (the "Company") and each of the lenders identified in Exhibit A attached hereto (each, a "Lender" and together, the "Lenders" and each Lender and the Company separately, a "Party" and together, the "Parties").

WHEREAS, the Company wishes to obtain a credit line from the Lenders in an aggregate principal amount of at least US$8,000,000 (Eight Million U.S. Dollars) (the "Minimum CLA"), and not exceeding US$12,000,000 (Twelve Million U.S. Dollars) (the "Credit Line Amount");

WHEREAS, the Lenders wish to extend the credit line to the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Credit Line Amount; Escrow Account

1.1
At the Closing (as defined below) and subject thereto, each of the Lenders, severally but not jointly, shall deposit its portion of the Credit Line Amount, as set forth opposite such Lender's name on Exhibit A attached hereto, in an escrow account (the "Escrow Account"), to be held in the name of Meitav Dash Trusts Ltd. (the "Escrow Agent"), in accordance with the terms of the escrow agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"), to be entered into by and among the Company, each Lender, Shanghai Fosun Pharmaceutical Group Co. Ltd. or, to the extent that its portion of the Credit Line Amount will be extended by its subsidiary, the subsidiary extending its portion of the Credit Line Amount ("Fosun Pharma"), as the Lenders' representative (the "Lenders' Representative") and the Escrow Agent at the Closing.

1.2
The Credit Line Amount shall be transferred to the Escrow Account in U.S. dollars or in New Israeli Shekels ("NIS"), calculated at the last representative exchange rate published by the Bank of Israel on the date immediately prior to the Closing Date (as defined below) (net of any transfer fees).

1.3
Any interest that may accrue on the deposited Credit Line Amount shall, other than Interest (as such terms are defined in Exhibit 4.2 attached hereto) that may accrue on the Loan Amount (as defined below) in accordance with Exhibit 4.2 attached hereto, accrue to the account of the Company, including in the event of the release of the Credit Line Amount to the Lenders in accordance with Sections 4.3 and 5.2 below.

2.	Credit Line Warrants

2.1
At the Closing and subject thereto, the Company shall issue to each Lender a warrant to purchase such number of ordinary shares, par value NIS 0.01, of the Company ("Ordinary Shares") that is equal to the number arrived at by multiplying (i) such number of Ordinary Shares constituting 2% of the Company's share capital on a Fully Diluted Basis (as defined below) as of the Closing by (ii) a fraction, the numerator of which is such Lender's portion of the Credit Line Amount (in U.S. Dollars) and the denominator of which is US$1,000,000 (one Million US Dollars) (the "Fraction"), all subject to the terms and the conditions of the warrant certificate attached hereto as Exhibit 2 (collectively, the "Credit Line Warrants").

The Credit Line Warrants shall be exercisable, at the discretion of the Lenders at any time commencing at the Closing Date and ending on the tenth anniversary thereof at an exercise price per share equal to NIS 0.01 and may be exercised on a net issuance basis. The Credit Line Warrants will be transferable subject to the same restrictions on transfer set forth in the Amended Shareholders' Agreement (as defined below) and the Company's Articles of Association as shall be in effect from time to time, mutatis mutandis.

2.2
In this Agreement, the term "Fully Diluted Basis" means the issued and outstanding share capital of the Company, assuming all existing outstanding options, warrants, convertible securities, or any other right to acquire shares (excluding any securities issued in connection with the transactions contemplated under this Agreement) were exercised or converted (assuming conversion of all the convertible securities of the Company into Ordinary Shares on a 1:1 basis).

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3.	Deferred Closing

3.1
Subject to the terms and conditions hereof, the Company may consummate an additional closing or series of closings (each, a "Deferred Closing") with an additional lender or lenders (each, an "Additional Lender" and collectively, the "Additional Lenders") on the same terms and conditions set forth in this Agreement; provided that any such Deferred Closings shall occur no later than forty five (45) days from the Closing. The aggregate amount to be extended by the Additional Lenders (the "Additional Credit Line Amount") shall, together with the Credit Line Amount that was deposited in the Escrow Account at the Closing, not exceed the maximum Credit Line Amount. Simultaneously with the consummation of a Deferred Closing, the Additional Lenders shall execute and deliver to the Company a joinder agreement in the form to be mutually agreed upon by the Company and the Majority Lenders until the Closing and to be attached as attached as Exhibit 3 hereto, pursuant to which each such Additional Lender shall become a party to this Agreement and for all purposes under this Agreement, the Additional Lender shall be deemed to be a "Lender" and the Additional Credit Line Amount shall be deemed to be part of the "Credit Line Amount."

3.2
Following each Deferred Closing (if any), the number of Ordinary Shares underlying the Credit Line Warrants shall be increased, such that following such increase, the number of Ordinary Shares underlying each Lender's Credit Line Warrants shall be equal to the number obtained by multiplying (i) such number of Ordinary Shares constituting 2% of the Company's share capital on a Fully Diluted Basis as of such Deferred Closing by (ii) the Fraction.

4.	Call of Credit Line Amount

4.1
If the Company does not consummate an initial public offering of its shares (an "IPO") on or prior to February 18, 2015 (the "Last IPO Date") (and for the purpose of this Agreement, an IPO shall be deemed consummated on or prior to the Last IPO Date if the registration statement for the registration of the Company' shares, was declared effective on or prior to the Last IPO Date and provided that the Company has ultimately issued shares pursuant to such registration statement no later than twenty one (21) days following the date on which such registration statement was declared effective), the Company may call the Credit Line Amount at any time until eighteen (18) months from the Closing Date (the "Last Date"), by sending a written notification to the Escrow Agent (with a copy to the Lenders)in accordance with the Escrow Agreement; provided that either (i) the Credit Line Amount actually called by the Company (the "Loan Amount") is at least US$8,000,000; or (ii) the Loan Amount, together with any additional amounts raised by the Company from the Closing Date until such date of call, shall equal at least US$8,000,000. Any amounts so called will be called pro rata among the Lenders based on their actual contribution to the Credit Line Amount as a proportion of the Credit Line Amount.

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Upon receipt of such notice from the Company, the Escrow Agent shall release the Loan Amount and transfer it to the account indicated by the Company in its written notification and any portion of the Credit Line Amount not called by the Company shall be released to the Lenders, all in accordance with the Escrow Agreement.

4.2	If the Loan Amount is called by the Company on or prior to the Last Date pursuant to Section 4.1 hereof, the provisions set forth on Exhibit 4.2 attached hereto shall govern the Loan Amount.

4.3
If the Company does not consummate an IPO on or prior to the Last IPO Date and the Credit Line Amount is not called by the Company on or prior to the Last Date, the Credit Line Amount shall be released from the Escrow Account to the Lenders in accordance with the Escrow Agreement.

5.	Placement of the Credit Line Amount in an IPO

5.1
In the event that the Company intends to consummate an IPO and such IPO is expected to be consummated on or prior to Last IPO Date, then the Company shall be entitled, at its sole and absolute discretion, to request that each Lender place an irrevocable order with the Company or its underwriters to invest its portion of the Credit Line Amount in the IPO at the IPO price, as shall be determined by the Company and its underwriters, at their sole discretion; provided that such irrevocable order shall become effective only if the Company consummated an IPO on or prior to the Last IPO Date. At the Closing, the Lenders will execute an irrevocable instruction letter to that effect. It is clarified that the Company and the underwriters shall be entitled to place such amount of the Credit Line Amount in the IPO as they shall determine, at their sole discretion, and shall have no obligation to place any or all of the Credit Line Amount in the IPO.  Any amounts so placed will be placed pro rata among the Lenders based on their actual contribution to the Credit Line Amount as a proportion of the Credit Line Amount.

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5.2
If the Company consummated an IPO on or prior to the Last IPO Date, the right of the Company to call the Credit Line Amount in accordance with Section 4.1 above will automatically terminate and to the extent not placed in the IPO pursuant to Section 5.1 above, the Credit Line Amount shall be released from the Escrow Account to the Lenders in accordance with the Escrow Agreement.

6.	Replacement of Company's Articles of Association and Amendment of Shareholders Agreement

Upon and subject to the Closing: (i) the Company's current Articles of Association shall be replaced with the Fifth Amended and Restated Articles of Association, in the form attached hereto as Exhibit 6(a) (the "Amended Articles"); and (ii) the Amended and Restated Shareholders' Agreement as currently in effect shall be replaced with the Amended and Restated Shareholders’ Agreement, in the form attached hereto as Exhibit 6(b) (the "Amended Shareholders' Agreement").

7.	Closing

7.1
Time and Place of the Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Fischer Behar Chen & Co., within three Business Days (as defined in Section 16.5 hereof) of satisfaction and fulfillment, or waiver, of the conditions to Closing set forth in Sections 8 and 8.7, or at such other time and place as the Company and the Lenders that committed to extend to the Company an aggregate amount of at least fifty percent (50%) of the Credit Line Amount, which group must include Fosun Pharma (the "Majority Lenders"), shall mutually agree in writing (the "Closing Date").

7.2
Deliveries and Transactions at the Closing. At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

7.2.1
Board Resolutions. Copies of duly executed resolutions of the Board of Directors of the Company, in the form attached hereto as Exhibit 7.2.1 shall be delivered to the Lenders (the "Board Resolutions"), approving, inter alia, the execution, delivery and performance by the Company of this Agreement, the Escrow Agreement, the Amended Shareholders' Agreement and all other documents and agreements ancillary to such agreements (collectively, the "Transaction Documents"), to which the Company is a party, and the transactions contemplated hereby and thereby, including the issuance of the Issued Securities (as defined below).

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7.2.2
Shareholders Resolutions. Copies of duly executed resolutions of the Company's shareholders, in the forms attached hereto as Exhibit 7.2.2(a), shall be delivered to the Lenders (the "Shareholder Resolutions"), approving, inter alia: (i) the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including the issuance of the Issued Securities; (ii) the execution, delivery and performance by the Company of the Amended Shareholders' Agreement; (iii) the replacement of the Company's current Articles of Association with the Amended Articles, subject to and upon the Closing; and (iv) the execution, delivery and performance by the Company of an employment agreement with Yoav Kimchy, the Company's Chief Technology Officer, substantially in the form attached hereto as Exhibit 7.2.2(b), which shall replace Mr. Kimchy's current employment agreement in its entirety (the "CTO Employment Agreement").

7.2.3
The Company and the parties to the Amended and Restated Shareholders’ Agreement dated March 17, 2011 (either as an original signatory or by virtue of a joinder thereto) shall execute and deliver the Amended Shareholders' Agreement.

7.2.4	The Company shall deliver to the Lenders satisfactory evidence that all pre-emptive rights relating to this Agreement have been waived or expired.

7.2.5	The Company shall deliver to each Lender a validly executed Credit Line Warrant in the name of such Lender.

7.2.6
The Company shall deliver to the Lenders a legal opinion of counsel to the Company in the form to be mutually agreed upon by the Company and the Majority Lenders until the Closing and to be attached as Exhibit 7.2.6 hereto.

7.2.7
The Company shall deliver a certificate duly executed by the Chief Executive Officer of the Company, certifying and having attached, as applicable, thereto: (i) the Amended Articles; (ii)  the Board Resolutions; (iii)  the Shareholders Resolutions; (iv)  that, the representations and warranties made by the Company in this Agreement shall have been true and correct when made, and are true and correct in all material respects as of the Closing Date; and (v) that all covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company as of the Closing Date, to the extent not waived by the Majority Lenders, have been performed or complied with by the Company, prior to or at the Closing Date.

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7.2.8
Each Lender shall deposit in the Escrow Account its respective portion of the Credit Line Amount, as set forth opposite such Lender's name on Exhibit A attached hereto, in accordance with Section 1 above.

7.2.9	The Company, the Lenders, the Lenders' Representative and the Escrow Agent shall execute and deliver the Escrow Agreement.

7.2.10
Each Lender shall execute and deliver an irrevocable letter of instructions for the investment of its portion of the Credit Line Amount in an IPO, in accordance with the provisions of Section 5.1 above, in the form to be mutually agreed upon by the Company and the Majority Lenders until the Closing and to be attached as Exhibit 7.2.10 hereto.

7.2.11
Each Lender shall execute and deliver an irrevocable letter of instructions for the investment of such Lender's Escrow Amount in a PO, as such term is defined in, and in accordance with the provisions of, Section 2 of Exhibit 4.2, in the form to be mutually agreed upon by the Company and the Majority Lenders until the Closing and to be attached as Exhibit 7.2.11 hereto.

7.2.12	The Company and Yoav Kimchy shall execute and deliver the CTO Employment Agreement.

7.2.13	The Company shall provide Fosun Pharma confirmation of the participation in the Credit Line Amount, of an amount not to be less than US$2,000,000, from existing shareholders.

7.3
If the Closing does not occur within forty five (45) days from the Effective Date, each of the Company and the Majority Lenders on behalf of the Lenders may terminate this Agreement and the transactions contemplated hereby may be abandoned by written notice to the other party, without further action of any of the parties hereto, without giving rise to any right or claim by the other party, excluding claims for breaches of obligations by any party prior to such termination.  Any such termination by the Majority Lenders shall apply with respect to all Lenders.

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8.	Conditions to Closing by the Lenders

The Lenders obligation to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction and fulfillment, prior to or at the Closing, of each of the following conditions precedent (any or all of which may be waived, in whole or in part, by the Majority Lenders, which waiver shall be at the sole discretion of the Majority Lenders and shall apply with respect to all Lenders):

8.1
Accurate Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct when made and shall be true and correct in all material respects as of the Closing Date.

8.2	Compliance with Covenants. The Company shall have performed and complied with all of its covenants, agreements and undertakings set forth herein.

8.3
Actions Taken; Delivery of Documents. All the actions to be taken by the Company’s shareholders or by the Company as set forth in Section 7.2 above shall have been completed to the satisfaction of the Majority Lenders.

8.4
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in substance and form to the Lenders, and the Lenders shall have received all such counterpart copies of such documents as the Lenders may reasonably request.

8.5	Consents. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement.

8.6	Minimum Credit Line Amount. The aggregate Credit Line Amount the Lenders committed to extend shall be at least the Minimum CLA.

8.7	CTO Employment Agreement. The Company and Yoav Kimchy shall have entered into the CTO Employment Agreement.

9.	Conditions to Closing by the Company

The Company’s obligation at the Closing to consummate the transactions contemplated hereby is subject to the satisfaction and fulfillment, prior to or at the Closing, of each of the following conditions precedent (any or all of which may be waived, in whole or in part, by the Company, which waiver shall be at the sole discretion of the Company):

9.1
Accurate Representations and Warranties. The representations and warranties of the Lenders in this Agreement shall be true and correct when made and shall be true and correct in all material respects as of the Closing Date.

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9.2	Compliance with Covenants. The Lenders shall have performed and complied with all of their covenants, agreements, and undertakings as set forth in this Agreement.

9.3
Waiver of Anti-dilution Rights. The requisite majority of shareholders have waived their anti-dilution rights in connection with the transactions contemplated under this Agreement, including, without limitation, in connection with the issuance of the Credit Line Warrants and their underlying shares, the securities issued upon conversion of the Conversion Amount as such term is defined in Section 1.2 of Exhibit 4.2) and any other Issued Securities.

9.4	Minimum Credit Line Amount. The aggregate Credit Line Amount the Lenders committed to extend shall be at least the Minimum CLA.

10.	Representations and Warranties of the Company

10.1	Definitions. Capitalized terms used in this Section 10 and not otherwise defined in this Agreement shall have the meanings ascribed to them below:

"Company Intellectual Property" means any Intellectual Property that is owned by the Company.

"Company Products" shall mean any hardware, software, software-as-a-service or other product or service currently developed by the Company.

"Company Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, the Company.

"Company Technology" means all Technology owned or developed by the Company.

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"Intellectual Property" means (a) national and multinational statutory invention registrations, patents and patent applications (including all renewals, reissues, divisions, substitutions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, (b) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration or renewals of the foregoing and all goodwill associated therewith, (c) copyrights and rights under copyrights throughout the world, including all derivative works, renewals, extensions, reversions or restorations associated with such copyrights, regardless of the medium of fixation or means of expression (including computer software, Open Source Software, source code, executable code, data, databases and documentation), (d) trade secrets, including pricing and cost information, business and marketing plans and customer and supplier lists, technology, specifications, designs, formulae, techniques, technical data and manuals, research and development information, know how, methods and processes (including manufacturing and production processes), and invention disclosures, (e) industrial designs (whether or not registered), (f)inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, and all improvements thereto, (g) all rights in all of the foregoing provided by treaties, conventions and common law, (h) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing, and (i) all other proprietary or intellectual property rights recognized as such in any jurisdiction in which the Company is operating the Company's business.

"Key Employee" means the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, Chief Technology Officer and any executive-level employee of the Company as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Intellectual Property.

"License" means any contract or agreement that grants a person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

"Non-Critical Software" means off-the-shelf and/or mass-marketed software for use on personal computers licensed on a non-exclusive basis in object-code format that is made generally available on standard terms with a replacement cost and/or annual fee of less than $50,000.

"Open Source Software" means any Software that is licensed under (a) licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the Mozilla Public License, the BSD License and the Apache License, or (b) or other licensing regimes that purport to (i) restrict the free use, license or distribution of any such Software, or (ii) require as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (x) be disclosed or distributed in source code form; (y) be licensed for the purpose of making derivative works; or (z) be redistributable at no or a nominal charge.

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"PTO" means the United States Patent and Trademark Office.

"Registered Intellectual Property" shall mean all United States, international, foreign and other non-US patents and trademarks that have been recorded or registered in any applicable jurisdiction.

"Software" means computer software, firmware, and programs in source code or executable code, databases, tools, developers kits, and utilities, and all versions, updates, corrections, enhancements and modifications thereof, and all related manuals and documentation.

"Technology" means tangible embodiments of Intellectual Property, whether in electronic, written or other media, including Software, technical documentation, specifications, designs, bills of material, build instructions, test reports, schematics, algorithms, application programming interfaces, user interfaces, routines, formulae, test vectors, IP cores, mask works, tooling requirements, databases, lab notebooks, invention disclosures, processes, prototypes, samples, studies, and all know-how and works of authorship.

10.2	Representations and Warranties of the Company

Except as may be expressly set forth in the disclosure schedule delivered in connection herewith and attached hereto as Schedule 10.2 (the "Disclosure Schedule"), which exceptions shall be deemed to be representations and warranties made hereunder when read in conjunction with the applicable section, the Company hereby represents and warrants to the Lenders and acknowledges that the Lenders are entering into this Agreement in reliance thereon, as follows:

10.2.1
Organization. The Company is a company duly organized and validly existing under the laws of the State of Israel. The Company has the power to own and lease its properties and to carry on its business as now being conducted and as proposed to be conducted.

The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated hereby and thereby and any other agreements contemplated hereby or which are ancillary hereto. The Amended Articles will be in effect as of the Closing.

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10.2.2
Share Capital. The authorized share capital of the Company immediately prior to the Closing shall consist of eleven million five hundred thousand New Israeli Shekels (NIS 11,500,000) divided into (i) 907,154,180 Ordinary Shares, of nominal value NIS 0.01 each, of which 23,042,634 are issued and outstanding and of which 16,265,732 are reserved for issuance to employees, consultants, officers, or directors of the Company pursuant to the company's share incentive plans or agreements to be approved by the board of directors, of which 14,475,641  are underlying issued, committed and allocated options (ii) 6,750,000 Preferred A Shares, of nominal value NIS 0.01 each, all of which are issued and outstanding, (iii) 6,769,359 Preferred B Shares, of nominal value NIS 0.01 each, all of which are issued and outstanding, (iv) 17,493,491 Preferred C1 Shares, of nominal value NIS 0.01 each, of which 16,414,906 are issued and outstanding (v) 31,832,970 Preferred C2 Shares, of nominal value NIS 0.01 each, of which 29,788,667 are issued and outstanding (vi) 30,000,000 Preferred C3 Shares, of nominal value NIS 0.01 each, none of which are issued and outstanding (vii) 80,000,000 Preferred D1 Shares, of nominal value NIS 0.01 each, of which 24,545,195 are issued and outstanding (viii) 60,000,000 Preferred D2 Shares, of nominal value NIS 0.01 each, none of which are issued and outstanding (ix) 5,000,000 Preferred D3 Shares, of nominal Value NIS 0.01 each, of which 2,510,783 are issued and outstanding and (x) 5,000,000 Preferred D4 Shares, of nominal Value NIS 0.01 each, none of which are issued and outstanding.

Other than as set out in Schedule 10.2.2(a) and Schedule 10.2.2(b) to the Disclosure Schedule, and other than as pursuant to law, there are no other special rights held by the shareholders of the Company (the "Shareholders"), including the holders of the Preferred Shares (as defined below), by virtue of such shareholding, other than as set forth in the Company's Articles of Association (the "Articles"). For purposes hereof, the Preferred A Shares, the Preferred B Shares, the Preferred C1 Shares, the Preferred C2 Shares, the Preferred C3 Shares, the Preferred D1 Shares, the Preferred D2 Shares and the Preferred D3 Shares shall be collectively referred to as the "Preferred Shares".

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Attached as Schedule 10.2.2(b)  to the Disclosure Schedule is the capitalization table of the Company on a pre and post Closing Fully Diluted Basis, the number and class of shares held by each Shareholder, the total number of reserved and granted options, warrants, and all other rights to subscribe for, purchase or acquire from the Company any share capital of the Company, except as set forth in Schedule 10.2.2(c) to the Disclosure Schedule and excluding the Issued Securities (as defined below) other than the Credit Line Warrants issued at the Closing. All issued and outstanding shares of the Company have been duly authorized, and are validly issued and outstanding and fully paid and nonassessable. The Credit Line Warrants, the shares issuable upon exercise thereof and the other securities contemplated to be issued to the Lenders in accordance with this Agreement and any shares issuable upon conversion thereof (collectively, the "Issued Securities"), when issued in accordance with this Agreement (and assuming payment in full therefor), will be duly authorized, validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges, and restrictions set forth in the Company's Articles of Association as shall be in effect from time to time.  Any Issued Securities that are shares of the Company, when issued in accordance with this Agreement, will be duly registered in the name of such Lender in the Company's register of shareholders.

10.2.3
Financial Statements. The Company has furnished the Lenders with its (i) audited financial statements as of and for the year ended December 31, 2013, attached hereto as Schedule 10.2.3(i) to the Disclosure Schedule; (ii) its unaudited and unreviewed financial statements for the six months ended June 30, 2014, attached hereto as Schedule 10.2.3(ii) to the Disclosure Schedule (together, the "Financial Statements"). The Financial Statements are true and correct in all material respects, are in accordance with the books and records of the Company and have been prepared in accordance with International Financial Reporting Standards consistently applied, and fairly and accurately present in all material respects the financial position of the Company as of such dates and the results of its operations for the periods then ended, subject in the case of the unaudited and unreviewed financial statements to period-end adjustments.

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10.2.4
Authorization; Approvals. All corporate action on the part of the Company, its Shareholders and directors necessary for the authorization, execution, delivery, and performance of all of the Company's obligations to the Lenders under the Transaction Documents, including the authorization, issuance, and delivery of the Issued Securities to the Lenders under this Agreement has been (or will be) taken prior to Closing. The Transaction Documents, when executed and delivered by or on behalf of the Company, shall be duly and validly authorized, executed and delivered by the Company and shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms. Except as set forth in Schedule 10.2.4 to the Disclosure Schedule, no consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company on or prior to the Closing in connection with the valid execution, delivery and performance of Transaction Documents, including the issuance of the Issued Securities (other than filing with the Israeli Registrar of Companies which shall be made promptly following each issuance of Issued Securities that are shares pursuant to this Agreement).

10.2.5
Compliance with Other Instruments. The Company is not in material default (a) under the Articles or other organizational documents, or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party, or (b) with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default, in any such case, would materially adversely affect or in the future is reasonably likely to materially adversely affect the Company's business, prospects, condition (financial or otherwise), affairs, operations or assets. To the Company's knowledge, no third party is in material default under any agreement, contract or other instrument, document or agreement to which the Company is a party. The Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

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10.2.6
No Breach. Neither the execution and delivery of the Transaction Documents nor compliance by the Company with the terms and provisions thereof will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Articles (assuming the receipt of any and all consents required pursuant to the Articles), (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, or (iv) applicable law. Such execution, delivery and compliance will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company, except as set forth on Schedule 2.6 to the Disclosure Schedule, or (b) except as specified in the Articles and Schedule 10.2.4 to the Disclosure Schedule, otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

10.2.7
Taxes. The Company has accurately prepared and timely filed all tax returns and reports required by it under applicable law. All tax returns and reports of the Company are true and correct in all material respects and the Company has paid on time all taxes and other assessments due. No deficiency assessment or proposed adjustment of income or payroll taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed.  Except as set forth in Schedule 10.2.7 to the Disclosure Schedule, the Company has not made any elections under applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets.  The Company is not currently liable for any income tax, capital gains tax, value added tax, or other tax other than current monthly payments in the ordinary course of business.

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10.2.8
Litigation. No action, proceeding or governmental inquiry or investigation is pending or, to the Company's knowledge, threatened against the Company or any of its officers, directors, or employees (in their capacity as such) or against any of the Company's properties, or with regard to the Company’s business, before any court, arbitration board or tribunal or administrative or other governmental agency, nor is the Company aware of any basis for the foregoing. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

10.2.9
Brokers.  Except as set forth in Schedule 10.2.9 to the Disclosure Schedule, no agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement.

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10.2.10
Government Funding. Schedule 2.10 identifies each governmental funding that the Company has received, approvals for funding to be received in the future and pending applications for governmental funding (collectively, the "Governmental Funding"). Except as set forth on Schedule 2.10, the Company has not received any governmental funding and there are no pending applications therefor. The Company has delivered to Lenders accurate and complete copies of: (i) all applications and undertakings submitted by the Company to any governmental entity in relation to Governmental Funding (including, funding from the Office of the Chief Scientist of the Ministry of Economy ("OCS")); and (ii) all certificates of approval and letters of approval (and supplements thereto) granted to the Company by the OCS or any other governmental entity or other material documentation in relation to Governmental Funding. The Company is in compliance with the material terms, conditions and requirements of all Governmental Funding and has duly fulfilled all material conditions, undertakings and other obligations relating thereto. To the knowledge of the Company, no event has occurred and no circumstance or condition exists, that would reasonably be expected to give rise to or serve as the basis for (i) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of the Governmental Funding, (ii) the imposition of any material limitation on the Governmental Funding or any benefit available in connection with the Governmental Funding, or (iii) a requirement that the Company return or refund any benefits provided under the Governmental Funding.  The Company has not deposited in escrow any know-how (as such term is defined in the R&D Law) funded by the Governmental Funding nor has it pledged any such know-how.

10.2.11
Interested Party Transactions. Except as set forth in Schedule 10.2.11 to the Disclosure Schedule, no officer, director or Shareholder, or, to the knowledge of the Company, any affiliate of any such person or entity, either directly or indirectly, (i) is involved in or proposes any business arrangement or relationship with the Company which is material to the Company or its business, (ii) has a beneficial interest in any contract or agreement to which the Company is a party or currently proposes to be a party, (iii) has any interest in or owns any property or right, including Intellectual Property (as defined below), material to the Company in the conduct of its business as presently conducted and, to the knowledge of the Company, as currently proposed by the Company to be conducted, or (iv) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of the Company.

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10.2.12
Employees. Schedule 10.2.12(i) to the Disclosure Schedule lists (a) all the employees of the Company, and (b) all employment, non-competition and confidentiality agreements between the Company and any employee or consultant of the Company. Except as set forth in Schedule 10.2.12(ii) to the Disclosure Schedule, the Company has no employment contract with any officer or employee or any other consultant which is not terminable by it without liability, upon thirty (30) days prior notice. Except as set forth in Schedule 10.2.12(iii) to the Disclosure Schedule, as of the date hereof, the Company has no deferred compensation or stock option plan covering any of its officers or employees. The Company has complied in all respects with all applicable employment laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees under applicable laws respecting such withholding. The Company has paid in full to all of its respective employees, wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof, other than payments in the ordinary course of business. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union except for those provisions of general agreements between the Histadrut and any Employers’ Union or Organization that are applicable to all the employees in Israel (or to all employees in certain industries) by Extension Order(s).  To the Company’s knowledge, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company. To the Company’s knowledge, neither the employment by the Company of any of its employees nor the engagement by it with any of its respective consultants, constitutes or is likely to constitute a breach of any such person’s obligations to third parties, including non-competition or confidentiality obligations. To the Company’s knowledge, no employee has violated any material term of his or her employment agreement or expressed his or her intention to terminate employment. To the Company's knowledge, none of the employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee's or consultant's duties under his respective employment or consulting agreement. To the Company’s knowledge, no Key Employee intends to terminate employment with the Company, or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing.  Except as set forth in Schedule 10.2.12(iv) to the Disclosure Schedule and in their respective employment agreements listed in Schedule 2.12(i) to the Disclosure Schedule or as required by applicable law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Schedule 10.2.12(v) to the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. All employees and consultants of the Company have signed and executed an employment or consulting agreement substantially in one of the forms provided to the Lenders. Such agreements include, with respect to an employee or a consultant that were involved in the creation or development of any Company Intellectual Property, the assignment of all Intellectual Property created by such employee or consultant to the Company.

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10.2.13
Insurance. Schedule 10.2.13 to the Disclosure Schedule contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (collectively, the "Policies"). There is no claim by the Company pending under any of the Policies. All premiums due under the Policies have been paid and the Company is otherwise in full compliance with the terms and conditions of all the Policies.  Each of the Policies is valid, in full force and effect. The Company has not undertaken any action, or omitted to take any action, which would render any such Policy void or voidable or which could result in a material increase in the premium for any such Policy.

10.2.14
Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of any corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

10.2.15
Ownership of Assets. Except as set forth in Schedule 10.2.15(i) to the Disclosure Schedule, the Company does not currently lease or license any property. Except as set forth in Schedule 10.2.15(ii) to the Disclosure Schedule, the Company has good and marketable title to all of its assets, free and clear of any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, and such assets are sufficient for the conduct of the Company’s business as currently conducted. The Company is not in default or in breach of any material provision of its leases, and the Company holds a valid leasehold interest in the property it leases.

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10.2.16
Contracts. Schedule 10.2.16 to the Disclosure Schedule contains a true and complete list of all material contracts, agreements, instruments and undertakings (oral or written) to which the Company is a party or by which, to the Company's knowledge, its property is bound, including, without limitation: (i) any contract for the lease of (a) personal property from or to third parties, or (b) real property, by the Company; (ii) any contract concerning a partnership or joint venture with the Company; (iii) any contract concerning non-competition, other than standard forms of agreements between the Company and its employees and consultants; (iv) any contract or commitment with respect to any loan, guarantee or the investment of funds to or in other persons, by the Company; (v) any contract under which the Company undertook to indemnify a third party; (vi) any license of any patent, copyright, trade secret or other proprietary right to or from the Company; (vii) any contract restricting, affecting or otherwise with respect to the development, manufacture or distribution of the Company's products or services; and (viii) any other contract to which the Company is a party, the total value of which is in excess of US$ 65,000.

10.2.17	Intellectual Property Rights

(a)
Schedule 10.2.17(a)(i) to the Disclosure Schedule contains a true and complete list of all Company Registered Intellectual Property as of the date hereof, including the following: (i) for each patent and patent application, the patent number or application serial number for each jurisdiction in which the patent or application has been filed or from which the registration issued, such jurisdiction, and the date of filing or issuance, and the present status thereof; (ii) for each registered trademark, trade name or service mark, the application serial number or registration number, for each country, province or state in which the mark or application has been filed or from which the registration issued, such country, province or state, the date of filing or issuance, and the class of goods covered, and the present status thereof. In addition, Schedule 10.2.17(a)(ii) to the Disclosure Schedule contains a true and complete list of all trademarks, trade names, or service marks that the Company has used with the intent of creating or benefiting from any common law rights relating to such marks.

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(b)
Each item of Company Registered Intellectual Property is valid, subsisting and enforceable (except that the foregoing does not pertain, with respect to enforceability, to any patent application) and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with the Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with the Company Registered Intellectual Property have been filed with the relevant patent, trademark or other authorities in the United States or foreign jurisdictions in accordance with applicable law for the purposes of obtaining and maintaining the registration for such Company Registered Intellectual Property, and all assignments (and licenses where required by applicable law) of the Company Registered Intellectual Property have been duly recorded with the appropriate governmental or regulatory authority in which such Company Registered Intellectual Property was registered. The Company has complied in all material respects with all applicable notice and marking requirements for the Company Registered Intellectual Property. In each case in which the Company has acquired ownership of any Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company.

(c)
The Company is not aware of any information material to a determination of patentability regarding its patent applications not called to the attention of the USPTO or any relevant foreign patent office, including any information that would preclude the grant of a patent for such patent applications.  The Company has no knowledge of any information that would preclude the Company from having clear title to such patent applications and to the patents which have issued or which may issue therefrom. To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in such patent applications have been disclosed to those patent offices so requiring.

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(d)
Schedule 10.2.17(d)(i) to the Disclosure Schedule sets forth a true and complete list of all material Licenses pursuant to which the Company has licensed or otherwise received rights under any Technology or Intellectual Property owned by a third party (each, an "Inbound License"), including all material Licenses pursuant to which the Company is granted rights in any such Technology or Intellectual Property used or held for use by the Company in the operation of the business (except for Non-Critical Software), as well as a summary of the Company’s remaining royalty payment obligations, if any, with respect to each of the Inbound Licenses. Schedule 10.2.17(d)(ii) to the Disclosure Schedule sets forth all material Licenses pursuant to which the Company has licensed or otherwise granted any rights under any Company Intellectual Property (each, an "Outbound License").

(e)
The Company has not (A)(i) transferred ownership of or (ii) except pursuant to Outbound Licenses listed on Schedule 10.2.17(d)(ii) to the Disclosure Schedule, granted (and is not obligated to grant) to any other person any License of, any Intellectual Property that is Company Intellectual Property, or (B) authorized any other person to retain any right to use any Intellectual Property that is or was Company Intellectual Property, except pursuant to Outbound Licenses set forth in Schedule 10.2.17(d)(ii) to the Disclosure Schedule.

(f)
The Company Intellectual Property, together with the Intellectual Property licensed to Company under the Inbound Licenses, includes all the Intellectual Property used in, or held for use in, or reasonably deemed necessary for the conduct of the Company's business as presently conducted (and for greater certainty, without limiting the Company from licensing additional Intellectual Property under Inbound Licenses in the future for the conduct of its business).

(g)
Except as provided in Schedule 10.2.17(g) to the Disclosure Schedule, the Company owns full title and ownership or has obtained the good and valid right or license to use, free and clear of all liens, claims and restrictions, all of the Company Intellectual Property, except as provided under any applicable law (including any conventions and treaties).

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(h)
Except as provided in Schedule 10.2.17(h) to the Disclosure Schedule the Company is not obligated to provide any consideration (whether financial or otherwise) or account to any third party with respect to any exercise of rights by the Company, or any successor to the Company, in any Company Intellectual Property, Company Technology or Company Product.

(i)
No Open Source Software is incorporated directly by the Company into any of the Company Products.  The Company has not used and does not use any Open Source Software in a manner that requires the Company to grant to any third party any rights in or immunities under any Company Intellectual Property, including by using any Open Source Software in a manner that requires, as a condition of use, modification or distribution of such Open Source Software, that any Company Intellectual Property or Company Technology incorporated into, derived from or distributed with such Open Source Software be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or (z) be redistributable at no charge or for a nominal charge.

(j)
To the knowledge of the Company, no person has interfered with, violated, infringed upon, or misappropriated, or otherwise misused any Company Intellectual Property, or is currently doing so. The Company has not brought any action or proceeding for infringement or violation of Intellectual Property or breach of any License or other contract involving Intellectual Property against any person. There is no action or proceeding pending or, to the knowledge of the Company, threatened (i) alleging infringement, misappropriation or any other violation of any Intellectual Property of any person by the Company or any Company Product, or (ii) challenging the scope, ownership, validity, or enforceability of any Company Intellectual Property. To the knowledge of the Company, neither the Company Intellectual Property nor the Company Technology is subject to any outstanding judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other government or regulatory authority (other than office actions and correspondence regarding pending patent applications and trademark applications) restricting or otherwise affecting the rights of the Company with respect thereto.

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(k)
To the Company's knowledge, the operation of the business of the Company does not (and did not at any time): (i) infringe or misappropriate the Intellectual Property rights of any person in any jurisdiction in which the Company currently operates or, without the Company having conducted an independent search, infringe or misappropriate the Intellectual Property rights of any person in any jurisdiction in which the Company is reasonably anticipating to operate in accordance with the Company’s current plan; (ii) violate any term or provision of any License concerning the Intellectual Property rights of the licensor under such License or; (iii) violate any right of any person to privacy or publicity; or (iv) constitute unfair competition or an unfair trade practice under any applicable law in any jurisdiction in which the Company operates. The Company has not received from any person any notice claiming that such operation or any Company Product infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under any applicable law.

(l)
The Company has taken reasonable steps consistent with industry standard practices to safeguard and maintain the secrecy and confidentiality of trade secrets and other confidential information in the possession of the Company. Without limiting the generality of the foregoing: (i) to the knowledge of the Company there has been no misappropriation or disclosure of any trade secrets or other confidential Company Intellectual Property or Company Technology, other than pursuant to an appropriate confidentiality agreement or as required under any applicable law (ii) to the knowledge of the Company, no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other confidential Company Intellectual Property or Company Technology of any other person in the course of performance as an employee, independent contractor or agent of the Company; and (iii) to the knowledge of the Company, no employee, independent contractor or agent of the Company is in default or breach of any term of any nondisclosure undertaking or obligation, assignment of invention undertaking or obligation or similar undertaking, obligation or contract relating in any way to the protection, ownership, development, use or transfer of any Company Intellectual Property or Company Technology. The Company has not disclosed any confidential information of the Company that is not pursuant to an appropriate confidentiality agreement.  The Company has not disclosed any third party confidential information that is protected by a confidentiality agreement in breach of that confidentiality agreement.

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(m)
All rights in, to and under all Intellectual Property and Technology created by Yoav Kimchy, the Company’s founder (the "Founder") (i) for or on behalf or in contemplation of the Company (A) prior to the inception of the Company; or (B) prior to his commencement of employment with the Company; or (ii) presently embodied in, proposed to be embodied in, or distributed with the Company Products or utilized in the development, manufacture, use or support of the Company Products, has in each case been duly and validly assigned to the Company, and the Company has no reason to believe that the Founder is unwilling to provide the Company with such cooperation as may reasonably be required to complete and prosecute all U.S. and foreign patent and copyright filings related thereto.

(n)	The Company has taken reasonable steps consistent with industry standard practices to protect and preserve the ownership of all Company Intellectual Property.

(o)	Except as set forth in Schedule 2.10 of the Disclosure Schedule, no funding from any government authority was used in the development of the Company Intellectual Property.

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10.2.18
Environmental and Safety Laws. (a) The Company is and has been at all times in compliance with all Environmental Laws (as hereinafter defined); (b) there has been no release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof (each a "Hazardous Substance") on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any list of hazardous or toxic waste sites published by any governmental authority; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste stored on, any site owned or operated by the Company.

For purposes hereof, "Environmental Laws" means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

10.2.19	No Adverse Change. Other than as set forth in Schedule 10.2.19 to the Disclosure Schedule, since June 30, 2014, there has not been:

(a)
any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a material adverse effect on the assets, financial condition or business of the Company as currently conducted (a "Material Adverse Effect");

(b)	any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)	any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)
any satisfaction or discharge of any material lien, material claim, or material encumbrance or payment of any material obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

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(e)	any material change to a material contract or material agreement by which the Company or any of its assets is bound or subject;

(f)	any material change in any compensation arrangement or agreement with any officer, director or shareholder of the Company;

(g)	any resignation or termination of employment of any officer of the Company;

(h)
any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)
any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)
any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital, or any direct or indirect redemption, purchase, or other acquisition of any of such capital by the Company;

(k)	any sale, assignment or transfer of any of the Company's Intellectual Property not in the ordinary course of business of the Company;

(l)
any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result, individually or cumulatively, in a Material Adverse Effect and which would have been reflected in the Financial Statements had the Financial Statements been dated as of the date hereof; or

(m)	any arrangement or commitment by the Company to do any of the things described in this Section 10.2.19.

10.2.20
Full Disclosure. Neither this Agreement including the Schedules attached hereto nor any certificate made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

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10.3
The Lenders hereby acknowledge and agree that the Company is not providing the Lenders with any representations and warranties other than those representations and warranties set forth in Section 10.2.

11.	Representation and Warranties of the Lenders

Each of the Lenders hereby represents and warrants with respect to itself, severally but not jointly with the other Lenders, to the Company as follows:

11.1
The Lender is duly organized, validly existing and in good standing under the laws of jurisdiction of its incorporation or organization. All corporate action on the part of the Lender necessary for the authorization, execution, delivery, and performance of all of the Lender's obligations under the Transaction Documents has been taken. The Transaction Documents, when executed and delivered by or on behalf of the Lender, shall constitute the valid and legally binding obligations of the Lender, legally enforceable against the Lender in accordance with their terms.

11.2
The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in the breach of any term of, or constitute a default under, any contract or agreement to which the Lender may be bound. No approval or consent from any person, entity or authority, is required by the Lender for the execution, delivery and performance by it of the Transaction Documents that has not been, or will not have been, obtained by the Lender on or prior to the Closing.

11.3	The Lender is an "accredited investor" as defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

11.4
The Lender has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the transactions evidenced by this Agreement, and can bear the economic consequences of its investment for an indefinite period of time.  Without derogating from the Lender's right to rely on the representations and warranties of the Company set forth in Section 10 above and the indemnification provisions in Section 14 hereof, the Lender acknowledges that it and its advisers and representatives have had an opportunity to ask questions of, and receive answers from the Company and any other person acting on behalf of the Company concerning such investment.

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11.5
The Lender understands that the Issued Securities, have not been, and may not be, registered under the Israeli securities law or any other securities regulations by reason of a specific exemption from the registration provisions of such securities regulations.

11.6
The Lender represents and agrees that the Issued Securities, when issued to such Lender hereunder, are or will be purchased only for investment purposes, for its own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

11.7
The Lender acknowledges and agrees that in the event that the Company consummates a PO (including an IPO), the following securities (as applicable) will be subject to lock-up restrictions to the extent and in the form and substance determined by the Company and its underwriters, provided that such lock-up shall not exceed 180 days (unless a longer period is required under any applicable law or otherwise agreed by the Lender), without derogating from any re-sell restrictions that may apply under any applicable law: (i) the securities issued in consideration of such Lender's Credit Line Amount placed in the IPO in accordance with Section 5.1 above; (ii) the securities issued upon conversion of such Lender's Conversion Amount or according to the Lender's irrevocable letter of instructions in accordance with Exhibit 4.2, as applicable; (iii) the Credit Line Warrants and their underlying shares; and (iv) any other Company securities held by the Lender on or prior to the Closing, as shall be determined by the Company and its underwriters.

12.	Covenants

12.1
Use of Proceeds. To the extent called by the Company, the Company will use the Loan Amount to finance its activities in accordance with a budget approved and amended from time to time by its Board of Directors.

12.2
OCS Undertaking. To the extent that at any time hereinafter a Lender shall hold such number of securities of the Company such that it shall be legally required to sign an undertaking to the OCS, then such Lender shall sign such undertaking as may be required by the OCS at such time.

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13.	Event of Default

13.1
If not repaid, placed in an IPO, converted earlier according to the provisions of this Agreement, or otherwise directed by the Majority Lenders in writing, the Credit Line Amount shall be immediately released from the Escrow Account to the Lenders, or if already called by the Company and not converted earlier or placed in a PO in accordance with Exhibit 4.2, the Credit Line Amount shall immediately become due and payable, without demand, in cash, upon the occurrence of the earlier of the following events: (i) the execution by the Company of a general assignment for the benefit of creditors; (ii) the filing by or against the Company of any petition in bankruptcy or liquidation proceedings of the Company or any petition for relief under the provisions of any law for the relief of debtors, and the continuation of such petition without dismissal for a period of thirty (30) days or more; (iii) the appointment of a receiver, a trustee or a special manager to take possession of a portion of the property or assets of the Company and the continuation of such appointment without dismissal for a period of thirty (30) days or more; (iv) the commencement by the Company of any liquidation proceedings, or the adoption of a winding up resolution by the Company, or the calling by the Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with them or any resolution in favor of any of the foregoing by the board of directors of the Company or shareholders of the Company; (v) the cessation of conduct of substantially all of the Company's business affairs as now being conducted for a consecutive period of more than forty (45) days; or (vi) a material breach of the representations, warranties or other statements which were made by or on behalf of the Company under this Agreement, which is not cured, if curable, within thirty (30) days following receipt by the Company of a written notice of such breach (each, an "Event of Default"). The Company undertakes to notify the Majority Lenders immediately following occurrence of any of the events detailed in clauses (i) to (vi) above.

13.2
If an M&A Event (as defined below) shall occur on or prior to either: (i) the consummation of an IPO on or prior to the Last IPO Date; or (2) the Last Date, if the Company did not consummate an IPO on or prior to the Last IPO Date and the Credit Line Amount was not called by the Company on or prior to the Last Date, then the Credit Line Amount shall be immediately released from the Escrow Account to the Lenders, unless otherwise directed by the Majority Lenders in writing. The Company undertakes to notify the Majority Lenders at least fourteen (14) days prior to the occurrence of an M&A Event.

The term "M&A Event" in this Agreement means an acquisition of the Company by way of consolidation, merger or reorganization of the Company with or into another entity, or the sale or license of all or substantially all of the Company's assets or intellectual property, or all or substantially all of the Company's issued and outstanding share capital, or any other transaction having the same effect of any of the foregoing.

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14.	Effectiveness; Survival; Indemnification and Limits on Indemnification

14.1
Each representation and warranty made by the Company in Section 10 hereof shall survive and remain in full force and effect following the  Closing: (i) for a period of twenty four (24) months from the  Closing Date; or (ii) with respect to Sections 10.2.2 (Share Capital), 10.2.4 (Authorization; Approvals), 10.2.17 (Intellectual Property Rights) and 10.2.7 (Taxes) for a period of four (4) years from the Closing Date (respectively, the "Expiration Date").  The Company shall not have any liability with respect to any such representation and warranty unless a claim is made in writing and received by the Company prior to the Expiration Date and provided that prior to the submission of the written notice to the Company either the Credit Line Amount has been placed in an IPO or the Loan Amount has converted or been placed in a PO in accordance with the terms of this Agreement. Notwithstanding the aforesaid, any breach by the Company of any of its representations, covenants or warranties contained in this Agreement involving fraud or willful misrepresentation, shall survive indefinitely. The representations, warranties, covenants and obligations of the Company and the rights and remedies that may be exercised by the Lenders, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, the Lenders or any of its representatives, unless such information is included in the Transaction Documents.

14.2
Subject to the further provisions of this Section 14, the Company shall indemnify each of the Lenders and hold it harmless from any and all direct loss, damage (including, without limitation, any decrease in the value of the securities issued upon conversion of the Loan Amount), liability and expense (including reasonable legal fees and costs) sustained or incurred by any of the Lenders as a result of (i) the breach or misrepresentation of any warranty or representation made by the Company in Section 10 hereof; and (ii) the breach of any covenant of the Company contained in the Transaction Documents.

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14.3
Notwithstanding anything to the contrary in this Agreement, including, without limitation, in Section 14.1 above, in the event that the representations and warranties contained in Section 10.2.2 (Share Capital) (for greater certainty, when read together with the exceptions included in the Disclosure Schedule), shall not have been true and correct as of the date of Closing except for non-material changes or changes specifically approved by Majority Lenders (any such breach, a "Capitalization Breach"), which results in the percentage shareholdings of the Lenders, upon conversion of the Credit Line Amount, being reduced (a "Dilutive Issuance"), at the election of any Lender, in his sole and absolute discretion and as the Lender's sole remedy, in lieu of the remedies available pursuant to Section 14.2, the Company shall issue to such Lender additional securities (the "Indemnification Shares"), for no additional consideration (other than the par value thereof), so that following the issuance of the Indemnification Shares the percentage holding of such Lender on a Fully Diluted Basis immediately after the conversion of the Credit Line Amount shall be equal to the same percentage holding on a Fully Diluted Basis that such Lender would have held had there not been a Capitalization Breach. The remedy provided in this Section shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, the Lenders or any of its representatives, unless such information is set forth in this Agreement and/or the Disclosure Schedule.

14.4
Notwithstanding anything to the contrary contained in this Agreement, other than in the case of fraud, intentional misrepresentation or willful misconduct the liability of the Company under this Section 14 shall be limited to the actual Credit Line Amount extended to the Company pursuant to this Agreement that was not released or repaid to the Lender pursuant to this Agreement (including, without limitation, repayment in an Event of Default pursuant to Section 13 of this Agreement).

14.5
Notwithstanding anything to the contrary herein, other than in the case of fraud, willful misconduct or intentional misrepresentation, no party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, except with respect to any act or omission of fraud or willful breach.

14.6
Notwithstanding anything to the contrary contained in this Agreement, other than in the case of fraud, intentional misrepresentation or willful misrepresentation, the Company shall not be liable for any claim for indemnification pursuant to this Section 14, unless and until the aggregate amount of all losses equals or exceeds $80,000, and then such claim may be brought from the first dollar of such losses.

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14.7
The parties agree that the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Section 14, whether arising in tort, contract or otherwise (except in an Event of Default, in which case the provisions of Section 13 shall apply).

15.	Taxes; Withholding

To the extent required pursuant to applicable law, VAT shall be added by the Company to any payment to be made by the Company pursuant to this Agreement. The Company shall be entitled to deduct and withhold any withholding taxes which the Company determines it is legally required to deduct or withhold from any payment to be made by the Company pursuant to this Agreement.

16.	Miscellaneous

16.1
This Agreement (together with the exhibits attached hereto) constitute the full and entire understanding of the Parties with respect to its subject matter and supersedes all prior negotiations, discussions, commitments and understandings between them with respect to the subject matter hereof. In case of any conflict between the provisions of this Agreement and the Amended Articles or the Amended and Restated Shareholders’ Agreement, the provisions of this Agreement shall prevail and the Company's shareholders shall act to amend the Amended Articles or the Amended and Restated Shareholders’ Agreement accordingly.

16.2	References herein to this Agreement shall be deemed to include the exhibits and schedules hereto.

16.3
Any term of this Agreement may be amended and the observance of any term hereof may be waived, discharged, postponed or terminated (either prospectively or retroactively and either generally or in a particular instance, in whole or in part) only with the written consent of the Company and the Majority Lenders.

16.4
Neither Party may assign, transfer or otherwise convey any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party; provided, that a Party may assign its rights without the prior written consent of the other Party to its Permitted Transferees (as such term is defined in the Company's Articles of Association as shall be in effect from time to time, mutatis mutandis); and further provided that the Company may assign its rights and obligations under this Agreement without the prior written consent of the Lenders if such assignment is made in the framework of an M&A Event. Any purported assignment in violation of this clause is void. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Lenders and the Company and their respective successors and assigns.

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16.5
All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be sent by facsimile or mailed by registered or certified airmail, postage prepaid, or otherwise delivered by hand or by messenger in accordance with this provision:

if to the Lenders:	to the respective address set forth on Exhibit A
if to the Company:	Check-Cap Ltd.
Check-Cap Building
Abba Hushi Avenue
P.O. Box 1271
Isfiya, 30090
Mount Carmel, Israel
Tel: +972-4-8303400
Fax: +972-4-8211267
Attention: Guy Neev, CEO

with a copy to:
(which shall not constitute service on the Company)

Fischer Behar Chen Well Orion & Co
3 Daniel Frisch Street
Tel-Aviv 64731, Israel
Tel: +972-3-6944166
Fax: + 972- 3-6912948
Attention: Eran Yaniv, Adv.

or such other address with respect to a Party as such Party shall notify each other Party in writing as above provided. Any notice sent in accordance with this Section 16.5 shall be effective: (i) if mailed, seven (7) Business Days after mailing; (ii) if sent by messenger, upon delivery; and (iii) if sent via facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of receipt. The term "Business Day" means a day on which the banks are open for business in the country of receipt of any notice.

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16.6
No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

16.7
If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

16.8
Each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, except that the Company shall reimburse Fosun Pharma's Israeli legal counsel, subject to and upon the Closing, for Fosun Pharma's legal fees actually incurred with respect to the transactions set forth in this Agreement in an amount not exceeding US$20,000 (exclusive of VAT).

16.9	All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

16.10
At any time and from time to time, each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement. Without limiting the foregoing, upon the issuance of any shares pursuant to the terms of this Agreement (including, without limitation, upon the exercise of the Credit Line Warrant and conversion of the Conversion Amount, as defined and in accordance with Exhibit 4.2), any Lender that is (i) a non-Israeli resident individual, shall deliver to the Company a copy of his passport; or (ii) an entity organized or incorporated outside of Israel, shall deliver to the Company a copy of its certificate of incorporation and a certificate of good standing, all of which documents shall be certified in accordance with the Israeli Companies Regulations (Reports, Registration Details and Forms), 1999.

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16.11
This Agreement shall be deemed to be a contract made under the laws of the State of Israel, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflict of laws. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such court.

16.12	This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF the Parties have signed this Credit Line Agreement as of the date first hereinabove set forth.

THE COMPANY:

Check-Cap Ltd. By: _________________________ Name: _________________________ Title: _________________________

THE LENDERS:

Shanghai Fosun Pharmaceutical Group Co. Ltd. By: _________________________ Name: _________________________ Title: _________________________	Counterpoint Ventures Fund II LP By: _________________________ Name: _________________________ Title: _________________________
Pontifax (Cayman) II L.P. By: _________________________ Name: _________________________ Title: _________________________	Pontifax (Israel) II Individual Investors L.P. By: _________________________ Name: _________________________ Title: _________________________
Pontifax (Israel) II L.P. By: _________________________ Name: _________________________ Title: _________________________	Docor International BV By: _________________________ Name: _________________________ Title: _________________________

[Signature Page 1 to Credit Line Agreement]

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IN WITNESS WHEREOF the Parties have signed this Credit Line Agreement as of the date first hereinabove set forth.

THE LENDERS:

Bart Superannuation Pty Ltd. By: _________________________ Name: _________________________ Title: _________________________	Joshua Ehrlich By: _________________________ Name: _________________________ Title: _________________________
Nir Grinberg By: _________________________ Name: _________________________ Title: _________________________	DPC Big Bay Properties Trust By: _________________________ Name: _________________________ Title: _________________________
Avraham Kuzitsky By: _________________________ Name: _________________________ Title: _________________________	Pinchas Dekel By: _________________________ Name: _________________________ Title: _________________________
Minrav Holdings Ltd. By: _________________________ Name: _________________________ Title: _________________________	Sharon Zaworbach By: _________________________ Name: _________________________ Title: _________________________
Moshe Haviv By: _________________________ Name: _________________________ Title: _________________________	H.M.L.K Financial Consulting Ltd. By: _________________________ Name: _________________________ Title: _________________________

[Signature Page 2 to Credit Line Agreement]

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IN WITNESS WHEREOF the Parties have signed this Credit Line Agreement as of the date first hereinabove set forth.

THE LENDERS:

Yossi Smira By: _________________________ Name: _________________________ Title: _________________________	Capital Point Ltd. By: _________________________ Name: _________________________ Title: _________________________
Emil Mor- Business & Financial Consulting Ltd. By: _________________________ Name: _________________________ Title: _________________________	Norman Jackson By: _________________________ Name: _________________________ Title: _________________________
Shevlin Ciral By: _________________________ Name: _________________________ Title: _________________________	Scott Jackson By: _________________________ Name: _________________________ Title: _________________________
GE Ventures Limted By: _________________________ Name: _________________________ Title: _________________________	Dor Benvenisty By: _________________________ Name: _________________________ Title: _________________________

[Signature Page 3 to Credit Line Agreement]

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IN WITNESS WHEREOF the Parties have signed this Credit Line Agreement as of the date first hereinabove set forth.

THE LENDERS:

Uri Perelman By: _________________________ Name: _________________________ Title: _________________________	Everest Fund L.P. By: _________________________ Name: _________________________ Title: _________________________
Harmony (Ben Dov) Ltd. By: _________________________ Name: _________________________ Title: _________________________	Beetson Nominees (Panama) Inc. By: _________________________ Name: _________________________ Title: _________________________
Red Car Group By: _________________________ Name: _________________________ Title: _________________________	Yossi Avraham By: _________________________ Name: _________________________ Title: _________________________

[Signature Page 4 to Credit Line Agreement]

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Exhibit A
Lenders

No.	Lender's Name	Credit Line Amount	Address

1.	Shanghai Fosun Pharmaceutical Group Co. Ltd. and/or its subsidiary	US$ 4,000,000
__________________________
__________________________
__________________________
Tel: ______________________
Fax: ______________________
Attention: _________________
with a copy to: (which shall not constitute service on Fosun Pharma)
Herzog Fox & Neeman Law Offices
Asia House
4 Weizmann Street
Tel Aviv 6423904, Israel
Tel: +972-3-6922894
Fax: +972-3-6966464
Attention: Yair Geva, Adv.

2.	Counterpoint Ventures Fund II LP	US$ 255,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
3.	Pontifax (Cayman) II LP	US$ 733,256	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
4.	Pontifax (Israel) II Individual Investors LP	US$ 214,410
5.	Pontifax (Israel) II LP	US$ 552,334
6.	Docor International BV	US$ 500,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
7.	Bart Superannuation Pty Ltd.	US$ 500,000	__________________________ __________________________ Tel: +61-292335015 Fax: +61-29233411 Attention: Fred Bart
8.	Joshua Ehrlich	US$ 250,000	__________________________ __________________________ Tel: + 61-417040226 Fax: (02) 93277075 Attention: Joshua Ehrlich

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No.	Lender's Name	Credit Line Amount	Address

9.	Scott Jackson	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
10.	Minrav Holdings Ltd	US$ 500,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
11.	Avraham Kuznitsky	US$ 250,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
12.	Pinchas Dekel	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
13.	Emil Mor- Business & Financial Consulting Ltd.	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
14.	Harmony (Ben Dov) Ltd	US$ 750,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
15.	GE Ventures Limited	US$ 350,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
16.	Yossi Smira	US$ 150,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________

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No.	Lender's Name	Credit Line Amount	Address

17.	H.M.L.K. Financial Consulting Ltd.	US$ 360,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
18.	Sharon Zaworbach	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
19.	Moshe Haviv	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
20.	Nir Greenberg	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
21.	Dor Benvenisty	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
22.	Norm Jackson	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
23.	Shevlin Ciral	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
24.	Everest Fund L.P.	US$ 120,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________

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No.	Lender's Name	Credit Line Amount	Address

25.	Uri Perekman	US$ 70,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
26.	DPC Big Bay Properties Trust	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
27.	Capital Point Ltd.	US$ 500,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
28.	Yossi Avraham	US$ 250,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
29.	Red Car Group	US$ 200,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
30.	Beeston Nominees (Panama) Inc.	US$ 695,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________

44

Exhibit 2

NEITHER THIS WARRANT CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES ACT, AND THIS WARRANT CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE MAY NOT BE SOLD, OFFERED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

CHECK-CAP LTD.

ORDINARY SHARES WARRANT CERTIFICATE

To purchase
_________ Ordinary Shares (subject to adjustment) of
Check-Cap Ltd.  (the "Company")
at a per share price and subject to the terms detailed below
VOID AFTER 17:00 p.m. Israel Standard Time
on the last day of the Warrant Period (as defined below)

THIS IS TO CERTIFY THAT, ________________ (the "Holder"), is entitled to purchase from the Company, an aggregate of up to ________ (as may be adjusted hereunder) Ordinary Shares ("Shares") of the Company, nominal value NIS 0.01 per share (the "Warrant Shares"), at an aggregate purchase price of NIS________, reflecting an exercise price per share of NIS 0.01 (the "Exercise Price"), during the Warrant Period.

This Warrant Certificate (this "Warrant") is issued to the Holder in connection with that certain Credit Line Agreement, dated August 20, 2014 among the Company and the Lenders listed on Exhibit A thereto (the "Credit Line Agreement").

1.	EXERCISE OF WARRANT

1.1.      Warrant Period. This Warrant may be exercised, subject to the terms and conditions hereof, in whole or in part, at one time or from time to time during the period commencing on October 14, 2014 (the "Initial Date"), until the earlier of: (i) ten (10) years thereafter (i.e. October 14, 2024) (the "Last Date"); and (ii) the closing of an Exit Event (as defined in Section 5 below); provided that such Exit Event is consummated within 180 days from the Exit Event Notice (each of (i) or (ii), the "Expiry Date"). The period between the Initial Date and the Expiry Date shall be referred to hereinafter as the "Warrant Period."

1.2.
Exercise for Cash. This Warrant may be exercised by presentation and surrender thereof to the Company at its principal office or at such other office or agency as it may designate from time to time, accompanied by:

(a)	A duly executed notice of exercise, in the form attached hereto as Schedule 1.2 (the "Exercise Notice"); and

(b)
Payment to the Company, for the account of the Company, of the Exercise Price for the number of Warrant Shares purchased payable in immediately available funds by wire transfer to the Company's bank account. The Exercise Price will be paid in United States Dollars or the equivalent sum in NIS according to the Bank of Israel exchange rate as published upon the date immediately prior to the exercise date.

1.3.
Exercise on Net Issuance Basis. In lieu of payment to the Company as set forth in Section 1.2 above, the Holder may elect to exercise this Warrant into the number of Warrant Shares calculated pursuant to the formula below, by presentation and surrender thereof to the Company at its principal office or at such other office or agency it may designate from time to time, accompanied by a duly executed notice of exercise, in the form attached hereto as Schedule 1.3 (the "Net Issuance Notice"):

                   Y*(A - B)
X         =     -----------------
            A

Where:

X =	the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares in respect of which the net issuance election is being made;

A =	the Fair Market Value (as defined below) of one Warrant Share; and

B =	the Exercise Price of one Warrant Share.

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For purposes of this Section 1.3, the "Fair Market Value" of one Warrant Share as of a particular date (the "Determination Date") shall be:

(a)
If the net issuance right is exercised in connection with and contingent upon an initial public offering of the Company’s shares, then the initial “price to public” (i.e., before deduction of discounts, commissions or expenses) specified in the final prospectus or registration statement with respect to such offering.

(b)	If the net issuance right is exercised in connection with and contingent upon an Exit Event the price per Share in such Exit Event.

(c)	If the net issuance right is not exercised in connection with and contingent upon an initial public offering or an Exit Event, then as follows:

(i)
If the Shares are traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the Shares on such exchange over the fifteen (15) trading days immediately prior to (but not including) the Determination Date;

(ii)
If the Shares are quoted for trading on an over-the-counter system, the Fair Market Value shall be deemed to be the average of the closing bid prices of the Shares over the fifteen (15) trading days immediately prior to (but not including) the Determination Date; and

(iii)	If there is no public market for the Shares, the Fair Market Value of the shares shall be determined in good faith by the Board of Directors of the Company.

1.4.
In the event that, upon the Last Date, the Fair Market Value of one Warrant Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then, unless otherwise directed in writing by the Holder, this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.3 above with respect to all Warrant Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly deliver a certificate representing such number of Warrant Shares (or such other securities) issued upon such exercise to Holder.

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1.5.
Issuance of Warrant Shares. Upon presentation and surrender of this Warrant, accompanied by (a) the duly executed Exercise Notice and the payment of the applicable Exercise Price for the Warrant Shares being purchased pursuant to Section 1.2 above; or (b) the duly executed Net Issuance Notice pursuant to Section 1.3 above, as the case may be, the Company shall promptly (i) issue to the Holder the Warrant Shares to which the Holder is entitled; and (ii) deliver to the Holder the share certificate evidencing such Warrant Shares.

Upon receipt by the Company of this Warrant and the applicable duly executed notice of exercise (and the Exercise Price for the Warrant Shares being purchased, if applicable), together with any other documents and/or approvals that may be required by law, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

1.6.	Fractional Shares. No fractions of shares shall be issued in connection with the exercise of this Warrant, and the number of shares issued shall be rounded up to the nearest whole number.

1.7.
Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares purchasable hereunder.

1.8.	Additional Documents. The Holder will sign and deliver any and all documents or approvals required by law, to facilitate the issuance of the Warrant Shares upon exercise of this Warrant.

1.9.
Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonable reimbursement of expenses and satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

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2.	TAXES

2.1.
The Holder acknowledges that the grant of the Warrant, the issuance of the Warrant Shares and the execution and/or performance of this Warrant may have tax consequences to the Holder and that the Company is not able to ensure or represent to the Holder the nature and extent of such tax consequences.

2.2.
The Company shall pay all of the applicable taxes and other charges payable by the Company in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates in the name of the Holder (such as transfer taxes in respect of the issuance or delivery of Warrant Shares upon exercise of this Warrant), if any, but shall not pay any taxes payable by the Holder by virtue of the holding, issuance, exercise or sale of this Warrant or the Warrant Shares by the Holder.

3.	RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER

3.1.
Reservation of Shares. The Company hereby agrees that, at all times prior to the expiration or exercise of this Warrant, it will maintain and reserve, free from pre-emptive or similar rights, such number of authorized but unissued shares so that this Warrant may be exercised without additional authorization of shares.

3.2.
Preservation of Rights. The Company will not, by amendment of its organizational documents or through reorganization, recapitalization, consolidation, merger, dissolution, transfer of assets, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, conditions or terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to fulfill the provisions hereof.

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4.	ADJUSTMENT

4.1.	The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time or upon exercise, as follows:

(a)
If the Company at any time or from time to time after the date hereof effects a subdivision of the outstanding Shares or consolidates the outstanding Shares, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price immediately prior to such event by a fraction:

(i)	the numerator of which shall be the total number of outstanding Shares immediately prior to such event; and

(ii)	the denominator of which shall be the total number of outstanding Shares immediately after such event.

Upon each adjustment of the Exercise Price as provided in this paragraph (a), the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b)
If the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Shares entitled to receive a dividend or other distribution payable in additional Shares, then in each such event the Exercise Price that is then in effect shall be adjusted as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

(i)	the numerator of which is the total number of Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii)
the denominator of which is the total number of Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Shares issuable in payment of such dividend or distribution;

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provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this section to reflect the actual payment of such dividend or distribution.  Upon each adjustment of the Exercise Price as provided in this paragraph (b), the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(c)
If the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Shares receivable thereupon, the amount of other securities of the Company which it would have received had this Warrant been exercised for such number of Shares immediately prior to the date of such event (or record date of such event) and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this section and the Company's Articles of Association as shall be in effect from time to time, with respect to the rights of the Holder.

(d)
In case the Shares issuable upon exercise of this Warrant are changed into the same or different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or consolidation of shares, share dividend or other reorganization, provided for elsewhere in this Section), then in each such event this Warrant shall be exercised into the kind and amount of shares or other securities and property receivable on such recapitalization, reclassification or other change that the Holder would have been entitled to receive thereupon had the Holder been the registered holder of the number of Shares into which this Warrant might have been exercised immediately prior thereto.

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4.2.
Whenever an adjustment is effected hereunder, the Company shall, at its expense, promptly compute such adjustment and deliver to the Holder a certificate setting forth the number of Warrant Shares (or any other securities) for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

4.3.
Except as otherwise provided herein, Sections 4.1(a) to 4.1(d) hereof are intended to operate independently of one another. If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect, but there shall be no duplicate adjustments if two separate subsections provide the same protection.

4.4.	Notices of Certain Transactions. In case:

(a)
the Company shall take a record of the holders of its Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or

(b)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend or distribution, and stating the amount and character of such dividend or distribution, or (ii) the effective date on which such voluntary dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Shares (or such other shares or securities at the time deliverable upon such voluntary dissolution, liquidation or winding-up) are to be determined.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

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4.5.
In addition, in the event that the Company consummates a Deferred Closing (as defined in the Credit Line Agreement), the number of Warrant Shares issuable upon exercise of this Warrant shall be increased, such that following the adjustment, the number of the Warrant Shares underlying this Warrant shall be equal to the amount obtained by multiplying (i) such number of Ordinary Shares constituting 2% of the Company's share capital on a Fully Diluted Basis (as defined in the Credit Line Agreement) as of each such Deferred Closing by (ii) a fraction, the numerator of which is [___________] [such Lender’s portion of the Credit Line Amount in U.S. Dollars to be inserted] and the denominator of which is US$1,000,000.

5.	EXERCISE OF THE WARRANT UPON AN EXIT EVENT

Notwithstanding anything to the contrary in this Warrant, if at any time during the Warrant Period, the Company consummates an Exit Event, or at the discretion of the Board of Directors of the Company, in the event that the Company believes that an Exit Event is likely to be consummated during such period, the Company shall provide written notice of such Exit Event (or, if applicable, an anticipated Exit Event) to the Holder (the "Exit Event Notice"). Within fourteen (14) days after Holder’s receipt of the Exit Event Notice, Holder must notify the Company if it intends to exercise this Warrant pursuant to Section 1.2 or 1.3 of this Warrant, in which case such exercise shall be effective contingent upon and immediately prior to the consummation of the Exit Event. Thereafter, so long as the Company consummates such Exit Event within one hundred and eighty (180) days after Holder’s receipt of the Exit Event Notice (to the extent the Exit Event shall not have occurred prior to the Exit Event Notice), Holder shall have no further rights hereunder and this Warrant shall be automatically terminated if not so exercised. If the Company fails to consummate such Exit Event within such time, then this Warrant shall remain in effect subject to the provisions contained herein

For the purposes hereof, an "Exit Event" shall mean the closing of (i) a merger of the Company with or into another corporation, (ii) an acquisition of all or substantially all of the shares of the Company, (iii) the sale or license of all or substantially all of the assets of the Company, in all cases, other than a merger or transaction in which the persons that beneficially owned, directly or indirectly, a majority of the share capital of the Company immediately prior to such merger or transaction, beneficially own, directly or indirectly, a majority of the total shares of capital stock of the surviving or transferee entity. For greater certainty an initial public offering of the securities of the Company shall not be considered an "Exit Event".

9

6.	RIGHTS OF THE HOLDER

6.1.	This Warrant shall not entitle the Holder, by virtue hereof, to any voting rights or other rights as a shareholder of the Company, except for the rights expressly set forth herein.

6.2.
The Holder acknowledges that the Warrant Shares shall be subject to such rights, privileges, restrictions and limitations as set forth in this Warrant and the organizational documents of the Company (or any other agreement with respect thereto), as may be amended from time to time, and that, as a result, inter alia, of such limitations, it may be difficult or impossible for the Holder to realize his investment and/or to sell or otherwise transfer the Warrant Shares. The Holder further acknowledges that the Company's shares are not publicly traded.

7.	TERMINATION

Notwithstanding anything to the contrary, this Warrant and all the rights conferred hereby shall terminate and expire at the aforementioned time on the Expiry Date.

8.	MISCELLANEOUS

8.1.
Entire Agreement; Amendment. This Warrant sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Warrant. Subject to Section 8.9 below, no modification or amendment of this Warrant will be valid unless executed in writing by the Company and the Holder.

8.2.
Waiver. No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder and/or under any applicable law or the exercise of such right or power in a manner inconsistent with the provisions of this Warrant or applicable law shall operate as a waiver thereof. Any waiver must be evidenced in writing signed by the party against whom the waiver is sought to be enforced.

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8.3.
Successors and Assigns Transfer of this Warrant. Except as otherwise expressly limited herein, this Warrant shall inure to the benefit of, be binding upon, and be enforceable by the Holder and its respective successors, and administrators. This Warrant may be transferred by the Holder to its Permitted Transferees (as such term is defined in the Company's Articles of Association as shall be in effect from time to time) and any other transfer shall be subject to the same restrictions on transfer set forth in the Amended Shareholders' Agreement (as defined in the Credit Line Agreement) as may be amended from time to time and the Company's Articles of Association as shall be in effect from time to time, mutatis mutandis. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

8.4.	Governing Law. This Warrant shall be exclusively governed and construed in accordance with the laws of the State of Israel, without regard to conflicts of laws provisions thereof.

8.5.
Arbitration. Any dispute, controversy or claim arising in relation to this Warrant, including with regard to its validity, invalidity, breach, enforcement or termination, will be referred to a single arbitrator, who shall be appointed by the Head of the Israeli Bar Association.  Arbitration proceedings shall take place in Tel Aviv, Israel, and shall be conducted in English and according to the rules of substantive law (per Section 8.4 above). The arbitrator will not be bound by rules of evidence or procedure and will give the reasons for his judgment. The arbitrator's decision shall be final and enforceable in any court. This paragraph shall constitute an arbitration agreement between the parties.

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8.6.
Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed delivered to such party on the earliest of the following: (a) all notices and other communications delivered in person or by courier service shall be deemed to have been delivered as of actual delivery thereof; (b) those given by facsimile transmission shall be deemed delivered on the following business day after transmission, with confirmed transmission thereof; and/or (c) all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given three (3) days after posting.

8.7.
Severability.  If any provision of this Warrant is held to be unenforceable, this Warrant shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Warrant shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

8.8.
Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile or electronic signatures of a party shall be binding as evidence of such party's agreement hereto and acceptance hereof.

8.9.
Amendments. To the extent that any amendment(s) to the Credit Line Agreement or the transactions contemplated thereby result in a required amendment to the terms of this Warrant, this Warrant shall be deemed amended to the extent that the amendment(s) to the Credit Line Agreement are completed in accordance with the terms thereof.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: October 14, 2014	Check-Cap Ltd. Signature: __________________ Name: Guy Neev Title: CEO

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Schedule 1.2

Exercise Notice

Date: ____________

To: Check-Cap Ltd.

The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the "Warrant"), hereby elects to purchase _________ Warrant Shares (as such term is defined in the Warrant) pursuant to Section 1.2 of the Warrant, and herewith makes payment of _____________, representing the full Exercise Price for such shares as provided for in such Warrant.

The undersigned hereby irrevocably directs that the said shares (or such other securities into which the Warrant is exercisable) be issued and registered in the name of the undersigned and/or in the name of its Permitted Transferee(s) (as such term is defined in the Company's Articles of Association), as set forth below.

Names	Address	No. of Shares
________________________	_____________________________	____________________
________________________	_____________________________	____________________

Signature:  ______________________

Address: _________________________

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Schedule 1.3

Net Issuance Notice

Date: ____________

To:         Check-Cap Ltd.

The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the "Warrant"), hereby elects to exercise the Warrant for the purchase of Warrant Shares (as such term is defined in the Warrant), pursuant to the provisions of Section 1.3 of the Warrant.

The undersigned hereby irrevocably directs that the said shares (or such other securities into which the Warrant is exercisable) be issued and registered in the name of the undersigned and/or in the name of its Permitted Transferees(s) (as such term is defined in the Company's Articles of Association), as set forth below.

Names	Address	No. of Shares
________________________	_____________________________	____________________
________________________	_____________________________	____________________

Signature: ______________________

Address: _________________________

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Exhibit 4.2

Terms Governing the Called Loan Amount

In the event that the Company does not consummate an IPO on or prior to the Last IPO Date and the Loan Amount is called by the Company on or prior to the Last Date in accordance with Section 4 of the Agreement, the following provisions shall apply:

1.	Interest.

1.1.
The Loan Amount shall bear interest at an annual rate of 7% (seven percent), on the basis of a 365-day year; provided that if the Loan Amount is converted or repaid pursuant to this Agreement before the lapse of one year from the Closing Date, the aggregate accrued interest on the Loan Amount shall be at least 5% (five percent) (the "Interest"). The Interest shall accrue on the Loan Amount from the date of the deposit of the called Credit Line Amount in the Escrow Account until the date of conversion or repayment of the Loan Amount, as set forth herein.

1.2.
Upon conversion of the Loan Amount in accordance with the terms hereof, all Interest accrued thereon shall be converted together with the Loan Amount or repaid to the Lenders in cash, after deduction of all applicable taxes with respect thereto, as shall be determined by the Company, at its sole discretion. The actual amount to be converted in accordance with the Company's election, as specified in the preceding sentence, shall be hereinafter referred to as the "Conversion Amount."

2.	Conversion of Conversion Amount

2.1.	Automatic Conversion upon a QFR

2.1.1.
To the extent not previously converted or repaid according to the terms hereof, the Conversion Amount shall be automatically converted, immediately prior and subject to the closing of a QFR (as defined below), on the same terms and conditions applicable to the QFR such that the Lenders shall receive the same type of securities issued, and any other rights granted to the investors in such QFR (the "QFR Securities"), under the same terms as if the Lenders had participated in the QFR as investors (including any warrants or any other securities granted to the investors therein), but at a conversion price reflecting a 25% discount on the price paid for the shares issued in the QFR (the "QFR Conversion Price") (and if the price in such QFR is fixed per each unit offered in the QFR, the discount shall be applicable to such unit price).

It being agreed and acknowledged that (a) the original issue price (or any equivalent term used under the then applicable Articles of Association of the Company) of QFR Securities issued to the Lenders shall be set to be the QFR Conversion Price, and any rights that are attached to the QFR Securities issued to the Lenders which are determined, derived, calculated, triggered, or otherwise based on the original price of such shares (including, without limitation, liquidation and dividend preferences, anti-dilution rights or the like) shall be determined, calculated, triggered or otherwise based on the actual QFR Conversion Price; and (b) in the event that the QFR Securities also comprise of warrants to purchase, or other securities convertible into, shares of the Company (any such preceding convertible security a "Convertible Security"), then (i) upon such conversion, each Lender shall be entitled to receive such number of warrants and/or Convertible Securities of the same class or type that are issued to the investors in the framework of the QFR, in a number which shall be determined using the same warrant and/or Convertible Securities coverage ratio offered to the investors in such QFR, such that the ratio between the shares and the warrants and/or Convertible Securities issued to each Lender shall be equal to the ratio between the shares and the warrants and/or Convertible Securities issued to each investor in such QFR; and (ii) the discount rate delineated above shall not apply in respect of the exercise price or conversion price (as applicable) of such warrants and/or Convertible Securities.

For example, if the terms of the QFR are as follows:

•	The QFR unit price is US$10.

•	Each unit is comprised of two (2) Ordinary Shares and one (1) warrant to purchase one (1) Ordinary Share.

•	The discount rate of the Lender is 25%.

•	The exercise price of the warrants issued in the QFR is US$12.

•	The Conversion Amount of the Lender is US$1,500.

then, in the framework of such QFR, the Lender shall be issued, upon conversion of the Conversion Amount, 200 Ordinary Shares ((US$1,500))/((1-25%)*US$10)) and 100 warrants to purchase 100 Ordinary Shares (200/2), at an exercise price per share of US$12, while an investor, who is not a Lender, and invests in the QFR the same amount (i.e., US$1,500), shall be issued only 150 Ordinary Shares and 75 warrants to purchase 75 Ordinary Shares, at an exercise price per share of US$12.

2

The term "QFR" means the first financing round consummated by the Company after the date that the Company has called the Loan Amount, through an equity investment (including by means of a PO (as defined below)), either in one transaction or in a series of related transactions, with an aggregate investment amount of not less than US$11,000,000 (Eleven Million US Dollars) (including the Loan Amount), of which at least US$3,000,000 (Three Million US Dollars) shall be from a new investor(s) who is not an affiliate of any existing shareholders of the Company or Lenders ("New Investors").

2.1.2.
Alternatively, in the event that the QFR is a public offering (including an IPO) ("PO"), the Company shall be entitled, at its sole discretion, in lieu of effecting an automatic conversion in accordance with the provisions of Section 2.1.1 above, to: (i) deposit an amount equal to each Lender's Escrow Amount (as defined below) in an escrow account to be managed by a trustee designated by the Company (the "Trustee"); and (ii) irrevocably instruct the Trustee to submit an offer, on behalf of such Lender, for the purchase of shares and/or units offered in the PO, at a price per share and/or unit (as applicable) equal to the PO pricing determined by the Company's lead underwriters, for an aggregate amount equal to the Escrow Amount less any applicable taxes, if any, due by such Lender in connection with the placement of the Escrow Amount in the PO as set forth herein. By executing this Agreement, each Lender hereby agrees and instructs the Company and the Trustee to submit such irrevocable letters of instructions as aforesaid, and further undertakes to countersign such letter of instructions and to execute such further documents as may be requested by the Company or the Trustee.

The term "Escrow Amount" means, with respect to each Lender, an amount equal to the result of the following calculation:

EA = P/(0.75)

EA= Lender's Escrow Amount

P = Lender's Conversion Amount

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2.2.	Automatic Conversion upon an M&A Event.

In the event that, prior to the conversion of the Loan Amount or its repayment pursuant to any of the terms hereunder, an M&A Event shall occur, then immediately prior and subject to the closing of such M&A Event, the Conversion Amount shall be automatically converted into the then most senior class of shares in the Company (the "M&A Senior Shares"), at a conversion price per share equal to the lower of (i) a price per share reflecting a 25% discount on the price per share paid by the Company's investors in consideration for each such M&A Senior Share; and (ii) the price per share reflecting a 25% discount on the lowest price per share consideration paid with respect to such M&A Senior Share in the M&A Event (such price in clause (i) or (ii), the "M&A Conversion Price"). In the event that during the period commencing on the Effective Date and ending on the closing of the M&A event, the Company shall not have issued shares to New Investors against equity investment in the Company, then the Preferred D-3 Shares of the Company shall be deemed the M&A Senior Shares and such Preferred D-3 Shares shall be issued at a 25% discount to the original issue price of the Preferred D-3 Shares.

It being agreed and acknowledged that (a) the original issue price (or any equivalent term used under the then applicable Articles of Association of the Company) of the M&A Senior Shares issued to the Lenders shall be set to be the M&A Conversion Price, and any rights that are attached to such M&A Senior Shares issued to the Lenders which are determined, derived, calculated, triggered, or otherwise based on the original price of such shares (including, without limitation, liquidation and dividend preferences, anti-dilution rights or the like) shall be determined, calculated, triggered or otherwise based on the actual M&A Conversion Price; and (b) in the event that the securities issued in the framework of the financing round in which the M&A Senior Shares were issued to the investors (in this section, the "Financing Round") also comprised of warrants and/or other Convertible Securities, then (i) upon such conversion, each Lender shall be entitled to receive such number of warrants and/or Convertible Securities of the same class or type that were issued to the investors in the framework of such Financing Round, in a number which shall be determined using the same warrant and/or Convertible Securities coverage ratio offered to the investors in such Financing Round, such that the ratio between the shares and the warrants and/or Convertible Securities issued to each Lender shall be equal to the ratio between the shares and the warrants and/or Convertible Securities issued to each investor in such Financing Round; and (ii) the discount rate delineated above shall not apply in respect of the exercise price or conversion price (as applicable) of such warrants and/or Convertible Securities.

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2.3.	Voluntary Conversion upon a NQFR.

In the event that, prior to the conversion of the Loan Amount or its repayment pursuant to any of the terms hereunder, the Company shall consummate a financial round through an equity investment (either in one transaction or in series of transactions), which is not a QFR (a "NQFR"), then the Lenders who extended the Company an aggregate amount of at least fifty percent (50%) of the Loan Amount (which group must include Fosun Pharma if and to the extent that it has extended the Company any part of the Loan Amount) (the "Entitled Lenders"), shall be entitled, no later than fourteen (14) days prior to the closing of such NQFR, to notify the Company in writing of their choice to convert the entire Conversion Amount. In such event the entire Conversion Amount shall be converted immediately prior and subject to the closing of the NQFR, on the same terms and conditions specified in Section 2 above ("Automatic Conversion upon a QFR"), mutatis mutandis. The election of the Entitled Lenders to convert the entire Conversion Amount shall be binding on all Lenders and each Lender shall be deemed to have elected to convert its respective portion of the Conversion Amount in accordance with the terms and conditions specified herein.

2.4.	Automatic Conversion upon Maturity Date.

To the extent not converted or repaid according to the terms set forth herein prior to the Last Date, the Conversion Amount will be automatically converted into the then most senior class of outstanding shares of the Company (the "Maturity Senior Shares"), at a conversion price per share reflecting the lesser of: (i) a 25% discount on the price per share paid by the Company's investors in consideration for each such Maturity Senior Share; and (ii) a 25% discount on the price per share paid by the Company’s investors in consideration for the Preferred D-3 Shares (the "Maturity Conversion Price"). It is hereby clarified that in the event that during the period commencing on the Effective Date and ending on the Last Date, the Company shall not have issued shares to third party investors against equity investment in the Company, then the Preferred D-3 Shares of the Company shall be deemed the Maturity Senior Shares and such Preferred D-3 Shares shall be issued at a 25% discount to the original issue price of the Preferred D-3 Shares.

5

It being agreed and acknowledged that (a) the original issue price (or any equivalent term used under the then applicable Articles of Association of the Company) of the Maturity Senior Shares issued to the Lenders shall be set to be the Maturity Conversion Price, and any rights that are attached to the Maturity Senior Shares issued to the Lenders which are determined, derived, calculated, triggered, or otherwise based on the original price of such shares (including, without limitation, liquidation and dividend preferences, anti-dilution rights or the like) shall be determined, calculated, triggered or otherwise based on the actual Maturity Conversion Price; and (b) in the event that the securities issued in the framework of the financing round in which the Maturity Senior Shares were issued to the investors (in this section, the "Financing Round") also comprised of warrants and/or Convertible Securities, then (i) upon such conversion, each Lender shall be entitled to receive such number of warrants and/or Convertible Securities of the same class or type that were issued to the investors in the framework of such Financing Round, in a number which shall be determined using the same warrant and/or Convertible Securities coverage ratio offered to the investors in such Financing Round, such that the ratio between the shares and the warrants and/or Convertible Securities issued to each Lender shall be equal to the ratio between the shares and the warrants and/or Convertible Securities issued to each investor in such Financing Round; and (ii) the discount rate delineated above shall not apply in respect of the exercise price or conversion price (as applicable) of such warrants and/or Convertible Securities.

50

Exhibit 6(a)

THE COMPANIES LAW, 5759-1999

A PRIVATE COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

CHECK-CAP LTD

* * * *

GENERAL

1.             Definitions; Interpretation

1.1       Definitions

In these Sixth Amended and Restated Articles of Association, the following terms shall have the meaning appearing opposite them, unless another interpretation is expressly stated herein:

"Administrative Proceeding" -	A proceeding instituted pursuant to (a) Chapter H3 of the Securities Law, "Imposition of Monetary Sanctions by the Securities Authority"; (b) Chapter H4 of the Securities Law, "Imposition of Administrative Enforcement Sanctions by the Enforcement Committee"; (c) Chapter I1 of the Securities Law, "Arrangement for the Avoidance of Proceedings or Termination of Proceedings, which is Subject to Conditions" or (d) pursuant to Chapter I4(d) of the Companies Law;
"Affiliate"-
with respect to any Shareholder shall mean:  (i) any Person controlling, controlled by or under common control with said Shareholder (including any partnership in which such Shareholder serves as a general partner or any entity in which such Shareholder, its Affiliates and any of their respective Immediate Family Shareholders own greater than 10% in the aggregate of the issued and outstanding voting equity); (ii) any officer, director, trustee limited or general partner of any Shareholder or of any Person so controlling, controlled by or under common control with said Shareholder; provided that the Company shall not be deemed an Affiliate of any Shareholder; and (iii) any Person which a Shareholder has the power to direct or cause the direction of the policies or management whether by voting power or otherwise;

"Articles" -	means these Sixth Amended and Restated Articles of Association, as amended from time to time;
"Board of Directors" or "Board" -	means the Board of Directors of the Company;
"Business Day" -
means any day on which business is ordinarily conducted in the State of Israel (excluding Fridays).  If any notice or other communication is required to be delivered or action be taken pursuant to the terms of these Articles on a day which is not a Business Day, such notice shall not be required to be delivered or action taken until the next Business Day after the original required date;

"Company" -	means Check-Cap Ltd.;
"Companies Law" -	means the Israel Companies Law, 5759-1999, as the same shall be amended from time to time;
"Director" -	means a member of the Board of Directors of the Company;
"Deemed Liquidation Event" -
means: (i) the liquidation or dissolution of the Company; (ii) the sale of the Company, whether through a merger or consolidation or change in control or in any other way (other than one in which the Shareholders prior to such merger or consolidation continue to own a majority of the stock of the surviving or acquiring corporation); (iii) the sale of a majority of the then outstanding Shares in the Company on an "as converted" basis; (iv) the sale or disposal of all or a majority of the Company's assets or rights over assets, including, without limitation, licensing or sub-licensing; (v) a voluntary liquidation of the Company by the Shareholders; or (vi) a merger;

"Deemed Preferred A Purchase Price" -	means $0.10 per each Preferred A Share;
"Deemed Preferred B Purchase Price" -	means $0.20 per each Preferred B Share;
"Deemed Preferred C1 Purchase Price" -	means $0.2495 per each Preferred C1 Share;
"Deemed Preferred C2 Purchase Price" -	means $0.2690 per each Preferred C2 Share;
"Deemed Preferred C3 Purchase Price" -
means the price per share actually paid for each Preferred C3 Share upon the exercise of the warrants ("C3  Warrants") issued to (i) Pontifax and other investors according to that certain Convertible Loan Agreement dated February 12, 2008, (ii) Spearhead and such other Additional Joining Investors according to that certain Joinder Agreement dated November 22, 2009 and such other Additional Joining Investors Agreements, (iii) Docor according to that certain Joinder Agreement dated January 21, 2010, and (iv) any other Person, under substantially the same terms and conditions as the aforementioned warrants (which price shall reflect a Company's pre money valuation of $75M prior to the exercise of the C3 Warrants on a fully diluted basis (without taking into account the C3 Warrants);

"Deemed Preferred D1 Purchase Price" -	means $0.37708 per each Preferred D1 Share;
"Deemed Preferred D2 Purchase Price" -
means the price per share actually paid for each Preferred D2 Share upon the exercise of those certain Warrants issued to the Investors (as such term is defined in that certain Share Purchase Agreement between the Company and the Investors dated March 4, 2011) and any other person under substantially the same terms and conditions as the aforesaid warrants;

"Deemed Preferred D3 Purchase Price" -	means $0.42 per each Preferred D3 Share;
"Deemed Preferred D4 Purchase Price" -
means the price per share actually paid for each Preferred D4 Share upon the exercise of those certain Warrants issued to GE Capital Equity Holdings Inc. (as such term is defined in that certain Development and Supply Agreement by and between the Company and GE Capital Equity Holdings Inc. dated January 10, 2012) and any other person under substantially the same terms and conditions as the aforesaid warrants;

"Dispose," "Disposing" or "Disposition" -
means with respect to any asset (including shares or any portion thereof or interest therein), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of applicable law, including (but not limited to) the following:  (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than the case in which such entity is the survivor thereof), (ii) a conversion of such entity into another type of entity, or (iii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an encumbrance; but such terms shall not include the creation of an encumbrance;

"Docor" -	means Docor International B.V.;

"Effective Date" -	means February 9, 2005;
"Emigrant" -	means Emigrant Alternative Portfolios LLC, a Delaware limited liability company;
"Entitled Holder" -	as defined in Article 11(b);
"ESOP" -	has the meaning given such term in Article 11(b)(i) hereof;
"Fiscal Year" -	means the Company's taxable year ending December 31
"Founder" -	means Mr. Yoav Kimchy;
"GE Shareholders" -	GE Medical Systems Israel Ltd., GE Capital Equity Holdings Inc., and any Affiliate to which they transfer any of their Shares;
"Immediate Family Shareholder" -	means with respect to any Shareholder who is a natural person, such Shareholder’s parents (including step-parents), siblings (including step-siblings), spouse and children (including step-children);
"Liquidation Event" -	means, the Company's merger into a public company in which the merger consideration is shares which are publicly traded on a stock exchange;
"Major Decisions" -	shall have the meaning ascribed to such term in Article 73 below.
"Office holder” -	means every Director and every officer of the Company, including without limitation, each of the persons defined as “Nosei Misra” in the Companies Law;
"Ordinary Majority" -	More than fifty percent (50%) of the voting power represented by the shares held by all of the Shareholders present at a General Meeting, who are entitled to vote and who voted at such meeting in person or by means of a proxy (excluding abstentions);
"Ordinary Shares" -	means the Company’s Ordinary Shares, nominal value NIS 0.01 each;
"Permitted Transferee" -
with respect to a Shareholder means such Shareholder, such Shareholder's spouse or a descendant of such Shareholder, or a trust for the benefit of any of the foregoing, (i) an Affiliate of a Shareholder, (ii) another Shareholder, (iii) the Company, (iv) the partners or Shareholders of a Shareholder that is a partnership or limited liability company, respectively, or (v) a transferee approved by the Board of Directors.  Notwithstanding the foregoing, no competitor of the Company or Affiliate of a competitor can be a Permitted Transferee;

"Person" -	means an individual, corporation, partnership, joint venture, trust, and any other body corporate or unincorporated organization;
"Preferred A Shares" -	means the Company's Series A Convertible Preferred Shares, nominal value NIS 0.01 each;
"Preferred B Shares" -	means the Company's Series B Convertible Preferred Shares, nominal value NIS 0.01 each;
"Preferred C Shares" -	means the Company's Preferred C1 Shares, Preferred C2 Shares and Preferred C3 Shares together;
"Preferred C1 Shares" -	means the Company's Series C1 Convertible Preferred Shares, nominal value NIS 0.01 each;
"Preferred C2 Shares" -	means the Company's Series C2 Convertible Preferred Shares, nominal value NIS 0.01 each;
"Preferred C3 Shares" -	means the Company's Series C3 Convertible Preferred Shares, nominal value NIS 0.01 each;
"Preferred D Shares" -	means the Company's Preferred D1 Shares, the Preferred D2 Shares the Preferred D3 Shares and the Preferred D4 Shares, together;
"Preferred D1 Shares" -	means the Company's Preferred D1 Shares, nominal value NIS 0.01 each;
"Preferred D2 Shares" –	means the Company's Preferred D2 Shares, nominal value NIS 0.01 each;
"Preferred D3 Shares" –	means the Company's Preferred D3 Shares, nominal value NIS 0.01 each;
"Preferred D4 Shares" –	means the Company's Preferred D4 Shares, nominal value NIS 0.01 each;

"Preferred Shares" -	means the Preferred A Shares, the Preferred B Shares, the Preferred C Shares and the Preferred D Shares;
"Preferred A Shares Conversion Price" -	has the meaning given such term in Article 5.3 (a) hereof;
"Preferred A Shares Preferred Amount" -
means, at any date, an amount sufficient to give each Preferred A Shareholder an 8% annual compounded return on the amount of (a) its Deemed Preferred A Purchase Price from the date of the purchase through such date less (b) the aggregate distributions made by the Company with respect to such Preferred A Shares as of the respective dates of such distributions and less (c) any payments made to such shareholders by the Company in connection with the Reorganization.  Preferred A Shares Preferred Amount will continue to accrue after any payment of all or portion of each Preferred A Shares Preferred Amount taking into account the amount of such payment until the Preferred A Shareholder has received aggregate distributions equal to the Deemed Preferred A Purchase Price;

"Preferred B Shares Conversion Price" -	has the meaning given such term in Article 5.4 (a) hereof;
"Preferred B Shares Preferred Amount" -
means, at any date, an amount sufficient to give each Preferred B Shareholder an 8% annual compounded return on the amount of (a) its Deemed Preferred B Purchase Price from the date of the purchase through such date less (b) the aggregate distributions made by the Company with respect to such Preferred B Shares as of the respective dates of such distributions and less (c) any payments made to such shareholders by the Company in connection with the Reorganization.  Preferred B Shares Preferred Amount will continue to accrue after any payment of all or portion of each Preferred B Shares Preferred Amount taking into account the amount of such payment until the Preferred B Shareholder has received aggregate distributions equal to the Deemed Preferred B Purchase Price;

"Preferred C Shares Conversion Price" -	has the meaning given such term in Article 5.5(a) hereof;
"Preferred C Shares Preferred Amount" -
means, at any date, an amount sufficient to give each Preferred C Shareholder an 8% annual compounded return on the amount of (a) its Deemed Preferred C Purchase Price from the date of the purchase through such date less (b) the aggregate distributions made by the Company with respect to such Preferred C Shares as of the respective dates of such distributions. Preferred C Shares Preferred Amount will continue to accrue after any payment of all or portion of each Preferred C Shares Preferred Amount taking into account the amount of such payment until the Preferred C Shareholder has received aggregate distributions equal to the Deemed Preferred C Purchase Price;

"Preferred D Shares Conversion Price" -	has the meaning given such term in Article 5.5A(a) hereof;
"Preferred D Shares Preferred Amount" -
means, at any date, an amount sufficient to give each Preferred D Shareholder an 8% annual compounded return on the amount of (a) its Deemed Preferred D Purchase Price from the date of the purchase through such date less (b) the aggregate distributions made by the Company with respect to such Preferred D Shares as of the respective dates of such distributions. Preferred D Shares Preferred Amount will continue to accrue after any payment of all or portion of each Preferred D Shares Preferred Amount taking into account the amount of such payment until the Preferred D Shareholder has received aggregate distributions equal to the Deemed Preferred D Purchase Price;

"Pontifax" -	means Pontifax (Cayman) II L.P., Pontifax (Israel) II L.P., and Pontifax (Israel) II - Individual Investors L.P.;
"Pontifax Director" -	means the Director appointed by Pontifax;
"Price Per Share" -	means, with respect to a share, the price actually paid for such share upon the issuance thereof;
"Proposed Issuance" -	means any proposal by the Company to issue shares other than equity or options or other rights to acquire equity pursuant to the ESOP;
"Qualifying IPO" -	means an initial public offering by the Company or a corporate successor of its equity interests in which at least $50 million is raised at a pre money Company valuation of at least $200 million;

"Requisite Majority" -
means the holders of more than fifty percent (50%) of the voting power represented by the Preferred Shares held by all of the Preferred Shareholders (treated as a single class) present at a General Meeting, who are entitled to vote and who voted at such meeting in person or by means of a proxy (excluding abstentions);

"Register of Shareholders" -	means the register of shareholders that must be maintained pursuant to Section 127 of the Companies Law;
"Reorganization"	means the reorganization and the transfer of certain assets or licensing of certain Company assets from Check-Cap LLC;
"Securities Law" -	means the Securities Law, 5728-1968, as amended from time to time;
"Shareholder" –	means any person or entity registered in the Register of Shareholders as the owner of shares of the Company;
"Spearhead"	means Spearhead Investments (Bio) Ltd.;
"Year” and "Month" -	a Gregorian month or year;

1.2       Interpretation

(a)           Any capitalized term used but not otherwise defined in these Articles shall have the meaning ascribed to it in the Companies Law.

(b)           Words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

(c)           The captions used in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any portion hereof.

2.            Private Company; Objects of the Company

2.1      The Company is a private company, and accordingly:

(a)            The Company may not offer its securities to the public.

(b)            The right to transfer shares of the Company is restricted as provided in these Articles.

2.2	The objects of the Company shall be to engage in any lawful activity.

3.            Limitation of Liability

The liability of the Shareholders is limited to the payment of the nominal value of the shares in the Company held thereby, and which remains unpaid, and only to that amount.  If the Company’s share capital shall at any time include shares without a nominal value, the liability of the holders of such shares shall be limited to the payment of up to NIS 1.00 for each such share held thereby, and which remains unpaid, and only to that amount.

SHARE CAPITAL

4.              Share Capital

4.1       The share capital of the Company is Eleven Million Four Hundred Thousand New Israeli Shekels (NIS 11,500,000) divided into 867,154,180 Ordinary Shares, of nominal value NIS 0.01 each, 6,750,000 Preferred A Shares, of nominal value NIS 0.01 each, 6,769,359 Preferred B Shares, of nominal value NIS 0.01 each, 17,493,491 Preferred C1 Shares, of nominal value NIS 0.01 each, 31,832,970 Preferred C2 Shares, of nominal value NIS 0.01 each, and 30,000,000 Preferred C3 Shares, of nominal value NIS 0.01 each, 80,000,000 Preferred D1 Shares, of nominal value NIS 0.01 each, 60,000,000 Preferred D2 Shares, of nominal value NIS 0.01 each, 45,000,000 Preferred D3 Shares, of nominal Value NIS 0.01 each and 5,000,000 Preferred D4 Shares, of nominal Value NIS 0.01 each.

4.2       The Preferred Shares shall have the rights, preference, privileges and restrictions granted to and imposed on the Preferred Shares as may be specifically indicated in these Articles and/or as the context may reasonably require.  The Ordinary Shares shall have all residual rights not specifically associated with the Preferred Shares.

5.              The Preferred Shares

    5.1        The Preferred Shares shall have the same terms, rights and preferences, except as detailed in these Articles.

    5.2        The Preferred Shares confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company, and in addition, subject to any provisions hereof conferring special rights as to voting, or restricting the right to vote, every Preferred Shareholder shall have one vote for each Ordinary Share into which the Preferred Shares held by the Shareholder of record could be converted (as provided in these Articles), on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

    5.3         The Preferred A Shares

(a)           Subject to the terms herein, any Preferred A Share may, at any time at the option of the holder thereof, be converted at any time into a number of fully paid and non-assessable Ordinary Shares (rounded down as to each conversion to the nearest whole number of shares) equal to (i) the sum of the then effective Preferred A Shares Preferred Amount divided by (ii) the conversion price in effect at the time of conversion (the "Preferred A Shares Conversion Price"). The Preferred A Shares Conversion Price shall initially be the Deemed Preferred A Purchase Price per Ordinary Share. The Preferred A Shares Conversion Price shall be adjusted in certain instances as provided in Article 5.3(c) and Article 5.3(e) below.

(b)           In order to exercise the conversion privilege, the holder of any Preferred A Shares to be converted shall surrender the certificate for such Share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such Shares or, if fewer than all the Preferred A Shares represented by a single Share certificate are to be converted, the number of Preferred A Shares represented thereby to be converted.

Preferred A Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such share certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the Person or Persons entitled to receive Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.  As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of Ordinary Shares issuable upon conversion.

In the case of any conversion of fewer than all of the Preferred A Shares evidenced by a certificate, upon such conversion the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted Preferred A Shares.

(c)           The Preferred A Shares Conversion Price shall be adjusted from time to time by the Company as follows:

(i)           If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Ordinary Shares in Ordinary Shares, the Preferred A Shares Conversion Price in effect at the opening of business on the date following the date fixed for the determination of holders of Shares entitled to receive such dividend or other distribution shall be reduced by multiplying such Preferred A Shares Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Ordinary Share Record Date (as defined in Article 5.3(c)(v)) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Ordinary Share Record Date.  If any dividend or distribution of the type described in this Article 5.3(c)(i) is declared but not so paid or made, the Preferred A Shares Conversion Price shall again be adjusted to the Preferred A Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(ii)           If, on or prior to the fifth anniversary of the Effective Date, in case the Company shall issue or sell any Ordinary Shares, or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than New Securities, as defined in Article 11(b)(ii)), for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exchange price per Ordinary Share) less than the Preferred A Shares Current Market Price (as defined in Article 5.3(c)(v)) of the Ordinary Shares on the date of such issuance, the Preferred A Shares Conversion Price in effect immediately prior to such issuance or sale shall be reduced effective as of immediately following such issuance or sale by multiplying such Preferred A Shares Conversion Price by a fraction, (1) the numerator of which shall be the sum of (x) the number of Ordinary Shares immediately prior to such issuance or sale and (y) the number of Ordinary Shares which the aggregate consideration receivable by the Company for the total number of additional Ordinary Shares so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Preferred A Shares Current Market Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of (x) the number of Ordinary Shares outstanding immediately prior to such issuance or sale and (y) the number of additional Ordinary Shares to be issued or sold (or, in the case of convertible or exchangeable securities, issuable on conversion, exercise or exchange);

(iii)           If the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the Preferred A Shares Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Ordinary Shares shall be combined into a smaller number of Ordinary Shares, the Preferred A Shares Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iv)           If the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares any class of shares (other than any dividends or distributions to which Article 5.3(c)(i) applies) or evidences of its indebtedness, cash or other assets (the foregoing hereinafter in this Article 5.3(c)(iv) called the "Distributed Securities"), then, in each such case, the Preferred A Shares Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Preferred A Shares Conversion Price in effect immediately prior to the close of business on the Ordinary Share Record Date with respect to such distribution by a fraction, the numerator of which shall be the Preferred A Shares Current Market Price on such date less the fair market value (as determined by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board) on such date of the portion of the Distributed Securities so distributed applicable to one Ordinary Share and the denominator of which shall be such Preferred A Shares Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Ordinary Share Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Ordinary Share is equal to or greater than the Preferred A Shares Current Market Price on the Ordinary Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred A Shares shall have the right to receive upon conversion of a Preferred A Share the amount of Distributed Securities such holder would have received had such holder converted such Preferred A Share  immediately prior to such Ordinary Share Record Date.  If such dividend or distribution is not so paid or made, the Preferred A Shares Conversion Price shall again be adjusted to be the Preferred A Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board determines the fair market value of any distribution for purposes of this Article 5.3(c)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Preferred A Shares Current Market Price pursuant to Article 5.3(c)(v) to the extent possible.

Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such Ordinary Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Article 5.3(c)(iv) (and no adjustment to the Preferred A Shares Conversion Price under this Article 5.3(c)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment to the Preferred A Shares Conversion Price under this Article 5.3(c)(iv) shall be made.  If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of Preferred A Shares, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Preferred A Shares Conversion Price under this Article 5.3(c)(iv) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Preferred A Shares Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution to which this Article 5.3(c)(iv) were applicable, equal to the per Share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Preferred A Shares Conversion Price shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding any other provision of this Article 5.3(c)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any holder rights plan) shall be deemed not to have been distributed for purposes of this Article 5.3(c)(iv) if the Company makes proper provision so that each holder of Preferred A Shares on the date fixed for determination of holders entitled to receive such distribution shall receive upon such distribution, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Preferred A Shares into  Ordinary Shares.

For purposes of this Article 5.3(c)(iv) and Article 5.3(c)(i), any dividend or distribution to which this Article 5.3(c)(iv) is applicable that also includes Ordinary Shares, or rights or warrants to subscribe for or purchase Ordinary Shares to which Article 5.3(c)(i) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares, rights or warrants other than such Ordinary Shares or rights or warrants to which Article 5.3(c)(i) applies (and any Preferred A Shares Conversion Price reduction required by this Article 5.3(c)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Ordinary Shares or such rights or warrants (and any further Preferred A Shares Conversion Price reduction required by Article 5.3(c)(i) with respect to such dividend or distribution shall then be made), except that (1) the Ordinary Share Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of Shareholders entitled to receive such dividend or other distribution", "the Ordinary Share Record Date fixed for such determination" and "the Ordinary Share Record Date" within the meaning of Article 5.3(c)(i), and (2) any Ordinary Share included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Article 5.3(c)(i).

(v)           For purposes of this Article 5.3(c) and Article 5.4(c), the following terms shall have the meaning indicated:

"Ordinary Share Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders  of Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

"fair market value" means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

For purposes of this Article 5.3(c), the following terms shall have the meaning indicated:

"Preferred A Shares Current Market Price" means the price of an Ordinary Share, as determined in good faith by the Board; provided, that for purposes of this Preferred A Shares Share designation, in no event shall the Preferred A Shares Current Market Price be less than $0.10 per Share, provided, further, that notwithstanding the foregoing, whenever successive adjustments to the Preferred A Shares Conversion Price are called for pursuant to this Article 5.3, such adjustments shall be made to the Preferred A Shares Current Market Price as may be necessary or appropriate to effectuate the intent of this Article 5.3 and to avoid unjust or inequitable results, as determined in good faith by the Board.

(vi)           No adjustment in the Preferred A Shares Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided that any adjustment not made as a result of the foregoing shall be carried forward and given effect with any subsequent adjustment.  All calculations under this Article 5.3 shall be made by the Company and shall be made to the nearest cent.

(vii)           Whenever the Preferred A Shares Conversion Price is adjusted as herein provided, the Company shall promptly prepare an officer's certificate setting forth the Preferred A Shares Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Promptly thereafter, the Company shall prepare a notice of such adjustment of the Preferred A Shares Conversion Price setting forth the adjusted Preferred A Shares Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Preferred A Shares Conversion Price to each holder of Preferred A Shares at such holder’s last address appearing on the Register of Shareholders  maintained for that purpose within 20 days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(viii)           In any case in which this Article 5.3(c) provides that an adjustment shall become effective immediately after an Ordinary Share Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Preferred A Shares converted after such Ordinary Share Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment.

(d)           In case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of Ordinary Shares then outstanding), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of Preferred A Shares shall have the right thereafter, during the period such Preferred A Shares shall be convertible as specified in Article 5.3(a), to convert such Preferred A Shares into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of Ordinary Shares of the Company into which such Preferred A Shares might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Ordinary Shares of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer; provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Ordinary Share of the Company in respect of which such rights of election shall not have been exercised (in this Section, "Nonelecting Share"), then for the purpose of this Article 5.3 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each Nonelecting Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Nonelecting Shares.  Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.3.  The above provisions of this Article 5.3 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

(e)           In case:

(i)           the Company shall declare a distribution on its Ordinary Shares payable otherwise than in cash out of its earned surplus; or

(ii)           the Company shall authorize the granting to all holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shareholdership interest of any class or of any other rights; or

(iii)           of any reclassification of the Ordinary Shares (other than a subdivision or combination of the Company’s outstanding Ordinary Shares), or of any consolidation or merger to which the Company is a party and for which approval of any holders of shares of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

(iv)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(v)           the Company shall take any other action referred to in this Article 5.3;

then the Company shall mail to all holders of Preferred A Shares at their last addresses as they shall appear in the Register of Shareholders, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Article 5.3(e) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

(f)           The Company shall at all times keep authorized and free from preemptive rights, for the purpose of effecting the conversion of Preferred A Shares, the full number of Ordinary Shares then issuable upon the conversion of all outstanding Preferred A Shares.

(g)           The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Preferred A Shares pursuant hereto.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that of the holder of the Preferred A Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

5.4          The Preferred B Shares

(a)           Subject to the terms herein, any Preferred B Shares Share may, at any time at the option of the holder thereof, be converted at any time into a number of fully paid and nonassessable Ordinary Shares (rounded down as to each conversion to the nearest whole number of shares) equal to (i) the sum of the then effective Preferred B Shares Preferred Amount divided by (ii) the conversion price in effect at the time of conversion (the "Preferred B Shares Conversion Price").  The Preferred B Shares Conversion Price shall initially be the Deemed Preferred B Purchase Price per Ordinary Share.  The Preferred B Shares Conversion Price shall be adjusted in certain instances as provided in Article 5.4 (c) and Article 5.4 (e).

(b)           In order to exercise the conversion privilege, the holder of any Preferred B Shares to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such shares or, if fewer than all the Preferred B Shares represented by a single share certificate are to be converted, the number of Preferred B Shares represented thereby to be converted.

Preferred B Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such share certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the Person or Persons entitled to receive Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.  As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of Ordinary Shares issuable upon conversion.

In the case of any conversion of fewer than all of the Preferred B Shares evidenced by a certificate, upon such conversion the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted Preferred B Shares.

(c)           The Preferred B Shares Conversion Price shall be adjusted from time to time by the Company as follows:

(i)           If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Ordinary Shares in Ordinary Shares, the Preferred B Shares Conversion Price in effect at the opening of business on the date following the date fixed for the determination of holders of shares entitled to receive such dividend or other distribution shall be reduced by multiplying such Preferred B Shares Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Ordinary Share Record Date (as defined in Article 5.4(c)(v)) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Ordinary Share Record Date. If any dividend or distribution of the type described in this Article 5.4 (c)(i) is declared but not so paid or made, the Preferred B Shares Conversion Price shall again be adjusted to the Preferred B Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(ii)           If, on or prior to February 9, 2010, in case the Company shall issue or sell any Ordinary Shares, or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than New Securities, as defined in Article 11(b)(ii)), for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exchange price per Ordinary Share) less than the Preferred B Shares Current Market Price (as defined in Article 5.3(c)(v)) of the Ordinary Shares on the date of such issuance, the Preferred B Shares Conversion Price in effect immediately prior to such issuance or sale shall be reduced effective as of immediately following such issuance or sale by multiplying such Preferred B Shares Conversion Price by a fraction, (1) the numerator of which shall be the sum of (x) the number of Ordinary Shares immediately prior to such issuance or sale and (y) the number of Ordinary Shares which the aggregate consideration receivable by the Company for the total number of additional Ordinary Shares so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Preferred B Shares Current Market Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the sum of (x) the number of Ordinary Shares outstanding immediately prior to such issuance or sale and (y) the number of additional Ordinary Shares to be issued or sold (or, in the case of convertible or exchangeable securities, issuable on conversion, exercise or exchange);

(iii)           If the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the Preferred B Shares Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Ordinary Shares shall be combined into a smaller number of Ordinary Shares, the Preferred B Shares Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iv)           If the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares any class of shares (other than any dividends or distributions to which Article 5.4 (c)(i) applies) or evidences of its indebtedness, cash or other assets (the foregoing hereinafter in this Article 5.4(c)(iv) called the "Distributed Securities"), then, in each such case, the Preferred B Shares Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Preferred B Shares Conversion Price in effect immediately prior to the close of business on the Ordinary Share Record Date with respect to such distribution by a fraction, the numerator of which shall be the Preferred B Shares Current Market Price on such date less the fair market value (as determined by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board) on such date of the portion of the Distributed Securities so distributed applicable to one Ordinary Share and the denominator of which shall be such Preferred B Shares Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Ordinary Share Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Ordinary Share is equal to or greater than the Preferred B Shares Current Market Price on the Ordinary Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred B Shares shall have the right to receive upon conversion of a Preferred B Share  the amount of Distributed Securities such holder would have received had such holder converted such Preferred B Shares immediately prior to such Ordinary Share Record Date.  If such dividend or distribution is not so paid or made, the Preferred B Shares Conversion Price shall again be adjusted to be the Preferred B Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board determines the fair market value of any distribution for purposes of this Article 5.4 (c)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Preferred B Shares Current Market Price pursuant to Article 5.4(c)(v) to the extent possible.

Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a Dilution Trigger Event: (A) are deemed to be transferred with such Ordinary Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Article 5.4 (c)(iv) (and no adjustment to the Preferred B Shares Conversion Price under this Article 5.4 (c)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment to the Preferred B Shares Conversion Price under this Article 5.4 (c)(iv) shall be made.  If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of Preferred B Shares, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Preferred B Shares Conversion Price under this Article 5.4 (c)(iv) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Preferred B Shares Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution to which this Article 5.4 (c)(iv) were applicable, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Preferred B Shares Conversion Price shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding any other provision of this Article 5.4 (c)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any holder rights plan) shall be deemed not to have been distributed for purposes of this Article 5.4 (c)(iv) if the Company makes proper provision so that each holder of Preferred B Shares on the date fixed for determination of holders entitled to receive such distribution shall receive upon such distribution, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Preferred B Shares into Ordinary Shares.

For purposes of this Article 5.4 (c)(iv) and Article 5.4 (c)(i), any dividend or distribution to which this Article 5.4 (c)(iv) is applicable that also includes Ordinary Shares, or rights or warrants to subscribe for or purchase Ordinary Shares to which Article 5.4 (c)(i) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares, rights or warrants other than such Ordinary Shares or rights or warrants to which Article 5.4 (c)(i) applies (and any Preferred B Shares Conversion Price reduction required by this Article 5.4 (c)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Ordinary Shares or such rights or warrants (and any further Preferred B Shares Conversion Price reduction required by Article 5.4 (c)(i) with respect to such dividend or distribution shall then be made), except that (1) the Ordinary Share Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of Shareholders entitled to receive such dividend or other distribution", "the Ordinary Share Record Date fixed for such determination" and "the Ordinary Share Record Date" within the meaning of Article 5.4 (c)(i), and (2) any Ordinary Share included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Article 5.4 (c)(i).

(v)           For purposes of this Article 5.4 (c), the following terms shall have the meaning indicated:

"Preferred B Shares Current Market Price" means the price of a Ordinary Share, as determined in good faith by the Board; provided, that for purposes of this Preferred B Shares Share designation, in no event shall the Preferred B Shares Current Market Price be less than $0.20 per share, provided, further, that notwithstanding the foregoing, whenever successive adjustments to the Preferred B Shares Conversion Price are called for pursuant to this Article 5.4, such adjustments shall be made to the Preferred B Shares Current Market Price as may be necessary or appropriate to effectuate the intent of this Article 5.4  and to avoid unjust or inequitable results, as determined in good faith by the Board.

(vi)           No adjustment in the Preferred B Shares Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided that any adjustment not made as a result of the foregoing shall be carried forward and given effect with any subsequent adjustment.  All calculations under this Article 5.4  shall be made by the Company and shall be made to the nearest cent.

(vii)           Whenever the Preferred B Shares Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Preferred B Shares Conversion Price setting forth the adjusted Preferred B Shares Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Preferred B Shares Conversion Price to each holder of Preferred B Shares at such holder’s last address appearing on the Register of Shareholders  maintained for that purpose within 20 days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(viii)           In any case in which this Article 5.4 (c) provides that an adjustment shall become effective immediately after a Ordinary Share Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Preferred B Shares converted after such Ordinary Share Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment.

(d)           In case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of Ordinary Shares then outstanding), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of Preferred B Shares shall have the right thereafter, during the period such Preferred B Shares shall be convertible as specified in Article 5.4 (a), to convert such Preferred B Shares into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of Ordinary Shares of the Company into which such Preferred B Shares might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Ordinary Shares of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer; provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Ordinary Share of the Company in respect of which such rights of election shall not have been exercised (in this Section, "Nonelecting Share"), then for the purpose of this Article 5.4  the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each Nonelecting Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Nonelecting Shares. Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.4.  The above provisions of this Article 5.4 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

(e)           In case:

(i)           the Company shall declare a distribution on its Ordinary Shares payable otherwise than in cash out of its earned surplus; or

(ii)           the Company shall authorize the granting to all holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shareholdership interest of any class or of any other rights; or

(iii)           of any reclassification of the Ordinary Shares (other than a subdivision or combination of the Company’s outstanding Ordinary Shares), or of any consolidation or merger to which the Company is a party and for which approval of any holders of shares of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

(iv)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(v)           the Company shall take any other action referred to in this Article 5.4;

then the Company shall mail to all holders of Preferred B Shares at their last addresses as they shall appear in the Register of Shareholders, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.  Failure to give the notice required by this Article 5.4 (e) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

(f)           The Company shall at all times keep authorized and free from preemptive rights, for the purpose of effecting the conversion of Preferred B Shares, the full number of Ordinary Shares then issuable upon the conversion of all outstanding Preferred B Shares.

(g)           The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Preferred B Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that of the holder of the Preferred B Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

(h)           The Preferred B Shares shall be converted into Ordinary Shares upon the occurrence of a Qualifying IPO on the same basis as if they had been converted on such date by the holders thereof pursuant to Article 5.4 (a).

5.5           The Preferred C Shares

 (a)           Subject to the terms herein, any Preferred C Shares Share may, at any time at the option of the holder thereof, be converted at any time into a number of fully paid and nonassessable Ordinary Shares (rounded down as to each conversion to the nearest whole number of shares) equal to (i) the sum of the then effective Preferred C Shares Preferred Amount divided by (ii) the applicable conversion price in effect at the time of conversion (the "Preferred C Shares Conversion Price").  The Preferred C1 Shares Conversion Price shall initially be the Deemed Preferred C1 Purchase Price per Ordinary Share, the Preferred C2 Shares Conversion Price shall initially be the Deemed Preferred C2 Purchase Price per Ordinary Share, and the Preferred C3 Shares Conversion Price shall initially be the Deemed Preferred C3 Purchase Price per Ordinary Share.  The Preferred C1 Shares Conversion Price, the Preferred C2 Shares Conversion Price and the Preferred C3 Shares Conversion Price shall be adjusted in certain instances as provided in Article 5.5 (c) and Article 5.5 (e).

(b)           In order to exercise the conversion privilege, the holder of any Preferred C Shares to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such shares or, if fewer than all the Preferred C Shares represented by a single Share certificate are to be converted, the number of Preferred C Shares represented thereby to be converted.

Preferred C Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such share certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the Person or Persons entitled to receive Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.  As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of Ordinary Shares issuable upon conversion.

In the case of any conversion of fewer than all of the Preferred C Shares evidenced by a certificate, upon such conversion the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted Preferred C Shares.

(c)           The Preferred C Shares Conversion Price shall be adjusted from time to time by the Company as follows:

(i)           If the Company shall hereafter make a distribution to all holders of outstanding Ordinary Shares in Ordinary Shares, the applicable Preferred C Shares Conversion Price in effect at the opening of business on the date following the date fixed for the determination of holders of shares entitled to receive such dividend or other distribution shall be reduced by multiplying such applicable Preferred C Shares Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Share Record Date (as defined in Article 5.5 (c)(v)) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Share Record Date. If any dividend or distribution of the type described in this Article 5.5 (c)(i) is declared but not so paid or made, the applicable Preferred C Shares Conversion Price shall again be adjusted to the applicable Preferred C Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(ii)           If, at any time, in case the Company shall issue or sell any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than Excluded Issuances, as defined in Article 11(b)(ii)), for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exchange price per Ordinary Share) less than the Preferred C1 Shares Conversion Price and/or the Preferred C2 Shares Conversion Price, and/or the Preferred C3 Shares Conversion Price on the date of such issuance (after adjustments in accordance with the provisions hereof or for any recapitalization, stock splits, dividends and the like) (the "Reduced Price"), then the Preferred C1 Shares Conversion Price, and/or Preferred C2 Shares Conversion Price, and/or Preferred C3 Shares Conversion Price, as applicable, in effect immediately prior to such issuance or sale shall be reduced, for no additional consideration, to be equal to the Reduced Price, so that upon the conversion thereof such holders of Preferred C Shares, shall be entitled to additional Ordinary Shares, calculated according to a full ratchet anti-dilution mechanism as detailed below:

AO  = (N*P)   -  N

 NP

Where:

AO = the additional number of Ordinary Shares to be issued to the Preferred C Shares holder upon conversion of the Preferred C Shares;

N = the number of Preferred C Shares, on an as-converted basis, held by the Preferred C Shares holder, immediately prior to the issuance;

P = the applicable Preferred C Shares Conversion Price (as adjusted) in effect immediately prior to such issuance;

NP = the Reduced Price, which will be the new Preferred C Shares Conversion Price, in effect immediately after such issuance.

(iii)           If the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the applicable Preferred C Shares Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if any outstanding shares shall be combined into a smaller number of Ordinary Shares, the applicable Preferred C Shares Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iv)           If the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares any class of shares (other than any dividends or distributions to which Article 5.5 (c)(i) applies) or evidences of its indebtedness, cash or other assets (the foregoing hereinafter in this Article 5.5 (c)(iv) called the "Distributed Securities"), then, in each such case, the applicable Preferred C Shares Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the applicable Preferred C Shares Conversion Price in effect immediately prior to the close of business on the Ordinary Share Record Date with respect to such distribution by a fraction, the numerator of which shall be the applicable Preferred C Shares Conversion Price on such date less the fair market value (as determined by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board) on such date of the portion of the Distributed Securities so distributed applicable to one Ordinary Share and the denominator of which shall be such applicable Preferred C Shares Conversion Price, such reduction to become effective immediately prior to the opening of business on the day following the Ordinary Share Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Ordinary Share is equal to or greater than the applicable Preferred C Shares Conversion Price on the Ordinary Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred C Shares shall have the right to receive upon conversion of a Preferred C Share the amount of Distributed Securities such holder would have received had such holder converted such Preferred C Shares immediately prior to such Ordinary Share Record Date.  If such dividend or distribution is not so paid or made, the applicable Preferred C Shares Conversion Price shall again be adjusted to be the applicable Preferred C Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board determines the fair market value of any distribution for purposes of this Article 5.5 (c)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Preferred C Shares Conversion Price pursuant to this Article 5.5 (c) to the extent possible.

Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a Dilution Trigger Event: (A) are deemed to be transferred with such Ordinary Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Article 5.5 (c)(iv) (and no adjustment to the Preferred C Shares Conversion Price under this Article 5.5 (c)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment to the Preferred C Shares Conversion Price under this Article 5.5 (c)(iv) shall be made.  If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of Preferred C Shares, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Preferred C Shares Conversion Price under this Article 5.5 (c)(iv) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Preferred C Shares Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution to which this Article 5.5 (c)(iv) were applicable, equal to the per Share redemption or repurchase price received by a holder or holders of Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Preferred C Shares Conversion Price shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding any other provision of this Article 5.5 (c)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any holder rights plan) shall be deemed not to have been distributed for purposes of this Article 5.5 (c)(iv) if the Company, makes proper provision so that each holder of Preferred C Shares on the date fixed for determination of holders entitled to receive such distribution shall receive upon such distribution, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Preferred C Shares into Ordinary Shares.

For purposes of this Article 5.5 (c)(iv) and Article 5.5 (c)(i), any dividend or distribution to which this Article 5.5 (c)(iv) is applicable that also includes Ordinary Shares, or rights or warrants to subscribe for or purchase Ordinary Shares to which Article 5.5 (c)(i) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares, rights or warrants other than such Ordinary Shares or rights or warrants to which Article 5.5 (c)(i) applies (and any Preferred C Shares Conversion Price reduction required by this Article 5.5 (c)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Ordinary Shares or such rights or warrants (and any further Preferred C Shares Conversion Price reduction required by Article 5.5 (c)(i) with respect to such dividend or distribution shall then be made), except that (1) the Ordinary Share Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of Shareholders entitled to receive such dividend or other distribution", "the Share Record Date fixed for such determination" and "the Ordinary Share Record Date" within the meaning of Article 5.5 (c)(i), and (2) any Ordinary Share included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Article 5.5 (c)(i).

(v)           For purposes of this Article 5.5 (c), the following terms shall have the meaning indicated:

"Ordinary Share Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

"fair market value" means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(vi)           No adjustment in the Preferred C Shares Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided that any adjustment not made as a result of the foregoing shall be carried forward and given effect with any subsequent adjustment.  All calculations under this Article 5.5  shall be made by the Company and shall be made to the nearest cent.

(vii)           Whenever the Preferred C1 Shares Conversion Price, and/or the Preferred C2 Shares Conversion Price, and/or the Preferred C3 Shares Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the applicable Preferred C Shares Conversion Price setting forth the adjusted Preferred C Shares Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the applicable Preferred C Shares Conversion Price to each holder of Preferred C Shares, according to the class of Preferred C Shares held thereby, at such holder’s last address appearing on the Register of Shareholders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(viii)           In any case in which this Article 5.5 (c) provides that an adjustment shall become effective immediately after an Ordinary Share Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Preferred C Shares converted after such Ordinary Share Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment.

(d)           In case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of Ordinary Shares then outstanding), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of Preferred C Shares shall have the right thereafter, during the period such Preferred C Shares shall be convertible as specified in Article 5.5 (a), to convert such Preferred C Shares into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of Ordinary Shares of the Company into which such Preferred C Shares might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Ordinary Shares of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer; provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Ordinary Share of the Company in respect of which such rights of election shall not have been exercised (in this Section, "Nonelecting Share"), then for the purpose of this Article 5.5  the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each Nonelecting Share shall be deemed to be the kind and amount so receivable per Share by a plurality of the Nonelecting Shares. Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.5. The above provisions of this Article 5.5 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

(e)           In case:

(i)           the Company shall declare a distribution on its Ordinary Shares payable otherwise than in cash out of its earned surplus; or

(ii)           the Company shall authorize the granting to any holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shareholdership interest of any class or of any other rights; or

(iii)          of any reclassification of the Ordinary Shares (other than a subdivision or combination of the Company’s outstanding Ordinary Shares), or of any consolidation or merger to which the Company is a party and for which approval of any holders of shares of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

(iv)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(v)           the Company shall take any other action referred to in this Article 5.5;

then the Company shall mail to all holders of Preferred C Shares at their last addresses as they shall appear in the Register of Shareholders, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of  Ordinary Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

(f)           The Company shall at all times keep authorized and free from preemptive rights, for the purpose of effecting the conversion of Preferred C Shares, the full number of Ordinary Shares then issuable upon the conversion of all outstanding Preferred C Shares.

(g)           The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Preferred C Shares pursuant hereto.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that of the holder of the Preferred C Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

5.5A       The Preferred D Shares

 (a)           Subject to the terms herein, any Preferred D Shares may, at any time at the option of the holder thereof, be converted at any time into a number of fully paid and nonassessable Ordinary Shares (rounded down as to each conversion to the nearest whole number of shares) equal to (i) the sum of the then effective Preferred D Shares Preferred Amount divided by (ii) the applicable conversion price in effect at the time of conversion (the "Preferred D Shares Conversion Price").  The Preferred D1 Shares Conversion Price shall initially be the Deemed Preferred D1 Purchase Price, the Preferred D2 Shares Conversion Price shall initially be the Deemed Preferred D2 Purchase Price, the Preferred D3 Shares Conversion Price shall initially be the Deemed Preferred D3 Purchase Price and the Preferred D4 Shares Conversion Price shall initially be the Deemed Preferred D4 Purchase Price.  The Preferred D1 Shares Conversion Price, the Preferred D2 Shares Conversion Price, the Preferred D3 Shares Conversion Price and the Preferred D4 Shares Conversion Price shall be adjusted in certain instances as provided in Article 5.5 A(c) and Article 5.5A (e).

(b)           In order to exercise the conversion privilege, the holder of any Preferred D Shares to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such shares or, if fewer than all the Preferred D Shares represented by a single share certificate are to be converted, the number of Preferred D Shares represented thereby to be converted.

Preferred D Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such share certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the Person or Persons entitled to receive Ordinary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.  As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of Ordinary Shares issuable upon conversion.

In the case of any conversion of fewer than all of the Preferred D Shares evidenced by a certificate, upon such conversion the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted Preferred D Shares.

(c)           The Preferred D Shares Conversion Price shall be adjusted from time to time by the Company as follows:

(i)           If the Company shall hereafter make a distribution to all holders of outstanding Ordinary Shares in Ordinary Shares, the applicable Preferred D Shares Conversion Price in effect at the opening of business on the date following the date fixed for the determination of holders of shares entitled to receive such dividend or other distribution shall be reduced by multiplying such applicable Preferred D Shares Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Share Record Date (as defined in Article 5.5A(c)(v)) fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Share Record Date. If any dividend or distribution of the type described in this Article 5.5A(c)(i) is declared but not so paid or made, the applicable Preferred D Shares Conversion Price shall again be adjusted to the applicable Preferred D Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(ii)           If, until such time as (a) there shall be a public offering of the shares of the Company, or (b) the shares of the Company are otherwise publically traded or (c) the Company shall become a wholly owned subsidiary of a publically traded company, the Company shall issue or sell any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than Excluded Issuances, as defined in Article 11(b)(ii)), for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exchange price per Ordinary Share) less than the Preferred D1 Shares Conversion Price and/or the Preferred D2 Shares Conversion Price  and/or the Preferred D3 Share Conversion Price and/or the Preferred D4 Share Conversion Price on the date of such issuance (after adjustments in accordance with the provisions hereof or for any recapitalization, stock splits, dividends and the like) (the "Reduced Price"), then the Preferred D1 Shares Conversion Price, and/or Preferred D2 Shares Conversion Price, and/or Preferred D3 Shares Conversion Price, and/or Preferred D4 Shares Conversion Price, as applicable, in effect immediately prior to such issuance or sale shall be reduced, for no additional consideration, to be equal to the Reduced Price, so that upon the conversion thereof such holders of Preferred D Shares, shall be entitled to additional Ordinary Shares, calculated according to a full ratchet anti-dilution mechanism as detailed below:

AO  = (N*P)   -  N

 NP

Where:

AO = the additional number of Ordinary Shares to be issued to the Preferred D Shares holder upon conversion of the Preferred D Shares;

N = the number of Preferred D Shares, on an as-converted basis, held by the Preferred D Shares holder, immediately prior to the issuance;

P = the applicable Preferred D Shares Conversion Price (as adjusted) in effect immediately prior to such issuance;

NP = the Reduced Price, which will be the new Preferred D Shares Conversion Price, in effect immediately after such issuance.

(iii)           If the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the applicable Preferred D Shares Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if any outstanding Shares shall be combined into a smaller number of Ordinary Shares, the applicable Preferred D Shares Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iv)           If the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares any class of Shares (other than any dividends or distributions to which Article 5.5A (c)(i) applies) or evidences of its indebtedness, cash or other assets (the foregoing hereinafter in this Article 5.5A (c)(iv) called the "Distributed Securities"), then, in each such case, the applicable Preferred D Shares Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the applicable Preferred D Shares Conversion Price in effect immediately prior to the close of business on the Ordinary Share Record Date with respect to such distribution by a fraction, the numerator of which shall be the applicable Preferred D Shares Conversion Price on such date less the fair market value (as determined by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board) on such date of the portion of the Distributed Securities so distributed applicable to one Ordinary Share and the denominator of which shall be such applicable Preferred D Shares Conversion Price, such reduction to become effective immediately prior to the opening of business on the day following the Ordinary Share Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Ordinary Share is equal to or greater than the applicable Preferred D Shares Conversion Price on the Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred D Shares shall have the right to receive upon conversion of a Preferred D Share the amount of Distributed Securities such holder would have received had such holder converted such Preferred D Shares immediately prior to such Ordinary Share Record Date.  If such dividend or distribution is not so paid or made, the applicable Preferred D Shares Conversion Price shall again be adjusted to be the applicable Preferred D Shares Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board determines the fair market value of any distribution for purposes of this Article 5.5A (c)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Preferred D Shares Conversion Price pursuant to this Article 5.5A (c) to the extent possible.

Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a Dilution Trigger Event: (A) are deemed to be transferred with such Ordinary Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Article 5.5A (c)(iv) (and no adjustment to the Preferred D Shares Conversion Price under this Article 5.5A (c)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment to the Preferred D Shares Conversion Price under this Article 5.5A (c)(iv) shall be made.  If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of Preferred D Shares, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Preferred D Shares Conversion Price under this Article 5.5A (c)(iv) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Preferred D Shares Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution to which this Article 5.5A (c)(iv) were applicable, equal to the per Share redemption or repurchase price received by a holder or holders of Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Preferred D Shares Conversion Price shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding any other provision of this Article 5.5A (c)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any holder rights plan) shall be deemed not to have been distributed for purposes of this Article 5.5A (c)(iv) if the Company, makes proper provision so that each holder of Preferred D Shares on the date fixed for determination of holders entitled to receive such distribution shall receive upon such distribution, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Preferred D Shares into Ordinary Shares.

For purposes of this Article 5.5A (c)(iv) and Article 5.5A (c)(i), any dividend or distribution to which this Article 5.5A (c)(iv) is applicable that also includes Ordinary Shares, or rights or warrants to subscribe for or purchase Ordinary Shares to which Article 5.5A (c)(i) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares, rights or warrants other than such Ordinary Shares or rights or warrants to which Article 5.5A (c)(i) applies (and any Preferred D Shares Conversion Price reduction required by this Article 5.5A (c)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Ordinary Shares or such rights or warrants (and any further Preferred D Shares Conversion Price reduction required by Article 5.5A (c)(i) with respect to such dividend or distribution shall then be made), except that (1) the Share Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of Shareholders entitled to receive such dividend or other distribution", "the Ordinary Share Record Date fixed for such determination" and "the Ordinary Share Record Date" within the meaning of Article 5.5A (c)(i), and (2) any Ordinary Share included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Article 5.5A (c)(i).

(v)           For purposes of this Article 5.5A (c), the following terms shall have the meaning indicated:

"Ordinary Share Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

"fair market value" means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(vi)           No adjustment in the Preferred D Shares Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided that any adjustment not made as a result of the foregoing shall be carried forward and given effect with any subsequent adjustment.  All calculations under this Article 5.5A  shall be made by the Company and shall be made to the nearest cent.

(vii)           Whenever the Preferred D1 Shares Conversion Price and/or the Preferred D2 and/or the Preferred D3 and/or the Preferred D4 Shares Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the applicable Preferred D Shares Conversion Price setting forth the adjusted Preferred D Shares Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the applicable Preferred D Shares Conversion Price to each holder of Preferred D Shares, according to the class of Preferred D Shares held thereby, at such holder’s last address appearing on the Register of Shareholders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(viii)           In any case in which this Article 5.5A (c) provides that an adjustment shall become effective immediately after an Ordinary Share Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Preferred D Shares converted after such Ordinary Share Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment.

(d)           In case of any consolidation of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of Ordinary Shares then outstanding), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of Preferred D Shares shall have the right thereafter, during the period such Preferred D Shares shall be convertible as specified in Article 5.5A (a), to convert such Preferred D Shares into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of Ordinary Shares of the Company into which such Preferred D Shares might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Ordinary Shares of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer; provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Ordinary Share of the Company in respect of which such rights of election shall not have been exercised (in this Section, "Nonelecting Share"), then for the purpose of this Article 5.5A  the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each Nonelecting Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Nonelecting Shares. Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.5A.  The above provisions of this Article 5.5A shall similarly apply to successive consolidations, mergers, conveyances or transfers.

(e)           In case:

(i)           the Company shall declare a distribution on its Ordinary Shares payable otherwise than in cash out of its earned surplus; or

(ii)          the Company shall authorize the granting to any holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shareholdership interest of any class or of any other rights; or

(iii)          of any reclassification of the Ordinary Shares (other than a subdivision or combination of the Company’s outstanding Ordinary Shares), or of any consolidation or merger to which the Company is a party and for which approval of any holders of shares of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

(iv)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(v)           the Company shall take any other action referred to in this Article 5.5A ;

then the Company shall mail to all holders of Preferred D Shares at their last addresses as they shall appear in the Register of Shareholders, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

(f)           The Company shall at all times keep authorized and free from preemptive rights, for the purpose of effecting the conversion of Preferred D Shares, the full number of Ordinary Shares then issuable upon the conversion of all outstanding Preferred D Shares.

(g)           The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Ordinary Shares on conversion of Preferred D Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that of the holder of the Preferred D Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

5.6           Mandatory Conversion

The Preferred A Shares, Preferred B Shares the Preferred C Shares and the Preferred D Shares shall be converted into Ordinary Shares immediately prior to the occurrence of a Qualifying IPO or a Liquidation Event, on the same basis as if they had been converted on such date by the holders thereof pursuant to Articles 5.3(a), 5.4(a) 5.5(a) or 5.5A(a) as applicable.

6.             Increase of Share Capital

(a)            Subject to Article 73, the Company may, from time to time, by resolution of the General Meeting adopted by an Ordinary Majority, whether or not all the shares then authorized have been issued, and whether or not all the shares issued have been called up for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, with such rights and preferences and subject to such restrictions, as such resolution shall provide.

(b)            Except to the extent otherwise provided in such resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares included in the existing share capital, without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions that are applicable to shares of such class included in the existing share capital).

7.            Special Rights; Modification of Rights

(a)            Subject to Article 73, the Company may from time to time, by resolution of the General Meeting adopted by an Ordinary Majority, provide for shares with such preferred or deferred rights or rights of redemption or other special rights or restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

 (b)            Subject to Article 73 and unless otherwise provided by these Articles, if at any time the share capital is divided into different classes of shares, the rights attached to any one or more class or classes may be modified, abrogated or waived (in all cases whether in whole or in part, temporary or permanently or only with respect to a specific action, transaction or event) by a resolution of the General Meeting adopted by an Ordinary Majority; provided however, that any direct adverse change to the rights attached to a certain class of shares under these Articles shall require an approval of the holders of more than fifty percent (50%) of the issued shares of such class, unless such change is applied to all other classes of shares to which such change is or may be applicable, regardless of whether such change affects (economically or otherwise) such classes of shares differently.

(c)           Without derogating from generality of the forgoing and notwithstanding anything to the contrary set forth herein, but in addition to Article 73, it is hereby clarified and agreed that any of the following shall not be deemed to be a direct adverse change to the rights attached to any one class of shares and shall not be subject to the approval of a separate class vote of the holders of shares of any particular class of shares: (i) an increase of the authorized share capital of the Company or the authorization and creation of additional shares of an existing class of shares or a new class of shares or other securities of the Company, having rights, preferences and privileges which are similar, senior or subordinate relative to other shares or securities of the Company; (ii) the issuance of additional shares of an existing class of shares or of a new class of shares or other securities of the Company having rights, preferences and privileges which are similar, senior or subordinate relative to other shares or securities of the Company; (iii) increase in the size of board of directors; (iv) a reclassification, reorganization or recapitalization of the Company's share capital, including the conversion of the Preferred Shares into Ordinary Shares, and determining the conversion ratio for such purpose (which need not to be identical for all Preferred Shares); provided however that: (1) a resolution of the General Meeting adopted by an Ordinary Majority, to convert any specific class of Preferred Shares into Ordinary Shares, that is effected without a simultaneous conversion into Ordinary Shares of all other classes of Preferred Shares then outstanding, shall be deemed a direct adverse change to the rights attached to that certain class of Preferred Shares and shall require an approval of the holders of more than fifty percent (50%) of the issued shares of such class of Preferred Shares; and (2) a resolution of the General Meeting adopted by an Ordinary Majority, to convert any specific class of Preferred Shares into Ordinary Shares at a conversion ratio that is lower than the conversion ratio that was applied to another class of Preferred Shares pursuant to such resolution of the General Meeting that was adopted by an Ordinary Majority, shall require an approval of the holders of more than fifty percent (50%) of the issued shares of the class of Preferred Shares that is being converted into Ordinary Shares at the lower conversion ratio, unless the higher conversion ratio results from the implementing or applying anti-dilution rights afforded to the other class of Preferred Shares. For greater certainty, a resolution of the General Meeting adopted by an Ordinary Majority, to convert all classes of Preferred Shares into Ordinary Shares at the same conversion ratio (for example: one Ordinary Share for each one Preferred Share), shall not be subject to the approval of a separate class vote of the holders of shares of any particular class of shares; and (v) an amendment, modification or waiver of any rights attached to existing class of shares, including without limitation, anti-dilution rights, preemptive rights and liquidation preferences; in all cases, provided that such change is applied to all such classes of shares to which such change is or may be applicable, regardless of whether such change affects (economically or otherwise) such classes of shares differently. Furthermore, any waiver or change to the rights attached to a class of shares shall not be deemed to be a direct adverse change to the rights attached to another class of shares if such other class of shares was not entitled to the relevant rights prior to such waiver or change.

                (d)         Any resolution required to be adopted pursuant to these Articles by the consent of a separate class of shares, whether by way of a separate General Meeting of such class or by way of written consent, shall be made by the holders of shares of such class entitled to vote or give consent thereon and no holder of shares of a certain class shall be banned from voting or consenting by virtue of being a holder of more than one class of shares of the Company, irrespective of any conflicting interests that may exist between such different classes of shares. For illustration purposes, in the event that a certain Shareholder is the holder of Preferred C Shares and Ordinary Shares whilst another Shareholder is the holder of Preferred C Shares only, the Shareholder holding two classes of shares shall not be prohibited from participating or voting on a resolution which requires the consent of the Ordinary Shares as a separate class irrespective of the effect that such change may have on the Preferred C Shares. Anything contained herein to the contrary notwithstanding, a Shareholder shall not be required to refrain from participating in the discussion or voting on any resolution concerning the modification or abrogation of the rights attached to any class of shares held by such Shareholder, even if such Shareholder may benefit in one way or another from the outcome of such resolution or if such resolution affects his rights in a different manner when compared to other Shareholders; e.g. a Shareholder shall be entitled to vote on the modification of rights attached to shares held by such Shareholder even if such change or modification may benefit such holder either directly or indirectly in a manner that is different from other holders of such class of shares (e.g. in the case of an increased financial value gained by virtue of such change, for example change or modification of rights in connection with a future financing round in which such Shareholder participates).

                (e)           It is clarified that for the purpose of any resolution required to be adopted pursuant to these Articles by the consent of a separate class of shares: (i) all the Preferred C Shares shall be considered as a single class for all matters, such that any change that is applied to all such classes of Preferred C Shares to which such change is or may be applicable (regardless of whether such change affects (economically or otherwise) such classes of Preferred C Shares differently), shall require the written consent of the holders of more than, or the approval at a separate General Meeting of at least the majority of the outstanding Preferred C1 Shares, Preferred C2 Shares and Preferred C3 Shares (treated as a single class); and (ii) all the Preferred D Shares shall be considered as a single class for all matters, such that any such that any change that is applied to all such classes of Preferred D Shares to which such change is or may be applicable (regardless of whether such change affects (economically or otherwise) such classes of Preferred D Shares differently), shall require the written consent of the holders of more than, or the approval at a separate General Meeting of, at least the majority of the outstanding Preferred D1 Shares, Preferred D2 Shares, Preferred D3 Shares and Preferred D4 Shares (treated as a single class).

(e)           Without derogating from the provisions of this Article 7, any waiver or change to a right of any of the Preferred A Shares, or the Preferred B Shares or the Preferred C Shares or the Preferred D Shares, that was approved by the holders of the majority of the Preferred A Share or of the Preferred B Shares or of the Preferred C Shares or of the Preferred D Shares, as applicable (voting as a single separate class and on an as converted basis) shall apply to all of the Preferred A Shares or of the Preferred B Shares or of the Preferred C Shares or of the Preferred D Shares, as applicable. Unless otherwise provided in these Articles, any right or limitation expressly provided for the benefit or protection of a specifically named shareholder may not be modified, abrogated or waived without the prior written consent of such shareholder.

(f)           Notwithstanding the provisions of Section 20(c) of the Companies Law, except as otherwise specifically set forth in these Articles, to the maximum extent permitted under applicable law, in no event shall the Preferred Shares or any sub-class thereof, confer upon their holders the right to any separate class meeting or the right to any class vote.

(g)           The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class; provided, however, that the requisite quorum at any such separate General Meeting shall be one or more Shareholders present in person or by proxy and holding not less than the majority of the issued shares of such class.

8.            Consolidation, Subdivision, Cancellation and Reduction of Share Capital

(a)            The Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority (subject, however, to the provisions of Articles 5, 7 and 73 of these Articles and to applicable law (other than Section 20(c) of the Companies Law with respect to which the provisions of these Articles shall prevail)):

(i)       consolidate and divide all or any part of its issued or unissued authorized share capital into shares of a per share nominal value that is greater than the per share nominal value of its existing shares;

(ii)       subdivide its shares (issued or unissued) or any of them into shares of lesser nominal value than is fixed by these Articles;

(iii)       cancel any shares that, at the date of the adoption of such resolution, have not been purchased or subscribed for; or

(iv)       reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)            With respect to any consolidation of issued shares into shares of a greater nominal value per share, and with respect to any other action that may result in fractional shares, the Board of Directors may settle any dispute that may arise with regard thereto as it deems fit, and in connection with any such consolidation or other action that may result in fractional shares may, without limitation:

(i)       determine, as to any holder of shares so consolidated, which issued shares shall be consolidated into a share of a greater nominal value per share;

(ii)       allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings; or

(iii)       redeem, in the case of redeemable preference shares and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings.

SHARES

9.            Issuance of Share Certificates: Replacement Certificates; Replacement of Lost Certificates

(a)            Share certificates shall be issued under the corporate seal of the Company (or facsimile thereof) and shall bear the signature (or facsimile thereof) of one Director or of any other person or persons authorized by the Board of Directors.

(b)            Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares.  Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

(c)            A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

(d)            A share certificate that has been defaced, lost or destroyed may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.

10.           Registered holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by law, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

11.           Allotment of Shares; Preemptive Rights

(a)            Subject to the provisions of Articles 11(b) and 73, the shares shall be under the control of the Board of Directors, who shall have the power to allot, issue or otherwise dispose of shares to such persons, at such times, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 13 hereof), and either at par, at a premium or, subject to the provisions of the Companies Law, at a discount or with payment of commission, all as the Board of Directors deems fit; and, subject to the provisions of Articles 11(b) and 73, the Board of Directors shall also have the power to give any person the option to acquire from the Company any shares, either at nominal value, at a premium or, subject to the provisions of the Companies Law, at a discount or with payment of commission, for such period and for such consideration as the Board of Directors deems fit.

(b)            Subject to the provisions of Section 11(c) below, until immediately prior to a Qualifying IPO or a Liquidation Event, each Preferred Shareholder holding no less than 2% of the Ordinary Shares of the Company (on a fully diluted and as-converted basis) (an "Entitled Holder" and the "Minimum Holdings", respectively) will have the right to purchase a pro-rata portion (on an as-converted basis) of any New Securities (as defined below) that the Company may, from time to time, propose to sell and issue and which are available for issuance following the exercise (or expiry, as applicable) of the rights of the GE Shareholders pursuant to Section 11(c) below. The Entitled Holder's pro rata share shall be the ratio of the number of issued and outstanding Ordinary Shares (on an as-converted basis) then held by the Entitled Shareholder as of the date of the Rights Notice (as defined in Article 11(b)(ii) below), to the sum of the total number of Ordinary Shares (on an as-converted basis) held by all Entitled Holders issued and outstanding as of such date. This pre-emptive right shall be subject to the following provisions:

(i)           "New Securities" shall mean any Ordinary Shares, Preferred Shares or other shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Ordinary Shares, Preferred Shares or other shares and securities of any type whatsoever that are or may become, convertible into or exchangeable for said Ordinary Shares, Preferred Shares or other share capital; provided, however, that "New Securities" shall not include (i) issuance under employee equity based plans approved by the Board of Directors(the "Employee Share Incentive Plan" or “ESOP”), (ii) issuance upon stock splits, stock dividend, reclassification and similar recapitalization events, (iii) issuances in connection with a bona fide business acquisition by the Company whether by merger, consolidation, purchase of assets, purchase or exchange of shares or otherwise, (iv) issuance in connection with the exercise of options or warrants that were granted subject to preemptive rights according to this Section 11 or exempt from such rights as an Excluded Issuance; (v) Ordinary Shares issued upon conversion of  Preferred Shares; (vi) issuance of securities to investment bankers and/or finders in connection with the provision of services pursuant to investment bankers agreements, finders agreements, introduction agreements or the like, approved by the Board; (vii) for the purpose of this Article 11 only - any issuance (or portion thereof) with respect to which the holders of more than seventy-five percent (75%) of the voting power represented by the Preferred Shares held by all of the Preferred Shareholders (treated as a single class) present at a General Meeting, who are entitled to vote and who voted at such meeting in person or by means of a proxy (excluding abstentions), agree in writing to waive the preemptive rights which would have been otherwise afforded thereto; and (viii) for the purpose of Articles 5.5(c)(ii) and 5.5A(c)(ii) only - any issuance with respect of which the holders of more than 50% of the Preferred C Shares and Preferred D Shares (treated as a single class on an as converted basis) agree in writing to waive part of or all anti-dilution rights; it is hereby clarified that for the purpose of subsections (vii) and (viii) no holder of shares of a certain class shall be banned from consenting to a waiver on any of the aforementioned rights by virtue of being a holder of more than one class of shares of the Company, irrespective of any conflicting interests that may exist between such different classes of shares and no holder of shares of certain class shall be required to refrain from consenting to any such waiver even if the holder may benefit from such waiver either directly or indirectly in a manner that is different from other holders of such class of shares (e.g. waiver of such rights in connection with a future financing round in which such shareholder participates) (the "Excluded Issuances").

(ii)           If the Company proposes to issue New Securities, it shall give the Entitled Holders written notice (the "Rights Notice") of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that the Entitled Holders have the right to purchase under this Article 11(b).  Each Entitled Holder shall have fifteen (15) days from delivery of the Rights Notice to agree to purchase (a) all or any part of its pro-rata share of such New Securities and (b) all or any part of the pro-rata share of any other Entitled Holder to the extent that such other Entitled Holder does not elect to purchase its full pro-rata share, in each case for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased.  If the Entitled Holders who elect to purchase their full pro-rata shares also elect to purchase in the aggregate more than 100% of the New Securities, such New Securities shall be sold to such Entitled Holders in accordance with their respective pro-rata share.

  (iii)           If the Entitled Holders fail to exercise in full their preemptive rights within the period or periods specified in Article 11(b)(ii), the Company shall have one hundred and eighty (180) days after delivery of the Rights Notice to sell the unsold portion of the New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's Rights Notice.  If the Company has not sold the New Securities within said one hundred and eighty (180) day period the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Entitled Holders in the manner provided above.

  (iv)           Notwithstanding any of the aforesaid, in the event that the implementation of the provisions of this Article 11 may require, in the opinion of the Board of Directors, the publication of a prospectus under the Israeli Securities Law, as a result of the number of Preferred Shareholders who are entitled to receive a Rights Notice, then the pre-emptive right pursuant to this Article 11 shall be in effect only in respect of such number of Preferred Shareholders which shall not require the preparation of a prospectus (in accordance with the Israeli Securities Law), and the Entitled Holders for such purpose shall be such Preferred Shareholders holding no less than the Minimum Holdings as satisfy the investor criteria under Section 15 of the Israeli Securities Law and such Preferred Shareholders holding no less than the Minimum Holdings who are entitled to purchase the largest pro rata portion of the New Securities (as determined pursuant to Article 11(b) above) among all those Preferred Shareholders that are entitled to the pre-emptive right hereunder.

(c)            In the event that the Company proposes to issue New Securities in the framework of a Qualified Financing Round (as such term is defined below), it shall give the GE Shareholders written notice of its intention, describing the price, the general terms and conditions upon which the Company proposes to issue them. The GE Shareholders shall have the right, exercisable within twenty one (21) days from delivery of the Company's notice to participate in such Qualified Financing Round to invest (directly or through any of their Affiliates) up to US$1,000,000 in the framework thereof and to acquire equity stock of the Company of the same class that shall be issued to the investors in the Qualified Financing Round, under the same terms and conditions of the Qualified Financing Round, including the price per share.

The rights of the GE Shareholders pursuant to this Section 11(c) shall automatically expire on the earliest to occur of: (i) immediately prior to the closing of a Qualifying IPO; (ii) immediately prior to the occurrence of a Liquidation Event, or (iii) the closing of the Qualified Financing Round.

The rights of the GE Shareholders pursuant to this Section 11(c) shall not apply with respect to any financing round which is not a Qualified Financing Round.

For the purpose of this Subsection 11(c), the term Qualified Financing Round shall mean the first round of equity financing in the Company after the effective date of these Articles, in which the Company raises an aggregate gross amount of US$4,000,000 in one or a series of related transactions.

The rights of the GE Shareholders pursuant to this Section 11(c) may not be amended or modified without the express written consent of the GE Shareholders.

12.           Payment in Installments

If, pursuant to the terms of allotment or issuance of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.

13.           Calls on Shares

(a)           The Board of Directors may, from time to time, as it in its discretion deems fit, make calls for payment upon Shareholders in respect of any sum that has not been paid up in respect of shares held by such Shareholders and which is not, pursuant to the terms of allotment or issuance of such shares or otherwise, payable at a fixed time. Each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may subsequently be extended or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice referred to below), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares of the Shareholder making payment in respect of which such call was made.

(b)           Notice of any call for payment by a Shareholder shall be given in writing to such Shareholder not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made.  Prior to the time for any such payment fixed in a notice of a call given to a Shareholder, the Board of Directors may in its absolute discretion, by notice in writing to such Shareholder, revoke such call in whole or in part, extend the time fixed for payment of such call or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

(c)           If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with subarticles (a) and (b) of this Article 13, and the provisions of these Articles with regard to calls (and the nonpayment thereof) shall be applicable to such amount (and the non-payment thereof).

(d)           Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

(e)           Any amount called for payment that is not paid when due shall bear interest from the date fixed for payment until actual payment, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel) and payable at such time(s) as the Board of Directors may prescribe.

(f)           Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment and of calls for payment in respect of such shares.

14.           Prepayment

With the consent of the Board of Directors any Shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty.  Nothing in this Article 14 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

15.           Forfeiture and Surrender

(a)           If any Shareholder fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance with these Articles, on or before the day fixed for payment of the same, the Board of Directors may at any time after the day fixed for such payment, so long as such amount or any portion thereof remains unpaid, forfeit all or any of the shares in respect of which such payment was called for.  All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including without limitation attorneys' fees and costs of legal proceedings, shall be added to, and shall for all purposes (including the accrual of interest thereon) constitute a part of the amount payable to the Company in respect of such call.

(b)           Upon the adoption of a resolution as to the forfeiture of a Shareholder’s share, the Board of Directors shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall ipso facto be forfeited; provided, however, that prior to such date the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c)           Without derogating from Articles 55 and 60 of these Articles, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)           The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

(e)           Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

(f)           Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall nonetheless be liable to pay and shall promptly pay, to the Company all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment at the rate prescribed in Article 13(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys or any part thereof.  In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another.

(g)           The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 15.

16.           Lien

(a)           Except to the extent that the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and obligations to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or obligation has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of any lien existing on such shares immediately prior to such transfer.

(b)           The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or obligation giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or obligation has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such Shareholder, his executors or administrators.

(c)           The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or obligations of such Shareholder in respect of such share (whether or not the same have matured), and any residue shall be paid to the Shareholder, his executors, administrators or assigns.

17.           Sale After Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Register of Shareholders in respect of such share. The purchaser shall be registered as the Shareholder and shall not be bound to see to the regularity of the sale proceedings or to the application of the proceeds of such sale, and after his name has been entered in the Register of Shareholders in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.           Redeemable Shares

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

TRANSFER OF SHARES

19.           Restriction on Disposition by the Founder

If the Founder, or any of his Affiliates or Immediate Family Shareholders, receives an offer to enter into any transaction to Dispose of any of their shares, he will notify the Board, and the Board shall notify the Preferred C Shareholders, in writing of the terms of such offer within seven (7) Business Days of the receipt of such offer.  Save with a written waiver from the Preferred C Shareholders holding at least a majority of the Preferred C Shares, the Founder, or any of his Affiliates or family Shareholders, will not be entitled to Dispose of any of their shares, until the sooner of (a) March 5, 2011, or (b) the Preferred C Shareholders have disposed of all of their Preferred C Shares.  The limitations on disposition of Ordinary Shares set forth herein shall not apply to the Bring Along Rights set forth in Article 21.

20.            Right of First Refusal

 (a)           Except for Dispositions to Permitted Transferees, until immediately prior to the consummation of a Qualifying IPO or Liquidation Event, any Shareholder wishing to transfer its shares, or any number thereof (the "Offered Shares") pursuant to the terms of a bona fide offer received from any person or entity (the "Third Party"), must first offer the Offered Shares to the Entitled Holders (the "Offerees"), on terms and conditions not less favorable than those proposed by the Third Party, by a written notice to the Offerees, with a copy to the Company (the "Notice of Sale").

(b)           For the purposes of this Article 20, a Shareholder wishing to Dispose of any shares shall be referred to as the "Selling Shareholder".

(c)           The Notice of Sale shall state the number and kind of Offered Shares, whether the Offered Shares will, upon the Disposition, be free of all liens, charges and encumbrances, that a bona fide offer has been received from the Third Party and the terms of the offer, the identity of the Third Party and the price and terms of payment for the Offered Shares.

(d)           Each Offeree shall be entitled to purchase its Proportional Part (as defined below) of the Offered Shares, or any portion thereof, at the price and under the conditions stated in the Notice of Sale, within fourteen days (14) of its receipt (the "Notice Period"), by giving written notice of his wish to do so to the Selling Shareholder, with copies to the Company (the "Response Notice").

(e)           Each Offeree shall also be entitled to purchase Offered Shares that are not purchased by the other Offerees, by so indicating in the Response Notice. If the Response Notices, in the aggregate, are in respect of more than the Offered Shares, then the accepting Offerees shall be cut back with respect to their oversubscriptions, on a pro-rata basis between them in proportion to their respective Proportional Parts.

(f)           The "Proportional Part" of each Offeree for the purposes hereof shall equal the number of aggregate Offered Shares multiplied by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) then held by such Offeree and the denominator of which is the aggregate number of Ordinary Shares (on an as-converted basis) then held by all Offerees.

(g)           The Response Notice shall, when taken in conjunction with the offer as set forth in the Notice of Sale, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

(h)           If a Response Notice has not been given by an Offeree within the Notice Period, then such Offeree shall be deemed to have waived its right of first refusal pursuant to this Article 20.

(i)           Upon expiration of the Notice Period:

(i)
If the Response Notices, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the Offerees who sent such Response Notices shall acquire the Offered Shares, on the terms aforementioned, at a closing that shall take place (i) within seven (7) days following the expiration of the Response Period (or any such other date as shall be agreed upon between the parties); or (ii) upon the closing of the Third Party transaction, as applicable.

(ii)
in the event that the Offerees have not realized their first refusal rights hereunder in their entirety, then, subject to provisions herein, the Selling Shareholder shall be entitled to transfer such Offered Shares not purchased pursuant to this Article 20 to the Third Party, within forty-five (45) days thereafter, except that the Offered Shares may not be sold at a price and under conditions more favourable to the transferee than the price and conditions under which they were offered to the Offerees.

(j)           If the Offered Shares have not been sold within the aforesaid forty-five (45) days, their Disposition shall once again be subject to the provisions of this Article 20.

(k)           No transfer of shares shall be registered in the Company’s registry unless there has been compliance with the procedure set forth in this Article 20 and a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company or its transfer agent, together with share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

21.           Co Sale Rights and Compulsory Sale (Tag Along and Bring Along).

 (a)           Until immediately prior to the consummation of a Qualifying IPO or Liquidation Event, and subject to Article 20 above, in the event that any of the Shareholders (each, a "Co-Sale Selling Shareholder") desires to sell or otherwise Dispose of any of its shares other than to such person's Permitted Transferee(s), then the provisions of this Article 21 shall apply with respect to such shares.

(b)           Within 14 days following the expiration of the Notice Period under Article 20 above, each Entitled Holder (the "Co-Sellers") shall have the option, exercisable by written notice to the Co-Sale Selling Shareholder, to require the Co-Sale Selling Shareholder to provide as part of its proposed sale that such Co-Sellers be given the right to participate, on the same terms and conditions as the Co-Sale Selling Shareholder, in the sale pro-rata in proportion to the respective number of Ordinary Shares (on an "as-converted" basis) owned at such time by the Co-Sale Selling Shareholder and all other Co-Sellers who participate in the proposed sale. To the extent the Entitled Holders exercise such right, the number of shares that the Co-Sale Selling Shareholder may sell shall be correspondingly reduced.

 (c)           Until immediately prior to the consummation of a Qualifying IPO or Liquidation Event, if Shareholders holding a majority of the shares outstanding which majority must include Shareholders holding at least 75% of the Preferred Shares, all on an as converted basis, accept a detailed offer to sell all their shares to a third party (the "Purchase Offer") and such Purchase Offer is conditional upon the sale of all of the shares, then the remaining holders shall be obligated to sell their shares pursuant to the terms specified in the Purchase Offer, and the proceeds from such sale shall be divided in accordance with the liquidation preferences set forth herein.

The closing of the sale under the Purchase Offer shall take place at such closing or at another time as agreed upon between the parties, provided however, that should any holder fail to comply with any of its obligations specified in this Article 21, the Company shall register the Disposition of such holder’s shares in the Company's books and hold any payment due to such holder under the Purchase Offer in escrow until such time that such holder shall fulfill its obligations hereunder. For avoidance of doubt, from the closing date of the Purchase Offer, such purchaser shall be regarded as the sole legal owner of the shares of such holder.

TRANSMISSION OF SHARES

22.           Decedent's Shares.

(a)           In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 22(b) of these Articles have been effectively invoked.

(b)           Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a Shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

23.           Receivers and Liquidators.

(a)           The Company may recognize any receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a Shareholder or its properties, as being entitled to the shares registered in the name of such Shareholder.

(b)           Such receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a Shareholder or its properties, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer contained in these Articles, transfer such shares.

GENERAL MEETINGS

24.           Annual General Meeting.

(a)           An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than 15 months after the last preceding Annual General Meeting) and at such place, either within or without the State of Israel, as may be determined by the Board of Directors.

(b)           The Annual General Meeting may consider and vote upon the following matters:

(i)           Report by the Board of Directors of the Company;

(ii)           Report by the independent auditors of the Company;

(iii)           Approval of the Company's financial statements;

(iv)           Appointment of the Company's independent auditors and approval of their fees;

(v)           Approval of interested-party transactions in accordance with the requirements of the Companies Law; and

(vi)           Approval of changes to these Articles.

25.           Extraordinary General Meeting.

All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings."  The Board of Directors may, whenever it deems fit, convene an Extraordinary General Meeting, at such time and place, as may be determined by the Board of Directors, and shall be obligated to do so upon a request in writing in accordance with Sections 63 or 64 of the Companies Law, or upon a request in writing of the Shareholders holding a majority of the Preferred C Shares.

26.           Notice of General Meetings; Omission to Give Notice.

(a)           Notice of a General Meeting shall be delivered at least seven (7) days prior to the date for convening of the meeting (but not more than forty-five (45) days before such date) to each of the Shareholders listed in the Register of Shareholders in the manner specified in these Articles.  Each such notice shall specify the place and the date and hour of the meeting, the agenda, reasonable detail of the matters to be discussed at the meeting, and arrangements for voting by proxy if the matters on the agenda for the meeting include matters in respect of which Shareholders may vote by proxy under any law or in accordance with these Articles.  If the agenda of the meeting includes a proposal to amend these Articles, the text of the proposed amendment shall be specified.

(b)           A resolution may be proposed and adopted at a meeting even though the notice prescribed in this Article has not been given, subject to the consent of all of the Shareholders entitled to vote thereon.

(c)           The non-receipt of notice sent to a Shareholder, shall not invalidate the proceedings at such meeting.

(d)           The Board of Directors may fix a date, not exceeding sixty (60) days prior to the date of any General Meeting, as the date as of which Shareholders entitled to notice of and to vote at such meeting shall be determined, and only those persons who were holders of record of voting shares on such date shall be entitled to notice of and to vote at such meeting.

PROCEEDINGS AT GENERAL MEETINGS

27.           Quorum.

(a)           No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

(b)           In the absence of contrary provisions in these Articles, two or more Shareholders, present in person or by proxy and holding in the aggregate at least a majority of the outstanding voting power in the Company (on an as converted basis), shall constitute a quorum of General Meetings.

(c)           If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon request under Sections 63 or 64 of the Companies Law, shall be dissolved, but in any other case it shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of more than 50% of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called. At such adjourned meeting (other than an adjourned separate meeting of a particular class of shares as referred to in Article 7 of these Articles), any two shareholders present in person or by proxy shall constitute a quorum.

28.           Chairman.

The Chairman, if any, of the Board of Directors shall preside at every General Meeting of the Company.  If at any meeting the Chairman is not present within 15 minutes after the time fixed for holding the meeting or is unwilling to take the chair, the Shareholders present shall choose someone of their number to be the chairman of such meeting.  The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the right of such Chairman to vote as a Shareholder or proxy of a Shareholder if, in fact, he is also a Shareholder or such proxy).

29.           Adoption of Resolutions at General Meetings.

(a)           Subject to the provisions of Article 73, a resolution shall be deemed adopted if approved by the holders of more than 50% of the voting power represented at the meeting in person or by proxy and voting thereon.

(b)           Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by a Shareholder, present in person or by proxy and entitled to vote at the meeting, then the same shall be decided by a written ballot.  A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands.  If a written ballot is demanded after such declaration, then the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by a written ballot.

(c)           A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or defeated, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

(d)           Shareholders may participate in a General Meeting by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Article shall constitute presence in person at such meeting.

(e)            The Preferred Shares shall vote together with the Ordinary Shares of the Company as one class, and not as a separate class, in all Shareholders meetings, except as required herein or by any applicable law (other than Section 20(c) of the Companies Law with respect to which the provisions of these Articles shall prevail), with each Preferred Share having votes in such number as if then converted into Ordinary Shares.

30.           Resolutions in Writing.

A resolution in writing signed by all Shareholders of the Company then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

31.           Power to Adjourn.

The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of more than 50% of the voting power represented in person or by proxy and voting on the question of adjournment, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called. If a meeting is adjourned for twenty one (21) days or more, then notice thereof shall be given in the manner required for the meeting as originally called. If the adjourned meeting is adjourned for less than (21) days, then notice thereof shall be given in accordance with the provisions of the Companies Law, if any.

32.           Voting Power.

Subject to the provisions of Articles 5 and 33(a) and subject to any provisions of these Articles conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each Ordinary Share held by him of record, on an as converted basis, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

33.           Voting Rights.

(a)           No Shareholders shall be entitled to vote at any General Meeting (or be counted as part of the quorum) unless all calls then payable by him in respect of his shares in the Company have been paid.

(b)           A company or other corporate body being a Shareholder of the Company may duly authorize any person to be its representative at any meeting of the Company or to authorize or deliver a proxy on its behalf.  Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power that the latter could have exercised if it were a natural person.  Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

(c)           Any Shareholder entitled to vote may vote either in person or by proxy (who need not be a Shareholder of the Company), or if the Shareholder is a company or other corporate body by a representative authorized pursuant to Article 33(b).

(d)           If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s).  For the purposes of this Article 33(d), seniority shall be determined by the order of registration of the joint holders in the Register of Shareholders.

PROXIES

34.           Instrument of Appointment.

(a)           An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I [Name of Shareholder] of [Address of Shareholder] being a Shareholder of Check-Cap Ltd. hereby appoint [Name of Proxy] of [Address of Proxy] as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____ day of _____________ and at any adjournment(s) thereof.

Signed this ____ day of ______________, [signature of appointer].”

or in any usual or common form or in such other form as may be approved by the Board of Directors.  Such proxy shall be duly signed by the appointor or such person's duly authorized attorney or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

(b)           The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its principal place of business or at the offices of its registrar or transfer agent, or at such place as the Board of Directors may specify) not less than 24 hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

35.           Effect of Death of Appointor or Transfer of Share or Revocation of Appointment.

(a)           A vote cast in accordance with an instrument appointing a proxy shall be valid despite the prior death or bankruptcy of the appointing Shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

(b)           Except if otherwise set forth in the instrument, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person who signed such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 34(b) for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 34(b) of these Articles, or (ii) if the appointing Shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such Shareholder of the revocation of such appointment, or if and when such Shareholder votes at such meeting.  A vote cast in accordance with an instrument appointing a proxy shall be valid despite the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing Shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 35(b) at or prior to the time such vote was cast.

BOARD OF DIRECTORS

36.           Powers of Board of Directors.

(a)           General.

The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not required by law or these Articles to be done by the Company by action of its Shareholders at a General Meeting.  The authority conferred on the Board of Directors by this Article 36 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company by action of its Shareholders at a General Meeting; provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors that would have been valid if such regulation or resolution had not been adopted.

(b)           Borrowing Power.

The Board of Directors may from time to time, at its discretion, cause the Company to borrow or guaranty the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit, and in particular by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges or other security interest on the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c)           Reserves.

The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) that the Board of Directors, in its absolute discretion, shall deem fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

37.           Exercise of Powers of Board of Directors.

(a)           A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

(b)           Subject to the provisions of Article 73, a resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by the majority of the Directors lawfully entitled to vote thereon and present when such resolution is put to a vote and voted thereon.

(c)           Subject to the provisions of Article 73, a resolution in writing signed by all of the Directors then in office and lawfully entitled to vote thereon or to which all of the Directors have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

38.           Delegation of Powers.

(a)           Subject to Article 73 and to Section 112 of the Companies Law, the Board of Directors may delegate any or all of its powers to committees, each consisting of any Director who has indicated his/her interest to serve in such committee (each an "Interested Director"), and it may from time to time revoke such delegation or alter the composition of any such committee (provided that any Interested Director shall continue to be a member of any such committee).  Any Committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors.  The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article.  Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b)           Without derogating from the provisions of Article 51, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think appropriate, and may terminate the service of any such person.  The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the terms and conditions of employment, of all such persons, and may require security in such cases and in such amounts as it thinks appropriate.

(c)           The Board of Directors may from time to time appoint, in the name of the Company, (an) advisor(s), counsel, (an) attorney(s), (a) consultant(s) or other third party to provide strategic advice, scientific assessments, legal advice, general business development advice or other specialist advice.  The fees for such advice will be paid by the Company.

(d)           Without derogating from the provisions of Article 38(a), the Board of Directors may form an HR Committee. To the extent that such a committee is formed, it shall be comprised of the Pontifax Director, the director representing the Preferred A Shareholders, and the director representing the Preferred B Shareholders. To the extent formed, the HR Committee will review and approve the terms of employment of all VP level management of the Company.

  (e)           Without derogating from the provisions of Article 38(a), the Board of Directors may form a Business Development and Management Committee. To the extent that such committee is formed, it shall include the Pontifax Director. In addition, to the extent such committee is formed, representatives of Pontifax will serve as external members of the Business Development and Management Committee.

(g)           The Pontifax Director shall have the right to determine the location of one "in person" Board meeting each year. The Company will reimburse the Pontifax Director and observer for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board meetings.

39.           Number of Directors.

(a)           The Board of Directors shall consist of up to eight (8) Directors of whom:

(i)            The holders of a majority of the Ordinary Shares shall be entitled to appoint one (1) Director;

(ii)           The holders of a majority of the Preferred A Shares shall be entitled to appoint one (1) Director;

(iii)          The holders of a majority of the Preferred B Shares shall be entitled to appoint one (1) Director;

(iv)          Pontifax shall be entitled to appoint one (1) Director;

(v)            one (1) director shall be the Company's CEO, ex officio;

               (vi)           Spearhead shall be entitled to appoint one (1) Director;

(vii)	Docor shall be entitled to appoint one (1) Director; and

(viii)	The majority of the Directors shall be entitled to appoint one (1) Director.

(b)           Without derogating from Article 39(a), each of Pontifax and the Founder will be entitled to appoint one observer to the Board of Directors who may attend the meetings of the Board of Directors but shall not have the right to vote.

(c)           The right to appoint a director to the Board of Directors of the Company granted to a specifically named Shareholder in Article 39(a) may not be waived or terminated without the prior written consent of such Shareholder. To the extent that an amendment of this Article 39(c) adversely affects the rights and privileges of a specifically named Shareholder, such amendment shall require the prior written consent of such Shareholder.

40.           Appointment and Removal of Directors.

(a)           Except as otherwise provided in these Articles, Directors shall not be elected but shall be appointed. In addition, subject to Article 42, vacancies, however created, on the Board of Directors may only be filled by the Person who designated the previous incumbent of such vacancy.

(b)           The appointment (including fill of vacancy) or removal of a Director shall be effected by the delivery of a written notice to the Company at its principal office, signed by the Person entitled to effect such appointment or removal.  Any appointment or removal shall become effective on the date fixed in the notice or upon delivery of the notice to the Company, whichever is later.

41.           Qualification of Directors.

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

42.           Continuing Directors in the Event of Vacancies.

Subject to Articles 39 and 48, in the event of one or more vacancies in the Board of Directors, the remaining Directors may continue to act in every matter and, pending the filling of any vacancy pursuant to the provisions of Article 40, may appoint Director(s) to fill any such vacancy temporarily (such temporarily appointed Director being automatically deemed to be removed from the Board upon the appointment of a Director to fill the previous vacancy in accordance with Article 40); provided, however, that if they number less than a majority of the number provided for pursuant to Article 39 of these Articles, they may act only in an emergency or to fill the office of Director that has become vacant up to the minimum number or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 39 are in office as a result of such meeting.

43.           Vacation of Office.

(a)           The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he becomes bankrupt (or if the Director is a company, upon its winding-up).

(b)           The office of a Director shall be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein or upon the delivery to the Company, whichever is later.

44.           Remuneration of Directors; Reimbursement of Expenses

A Director shall be paid remuneration by the Company for his services as a Director, to the extent such remuneration shall have been approved by a General Meeting of the Company.  The Company shall reimburse Directors and observers, for reasonable expenses incurred in connection with their service on the Board of Directors and their attendance at Board meetings, in accordance with the Company’ policy.

45.           Conflict of Interests.

Subject to the provisions of the Companies Law, no Director shall be disqualified by virtue of his office from holding any office or relationship of profit with the Company or with any company in which the Company shall be a shareholder or have another interest, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall in any way be interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or relationship of profit or realized from such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or in any other case no later than the first meeting of the Board of Directors after the acquisition of his interest.

46.           Alternate Directors.

(a)           A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

(b)           Any notice to the Company pursuant to Article 46(a) shall be given in person to, or by sending the same by mail to the attention of, the General Manager of the Company at the principal office of the Company or to such other person or place as the Board of Directors shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company at the place specified above, whichever is later.

(c)           An Alternate Director shall have all the rights and obligations of the Director for whom the substitute is appointed; provided, however, that (i) he may not in turn appoint an alternate for himself (unless the instrument appointing him expressly provides otherwise), (ii) an Alternate Director shall have no standing at any meeting of the Board of Directors or any Committee of the Board of Directors while the Director for whom the substitute is appointed him is present, and (iii) the Alternate Director is not entitled to remuneration.

(d)           Any natural person that does not act as a Director but that is so qualified may act as an Alternate Director.  One person may not act as Alternate Director for more than one Director.

(e)           An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director who appointed him.

(f)           The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 43, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

47.           Meetings.

(a)           The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors deem fit.

(b)           Any one (1) Director may at any time, and the Chairman of the Board of Directors upon the request of any Director shall, convene a meeting of the Board of Directors, but not less than two (2) days notice shall be given of any meeting so convened.  Notice of any such meeting may be given in writing or by email, mail, telegram or facsimile.  Despite anything to the contrary in these Articles, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened despite such defective notice if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate in such meeting to whom notice was not duly given.

(c)           Directors may attend any meeting via telephone so long as all may hear and be heard.

48.           Quorum.

Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by telephone conference of a majority of the Directors appointed pursuant to Article 39 and lawfully entitled to vote on the subject matter of the relevant meeting,  provided, that, all members of the Board of Directors received due notice of such meeting or telephone conference.  No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by telephone conference) when the meeting proceeds to business.  If within half an hour from the time appointed for the meeting a quorum is not present it shall be adjourned to the next business day, at the same time and place, unless a majority of the Directors decide otherwise.  No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.  At such adjourned meeting those Directors (appointed pursuant to Article 39) present, and lawfully entitled to vote on the subject matter of the relevant meeting shall constitute a quorum.

49.           Chairman of the Board of Directors.

The Board of Directors may from to time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in his place.  The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chairmanship, the Directors present shall choose one of their number to be the chairman of such meeting.  The Chairman of the Board of Directors shall not have a casting or deciding vote.

50.           Validity of Acts Despite Defects.

All acts done bona fide at any meeting of the Board of Directors, or of a committee of the Board of Directors, or by any person(s) acting as Director(s), shall, even if it is subsequently discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

GENERAL MANAGER

51.           General Manager, Chief Executive Officer, Managers.

Subject to Article 73, the Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager as Chief Executive Officer of the Company or Managers, and may confer upon such person(s), and from time to time modify or revoke, such title(s) and such duties and authorities as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe.  Unless otherwise determined by the Board of Directors, the General Manager shall have authority with respect to management of the Company in the ordinary course of business.

MINUTES

52.           Minutes.

(a)           Minutes of each General Meeting, of each meeting of the Board of Directors and of each meeting of a Committee of the Board of Directors shall be recorded and duly entered in books provided for that purpose, and shall be held by the Company at its principal office or such other place as shall be determined by the Board of Directors.  Such minutes shall, in all events, set forth the name of the persons present at the meeting and all resolutions adopted at the meeting.

(b)           Any such minutes, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

DIVIDENDS

53.           Declaration of Dividends; Dividend Preference; Withholding.

(a)            Subject to Article 73, the Board of Directors may from time to time declare, and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company.  The Board of Directors shall be entitled to declare a final dividend in respect of any fiscal period.  The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the Shareholders entitled thereto.  All dividends shall be distributed in the following manner:

(i)            First, to the holders of the Preferred D Shares, pro rata in accordance with their respective holdings at the record date of such distribution, until each holder of the Preferred D Shares has received aggregate distributions in an amount sufficient to give such holder its Preferred D Shares Preferred Amount through the date of such distribution.

(ii)            Next, to the holders of the Preferred C Shares, pro rata in accordance with their respective holdings at the record date of such distribution, until each holder of the Preferred C Shares has received aggregate distributions in an amount sufficient to give such holder its Preferred C Shares Preferred Amount through the date of such distribution.

(iii)            Next, to the holders of the Preferred A Shares, pro rata in accordance with their respective holdings at the record date of such distribution, until each holder of the Preferred A Shares has received aggregate distributions in an amount sufficient to give such holder its Preferred A Shares Preferred Amount through the date of such distribution.

(iv)            Next, to the holders of the Preferred B Shares, pro rata in accordance with their respective holdings at the record date of such distribution, until each holder of the Preferred B Shares has received aggregate distributions in an amount sufficient to give such holder its Preferred B Shares Preferred Amount through the date of such distribution.

(v)            Next, to the holders of the Preferred Shares, as a single class, pro rata in accordance with each holders' Deemed Preferred A Purchase Price, Deemed Preferred B Purchase Price, Deemed Preferred C Purchase Price and Deemed Preferred D Purchase Price, as applicable, at the record date of such distribution, until each holder of Preferred Shares has received distributions in an amount sufficient to return to each such holder its respective Deemed Purchase Price, as applicable; provided, that at such time as any holder of Preferred D Shares, Preferred C Shares, Preferred A Shares or Preferred B Shares shall have received distributions equal to its respective Deemed Purchase Price, distributions to such holder of Preferred D Shares, Preferred C Shares, Preferred A Shares or Preferred B Shares shall cease, but continue as to the other holders of Preferred D Shares, Preferred C Shares, Preferred A Shares or Preferred B Shares on a pari passu basis in relation to their respective Preferred Shareholdings at the time of such distribution until the other holders of Preferred D Shares, Preferred C Shares, Preferred A Shares and/or Preferred B Shares, respectively, have received distributions in an amount equal to each holder’s respective Deemed Purchase Price.

(vi)            Thereafter, to all Shareholders (of all classes) in a proportion equal to the number of Ordinary Shares held by each Shareholder (on a fully diluted basis giving effect to conversion of the Preferred Shares into Ordinary Shares whether or not converted) over the total number of Ordinary Shares issued and outstanding at such time (on a fully diluted basis giving effect to conversion of the Preferred Shares into Ordinary Shares whether or not converted).

(b)  Withholding.  The Company is authorized to withhold from distributions to be made to a Shareholder, and to pay over to a federal, state or local government, in Israel or elsewhere, any amounts required to be withheld pursuant to applicable law.  Any amounts so withheld shall be treated as distributed to such Shareholder for all purposes of these Articles.

54.           Funds Available for Payment of Dividends or Distributions to Shareholders.

(a)  Subject to Article 54(b), no dividend shall be paid otherwise than out of the profits of the Company.

(b)  The Company shall make commercially reasonable efforts to make or cause to be made distributions, or to advance funds to the holders of Ordinary Shares, Preferred A Shares and/or Preferred B Shares as are necessary to eliminate the impact of the reorganization and the transfer of certain assets or licensing of certain Company assets from Check-Cap LLC.  Notwithstanding the foregoing, the Company will not advance payments to holders of Ordinary Shares, Preferred A Shares and/or Preferred B Shares to address the fact that they will no longer receive a "pass through" of losses generated by the Company as they have while owning units of Check-Cap LLC. These advances, if and to the extent made, will be deducted from any distributions such Shareholders receive from the Company.

55.           Amount Payable by Way of Dividends.

Subject to Article 53, any dividend paid by the Company shall be allocated among the Shareholders entitled thereto in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which such dividend is being paid without taking into account the premium paid up for the shares.  The amount paid up on account of a share that has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the Shareholder shall not be deemed, for the purposes of this Article, to be a sum paid on account of the share.

56.           Interest.

No dividend shall carry interest as against the Company.

57.           Payment in Specie.

Upon the resolution of the Board of Directors and subject to Article 53, the Company (i) may cause any moneys, investments or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund or to the credit of a reserve fund for the redemption of capital, or in the control of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the basis that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company that shall be distributed accordingly, in payment, in whole or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and (ii) may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

58.           Implementation of Powers under Article 57.

For the purpose of giving full effect to any resolution under Article 57, and without derogating from the provisions of Article 7 hereof, the Board of Directors may settle any difficulty that may arise in regard to the distribution as it deems expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debentures stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

59.           Dividends on Unpaid Shares.

Without derogating from Article 55, the Board of Directors may give an instruction that shall prevent the distribution of a dividend to the holders of shares on which the full nominal amount has not been paid up.

60.           Retention of Dividends.

(a)           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities or obligations in respect of which the lien exists.

(b)           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 22 and 23, entitled to become a Shareholder, or which any person is, under such Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

61.           Unclaimed Dividends.

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed.  The payment by the Board of Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof.  The principal (and only the principal) of an unclaimed dividend or such other moneys shall be, if claimed, paid to a person entitled thereto.

62.           Mechanics of Payment.

Any dividend or other moneys payable in cash in respect of a share may be paid by check or draft sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register of Shareholders or his bank account or the person whom the Company may then recognize as the owner thereof or entitled thereto under Article 22 or 23 hereof, as applicable, or such person's bank account), or to such person and at such other address as the person entitled thereto may by writing direct.  Every such check or draft shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or draft by the bank upon which it is drawn shall be a good discharge to the Company.

63.           Receipt from a Joint holder.

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS; AUDITS

64.           Books of Account.

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law.  Such books of account shall be kept at the principal office of the Company, or at such other place or places as the Board of Directors may deem fit, and they shall always be open to inspection by all Directors.  Such books of account and other corporate documents and records shall also be open to inspection by the Shareholders and by auditors appointed by the Shareholders, provided that such Shareholders and auditors shall enter into confidentiality undertakings reasonably satisfactory to the Board of Directors.

65.           Audit.

At least once in every Fiscal Year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

66.       Auditors.

The appointment, authorities, rights and duties of the auditor(s) of the Company shall be regulated by the Companies Law and subject to Article 73; provided, however, that the Board of Directors shall have the authority to fix the remuneration of the auditor(s).

RIGHTS OF SIGNATURE, STAMP AND SEAL

67.           Rights of Signature, Stamp and Seal.

(a)            Subject to Article 73, the Board shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature(s) of such person(s) on behalf of the Company shall bind the Company to the extent such person acted and signed within the scope of his or their authority.

(b)            The Board may provide for a seal.  If the Board so provides, it shall also provide for the safe custody thereof.  Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

NOTICES

68.           Notices.

Unless a specific provision relating to notices is contained in any other Article, the following shall apply:

(a)            Any written notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such Shareholder at his address as it appears in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents or by telegram, telex, facsimile or electronic mail.  Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its principal office.  Any such notice or other document shall be deemed to have been served when actually tendered if hand delivered, or 72 hours (7 business days if sent internationally) after it has been posted (or when actually received by the addressee if sooner).  Notice sent by telegram, telex, facsimile or electronic mail shall be deemed to have been served when actually received by the addressee.  A notice that is defectively addressed or that otherwise fails to comply with the provisions of this Article shall nevertheless be deemed to have been served if and when actually received by the addressee.

(b)            All notices to be given to the Shareholders shall, with respect to any share to which such persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to all the holders of such share.

(c)            Any Shareholder whose address is not listed in the Register of Shareholders, and who shall not have designated in writing an address for the delivery of notices, shall not be entitled to receive any notice from the Company.

INSURANCE, RELEASE AND INDEMNIFICATION OF OFFICERS

69.           Insurance

The Company may, from time to time and subject to any provision of law, enter into an agreement to insure an Office Holder against any liability, in whole or in part, that may be imposed upon such Office Holder as a result of an action or omission carried out in his capacity as an Office Holder in each of the following cases:

(i)	breach of duty of care towards the Company or towards another person;

(ii)	breach of fiduciary duty towards the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not harm the interests of the Company;

(iii)	a monetary liability imposed on him in favor of another person.

(iv)	expenses, including reasonable litigation expenses and legal fees, incurred by the Office Holder as a result of an Administrative Proceeding instituted against the officer.

(v)	payments to an injured party imposed on the Office Holder pursuant to Section 52ND(a)(1)(a) of the Securities Law.

In the event that the insurance contract covers the liability of the Company as well, the Office Holder shall have precedence over the Company in collecting the insurance payments.

70.            Indemnification

(a)
The Company may, from time to time and subject to any provision of law, indemnify an Office Holder, to the fully extent permitted by the Companies Law, in respect of a liability or expense set out below which is imposed on him or incurred by him in his capacity as an Office Holder of the Company:

(i)
monetary liability imposed on him in favor of another person, or expended by him as a result of, a court judgment, including a settlement or a decision of an arbitrator which is given the force of a judgment by court order;

(ii)
reasonable litigation expenses, including legal fees, incurred by the Office Holder (i) as a result of an investigation or proceeding instituted against such Office Holder by a competent authority, where such investigation or proceeding has concluded without the filing of an indictment against the Office holder and without any financial obligation imposed on the Office holder in lieu of a criminal proceeding, or that is concluded without indictment of the Office holder but with the imposition of a financial obligation on the Office holder in lieu of a criminal proceeding, with respect to a crime that does not require proof of criminal intent (without derogating from Article 1.2(a) above, the phrases "proceeding that has concluded without the filing of an indictment" and "financial obligation in lieu of a criminal proceeding" shall have the meanings ascribed to such phrases in Section 260(a)(1a) of the Companies Law); or (ii) in connection with a monetary sanction ("Itzum Caspi"); and

(iii)
reasonable litigation expenses, including legal fees, which the Office Holder has incurred or is obliged to pay by the court in proceedings commenced against him by the Company or in its name or by any other person, or pursuant to a criminal proceeding in which he is acquitted or in any criminal proceeding of a crime which does not require proof of criminal intent in which he is convicted.

(iv)	expenses, including reasonable litigation expenses and legal fees, incurred by an officer as a result of an Administrative Proceeding instituted against the Office Holder.

(v)	payments to an injured party imposed on the Office Holder pursuant to Section 52ND(a)(1)(a) of the Securities Law.

(b)	The Company may, from time to time and subject to any provision of law:

(a)	undertake in advance to indemnify an Office Holder of the Company for any of the following:

(i)
any liability as set out in Article 70(a)(i) above, provided that the undertaking to indemnify is limited to the events which in the opinion of the Board of Directors can be anticipated in light of the Company’s activities at the time of giving the indemnification undertaking, and for an amount and/or criteria which the Board of Directors has determined are reasonable in the circumstances and, the events and the amounts or criteria that the Board of Directors deem reasonable in the circumstances at the time of giving of the undertaking are stated in the undertaking; or

(ii)	any liability stated in Article 70(ii) or (iii) above;

(b)	indemnify an Officer Holder after the occurrence of the event which is the subject of the indemnity.

71.           Release from Liability

Subject to the provisions of applicable law, the Company may release an Office Holder in advance from liability, in whole or in part, for damage suffered as a result of breach of duty of care of the Office Holder towards the Company, other than for a breach of care in connection with a Distribution.

71A.	Articles 69-71 above are not intended and shall not in any way limit the Company’s ability to enter into any contract of insurance or to grant a release from liability or an indemnity:

(i)	in connection with a person who is not an Office Holder, including employees, contractors or consultants of the Company who are not Officer Holders;

(ii)	in connection with Officer Holders - to the extent that the insurance, release or indemnity is not prohibited by law.

71B.	The provisions of Article 69-71 above shall apply to a corporate representative of a Director and an Alternate Director.

DISSOLUTION OR LIQUIDATION OF THE COMPANY

                72.             If the Company is dissolved, the Board of Directors shall wind up its affairs.  On winding up of the Company, or upon the occurrence of a Deemed Liquidation Event, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then the remaining proceeds to the Shareholders in accordance with the priorities set forth in Article 53.

MAJOR DECISIONS

73.              Major Decisions.

(a)           Decisions Requiring Approval of the Requisite Majority.  Until immediately prior to the closing of a Qualifying IPO or a Liquidation Event, the Company will not, without the consent of the Requisite Majority, take any action that (each, a "Major Decision"):

(i)               Changes the rights, preferences, or privileges of any shares;

(ii)              Amends any provision of these Articles;

(iii)              Increases or decreases the authorized number of shares;

(iv)	Creates (by reclassification or otherwise) any new class or series of shares, or issues any new class or series of shares (other than pursuant to the ESOP);

(v)	Results in the redemption or repurchase of any shares (other than pursuant to the ESOP);

(vi)              Results in a Deemed Liquidation Event;

(vii)	Results in a merger with or the acquisition of all or substantially all of the assets or stock of any entity not wholly owned by the Company;

(viii)	Establishes any mortgage, pledge, or lien against any material asset of the Company;

(ix)              Increases or decreases the authorized size of the Board;

(x)               Results in the payment or declaration of any distribution on any shares;

(xi)	Results in the acquisition by the Company of any other business or material asset;

(xii)	Results in any proprietary information being licensed from a third party and for which the total cost is in excess of US$150,000 per year;

(xiii)	Results in a material change in the business or strategic direction of the Company; or

(xiv)	Results in any amendment to the Company’s ESOP or any other similar incentive arrangement.

(b)       Breach of Covenant. In the event that the Company takes any action which is a decision under Article 73(a) without the consent of the Requisite Majority  , and as set forth in this Article 73, such action shall be void and of no force and effect.

Exhibit 6(b)

(Execution Copy)

AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement"), is made as of October 14, 2014, by and among (i) Check-Cap Ltd. (company number 51-4259811), a company organized under the laws of the State of Israel (the "Company"), (ii) Pontifax (Cayman) II L.P., Pontifax (Israel) II L.P., and Pontifax (Israel) II - Individual Investors L.P. (collectively, "Pontifax"), (iii) the Shareholders listed in Schedule A hereto (together with Pontifax, the "Shareholders"), and (iv) the entities listed in Schedule B hereto (collectively, the "Lenders").

W I T N E S S E T H :

WHEREAS, the Shareholders are holders of issued and outstanding share capital of the Company;

WHEREAS, the Company and the Lenders have entered into that certain Credit Line Agreement, dated as of August 20, 2014 (the "Credit Line Agreement"), and as an inducement to the Lenders to consummate the transactions under the Credit Line Agreement, the Company and the Shareholders who are signatories hereto wish to amend and restate in its entirety that certain Amended and Restated Shareholders' Agreement dated March, 2011, as supplemented by that certain Joinder Agreement, dated as of January 10, 2012 (together, "Prior Shareholders' Agreement"), to read as set forth below;

WHEREAS, pursuant to the Prior Shareholders' Agreement, such agreement may be amended by the written consent of the Company and the holders of more than 50% of the Registrable Securities (as defined in the Prior Shareholders' Agreement), including Pontifax (the "Requisite Majority"); and

WHEREAS, the Shareholders who are signatories to this Agreement constitute at least the Requisite Majority.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, it is hereby agreed that the Prior Shareholders' Agreement shall be amended and restated to read as follows:

1.	Registration Rights

1.1           Definitions

"Affiliate" with respect to any Shareholder or Lender shall mean: (i) any Person controlling, controlled by or under common control with said Shareholder or Lender (including any partnership in which such shareholder or Lender serves as a general partner or any entity in which such shareholder, Lender, their Affiliates and any of their respective Immediate Family Shareholders own greater than 10% in the aggregate of the issued and outstanding voting equity); (ii) any officer, director, trustee limited or general partner of any shareholder or Lender or of any Person so controlling, controlled by or under common control with said shareholder or Lender; provided that the Company shall not be deemed an Affiliate of any shareholder or Lender; and (iii) any Person which a shareholder or Lender has the power to direct or cause the direction of the policies or management whether by voting power or otherwise;

"Damages" means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act or any other applicable law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, or any rule or regulation promulgated thereunder.

"Exchange Act" means the U.S. Securities Act of 1934, as amended.

"Immediate Family Shareholder" means with respect to any shareholder or Lender who is a natural person, such shareholder’s or Lender’s parents (including step-parents), siblings (including step-siblings), spouse and children (including step-children).

"Lender Registrable Securities" means (a) any Ordinary Shares issued to the Lender pursuant to the Credit Line Agreement, including, without limitation, upon exercise of the Credit Line Warrant (as such term is defined in the Credit Line Agreement) and upon conversion of any Preferred Shares issued to the Lender under the Credit Line Agreement (including, without limitation, Preferred Shares issued upon conversion of the Credit Line Amount, as such term is defined in the Credit Line Agreement) and (b) any Ordinary Shares issued or issuable with respect to the securities referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other similar transaction. As to any particular Lender Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in effect) or repurchased by the Company or any subsidiary of the Company.

"Permitted Transferee" with respect to a Shareholder or Lender means such Shareholder or Lender, such Shareholder's or Lender’s spouse or a descendant of such Shareholder or Lender, or a trust for the benefit of any of the foregoing, (i) an Affiliate of a Shareholder or Lender, (ii) another Shareholder or Lender, (iii) the Company, (iv) the partners or shareholders of a Shareholder or Lender that is a partnership or limited liability company, respectively, or (v) a transferee approved by the Board of Directors.  Notwithstanding the foregoing, no competitor of the Company or Affiliate of a competitor can be a Permitted Transferee.

"Person" means an individual, corporation, partnership, joint venture, trust, and any other body corporate or unincorporated organization;

"Piggyback Registration" shall have the meaning ascribed to such term in Section 1.3 hereof.

"Qualifying IPO" means an initial public offering by the Company or a corporate successor of its equity interests in which at least $50 million is raised at a pre money Company valuation of at least $200 million.

"Preferred Registrable Securities" means (a) any Ordinary Shares issued upon conversion of Preferred A Shares, Preferred B Shares, Preferred C Shares or Preferred D Shares and (b) any Ordinary Shares issued or issuable with respect to the securities referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other similar transaction.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in effect) or repurchased by the Company or any subsidiary of the Company.

"Preferred Shares" shall have the meaning ascribed to such term in the Company’s Articles of Association, as in effect from time to time.

"Registrable Securities" means the Preferred Registrable Securities and the Lender Registrable Securities.

"Registration Expenses" shall mean all expenses incurred in connection with any Demand or Piggyback Registration pursuant to this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company but including one counsel for the holders of the Registrable Securities.

"Securities Act" means the US Federal Securities Act of 1933, as amended.

"Securities and Exchange Commission" means the United States Securities and Exchange Commission.

1.2           Requests for Registration.

At any time after the shares of the Company are traded on a securities exchange, either the (i) holders of a majority of the aggregate of the Preferred D Shares and the Lender Registrable Securities, or (ii) the holders of a majority of the Preferred C Shares or (iii) the Persons holding at least twenty percent (20%) of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities.  There shall be a maximum of two such registrations ("Demand Registrations") permitted under this Section 1.2 for each former holder of Preferred D Shares, each former holder of Preferred C Shares, each former holder of Preferred A Shares, each former Holder of Preferred B Shares with respect to all of such former holder's Registrable Securities and for each Lender with respect to all of such Lender’s Registrable Securities. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

1.3           Right to Piggyback.

At any time after the shares of the Company are traded on a securities exchange, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration, registrations for employee stock plans or pursuant to Rule 145 under the Securities Act) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

1.4           Registration Expenses.

The Company shall pay all Registration Expenses including the cost of one counsel to represent all sellers of Registrable Securities.  A registration shall not count as a permitted registration until it has become effective and remained effective for at least 120 days; provided however, that the Company shall not be required to pay any Registration Expenses in connection with any registration initiated if such registration is subsequently withdrawn (other than a withdrawal due to a material adverse change not known to the holders of Registrable Securities at the time of such demand or requests by the Company or its underwriters to reduce the size of the offering and, because of such request, the holders of at least a majority of the Registrable Securities elect to withdraw).

1.5           Rule 144.

If any proposed sale of Registrable Securities may be effected by the holders thereof pursuant to Rule 144 without any adverse effect on the proposed sale as reasonably determined by such holders, including without limitation the contemplated sale price or the quantity of Registrable Securities to be sold, then the holders of the Registrable Securities covenant to rely upon Rule 144 under the Securities Act in the sale thereof in lieu of requesting a Demand Registration.

1.6           Registration Procedures.

Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)             prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one (1) counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii)            notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)           use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of any of the United States as a seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (b) subject itself to taxation in any such jurisdiction, or (c) consent to general service of process in any such jurisdiction);

(v)            notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

(vii)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(viii)         enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions, including arranging for provision by accountants of “comfort letters”, as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(ix)           make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x)            otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)           if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in such holder's sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, (a) insert therein language, at such holder's request, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar U.S. Federal statute then in force, delete the reference to such holder; provided that with respect to this clause (b) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company;

(xii)          in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any ordinary shares included in such registration statement for sale in any jurisdiction, obtain the withdrawal of such order and notify each seller of Registrable Securities of such stop order;

(xiii)         in the event such registration is an underwritten public offering, enter into and perform the Company's obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

1.7          Registration Priority.

To the extent it is not in the Company's best interest for all of the Registrable Securities to participate in any Demand or Piggyback Registration, then the number of Registrable Securities that may be included in such registration such be allocated as follows: (i) first, Preferred Registrable Securities held by the former holders of Preferred D Shares as a result of their former Preferred D Shareholdings and the Lender Registrable Securities (together, the “First Priority Registrable Securities”), pro-rata to the number of First Priority Registrable Securities owned by each selling holder, before the Registrable Securities held by any person as a result of their holdings of Ordinary Shares or former holdings of Preferred C Shares, Preferred A Shares or Preferred B Shares may be registered and sold; (ii) second, Preferred Registrable Securities held by the former holders of Preferred C Shares as a result of their former Preferred C Shareholdings, pro-rata to the number of such Registrable Securities owned by each selling holder, before the Registrable Securities held by any person as a result of their holdings of Ordinary Shares or former holdings of Preferred A Shares or Preferred B Shares may be registered and sold; (iii) third, Preferred Registrable Securities held by the former holders of Preferred A Shares as a result of their former Preferred A Shareholdings, pro-rata to the number of such Registrable Securities owned by each selling holder, before the Registrable Securities held by any person as a result of their holdings of Ordinary Shares or former holdings of Preferred B Shares may be registered and sold; and (iv) fourth, Preferred Registrable Securities held by the former holders of Preferred B Securities as a result of their former Preferred B Shareholdings, pro-rata to the number of such Registrable Securities owned by each selling holder, before the Registrable Securities held by any person as a result of their holdings of Ordinary Shares.

1.8          Registrations Outside the United States.

The terms of this Agreement are drafted primarily in contemplation of securities offerings in the United States of America.  The parties recognize, however, the possibility that there may be one or more registrations in a jurisdiction other than the United States of America.  It is, accordingly, their intention that whenever this Agreement refers to a law or institution of the United States of America but the parties wish to effectuate a registration in a different jurisdiction (and without derogating from all rights or expanding any rights of shareholders and obligations of the Company’s regarding such registrations), reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question.

1.9           Indemnification.

If any Registrable Securities are included in a registration statement under this Agreement:

1.9.1         To the extent permitted by law, the Company will indemnify and hold harmless each selling holder of Registrable Securities, and the partners, members, officers, directors, and shareholders of each such holder; legal counsel and accountants for each such holder; any underwriter (as defined in the Securities Act) for each such holder; and each Person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

1.9.2         To the extent permitted by law, each selling holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling holder expressly for use in connection with such registration; and each such selling holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9.2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 1.9.2 exceed the proceeds from the offering received by such holder (net of any selling expenses paid by such holder), except in the case of fraud or willful misconduct by such holder.

1.9.3         Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 1.9 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

1.9.4         Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling holders are subject to the conditions that (i) insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act and (ii) to the extent that such material statement or omission was the result of information provided by or on behalf of any selling holder to the Company to be included in the offering materials then the Company shall not be bound by this indemnity agreement with respect to such statements or omissions by a selling holder in the offering materials if not corrected in a Final Prospectus.

1.9.5         To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 1.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 1.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 1.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a holder’s liability pursuant to this Section 1.9.5, when combined with the amounts paid or payable by such holder pursuant to Section 1.9.2, exceed the proceeds from the offering received by such holder (net of any selling expenses) paid by such holder), except in the case of willful misconduct or fraud by such holder.

1.9.6         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.9.7         Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration under this Agreement, and otherwise shall survive the termination of this Agreement.

2.	Issues Relating to the Board of Directors.

2.1           The Board of Directors of the Company (the "Board") may form an HR Committee. To the extent that such committee is formed, it shall be comprised of the Director appointed by Pontifax to the Board (the "Pontifax Director"), the director representing the Company’s Preferred A Shareholders, and the director representing the Company’s Preferred B Shareholders. The HR Committee, to the extent formed, will review and approve the terms of employment of all VP level management of the Company.

2.2           The Board shall have the right to appoint, in the name of the Company, (an) advisor(s), counsel, (an) attorney(s), (a) consultant(s) or other third party to provide strategic advice, scientific assessments, legal advice, general business development advice or other specialist advice. The fees for such advice will be paid by the Company.

2.3           The Board of Directors may form a Business Development and Management Committee, including the Pontifax member of the Board. To the extent so formed, representatives of Pontifax will serve as external members of the Business Development and Management Committee.

2.4           The Pontifax Director shall have the right to determine the location of one "in person" Board meeting each year. The Company will reimburse the Pontifax Director and observer for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board meetings.

3	Information Rights.

The Company will deliver, when and as appropriate, the following to each of the Shareholders and the Lenders:

3.1           As soon as practicable after the end of each calendar quarter, and in any event within 45 days thereafter, a balance sheet of the Company as of the end of such period and the related statements of shareholders' equity, income and cash flow for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and fiscal year to date, all in reasonable detail, and duly certified (except for the absence of footnotes and subject to normal year-end adjustments and accruals) by the chief financial officer of the Company as having been prepared in accordance with GAAP or IFRS (as determined by the Company), except with regard to the valuation of the Company's underlying asset which shall be valued in accordance with Statutory Accounting Practices.

3.2           As soon as practicable after the end of each fiscal year, and in any event within 60 days thereafter, a balance sheet of the Company as of the end of such year and the related statements of shareholders' equity, income and cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and fiscal year to date, all in reasonable detail, and duly certified (except for the absence of footnotes and subject to normal year-end adjustments and accruals) by the chief financial officer of the Company as having been prepared in accordance with GAAP or IFRS (as determined by the Company), except with regard to the valuation of the Company's underlying asset which shall be valued in accordance with Statutory Accounting Practices.

3.3           As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, a balance sheet of the Company as of the end of such year and the related statements of shareholders' equity, income and cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, as audited by a firm of independent certified public accountants of recognized national standing selected by the Board.

3.4           Promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company made by such accountants.

3.5           Each of the financial statements referred to in Section 3.1 and 3.2 will be complete and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company).  Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, the Shareholders and Lenders shall use their best efforts to maintain the confidentiality of all nonpublic information obtained by them hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that the Shareholders and Lenders may disclose such information in connection with the sale or transfer or proposed sale or transfer of any securities of the Company, if the transferee or proposed transferee agrees in writing to be bound by the provisions hereof.

3.6           In addition, the Company will deliver to the holders of Preferred C Shares, the holders of Preferred D Shares and the Lenders, within ten (10) business days of the end of each month, monthly and quarterly management reports in a form satisfactory to Pontifax.

3.7           In addition, the Company will deliver to the holders of Preferred C Shares, the holders of the Preferred D Shares and the Lenders, within sixty (60) days prior to the first day of the year covered by such plan and budget, an annual operating plan and budget.

3.8           The Company’s obligation to deliver the financial statements and other information to the Lenders under Section 3 hereof shall terminate and be of no further force or effect upon the earlier to occur of (i) release of the Credit Line Amount (as defined in the Credit Line Agreement) to the Lenders; (ii) placement of the Credit Line Amount in an IPO or conversion of the Conversion Amount upon a PO (as such terms are defined in the Credit Line Agreement); and (iii) an M&A Event (as defined in the Credit Line Agreement).

4	Distributions, Reorganization.

4.1           The Company shall make commercially reasonable efforts to make or cause to be made distributions, or to advance funds to the holders of Ordinary Shares, Preferred A Shares and/or Preferred B Shares as are necessary to eliminate the tax impact of the reorganization and the transfer of certain assets or licensing of certain Company assets from Check-Cap LLC (the "Reorganization").  Notwithstanding the foregoing, the Company will not advance payments to holders of Ordinary Shares, Preferred A Shares and/or Preferred B Shares to address the fact that they will no longer receive a "pass through" of losses generated by the Company as they have while owning units of Check-Cap LLC. These advances, if and to the extent made, will be deducted from any distributions such shareholders receive from the Company.

4.2           In consideration for the respective Company securities issued to each of the Shareholders as part of the Reorganization, each of the Shareholders hereby irrevocably waives any and all right, claim or demand it, its successors and/or assigns, may have in connection with any of the transactions consummated or contemplated as part of the Reorganization, of whatsoever kind or nature, whether known or unknown, concealed or hidden, it had, has or shall have against Check-Cap LLC, the Company and/or their affiliates and subsidiaries, predecessors, successors and assigns, directors, shareholders, officers, employees and agents, whether current, past or in the future.

5	Miscellaneous.

5.1           Further Assurances.  Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby, including as shall be necessary for the consummation of the Reorganization.

5.2           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.  Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

5.3           Successors and Assigns; Assignment.  Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of the Company and holders of more than 50% of the Registrable Securities, with the exception of (a) assignments and transfers between the holders of the Preferred Shares of the same class, and (b) assignments and transfers to Permitted Transferees, provided, however, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address and any other requested relevant information of such transferee and the Registrable Securities with respect to which such rights are being transferred; (b) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement; and (c) such transferee delivers to the Company a duly signed declaration of waiver acknowledging prohibition of access to classified security information.

5.4           Entire Agreement; Amendment and Waiver.  This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersedes any other agreements, promises and understandings regarding the transactions contemplated herein and therein, whether oral or written, between all or part of the parties thereto, including the Prior Shareholders' Agreement.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the holders of more than 50% of the Registrable Securities.

5.5           Additional Lenders. Notwithstanding anything to the contrary contained herein, if the Company consummates one or more Deferred Closings with Additional Lender(s), as such terms are defined in and in accordance with the Credit Line Agreement, then subject to and upon any Deferred Closing, any such Additional Lender may become a party to this Agreement (as may be amended from time to time in accordance with the terms hereof) by executing and delivering a joinder to this Agreement, and thereafter shall be deemed a "Lender" for all intents and purposes hereunder and shall have all of the rights and obligations of a "Lender" hereunder. No action or consent by the parties hereto shall be required in connection with the execution of such a joinder to this Agreement by the Company and any such Additional Lender, so long as each such Additional Lender has agreed in writing to be bound by all of the obligations as a "Lender" hereunder.

5.6           Notices, etc.  All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, if to the Shareholders,  addressed to such party's address as set forth in the Company’s Register of Shareholders and if to the Lenders, to the addresses set forth on Schedule B, or such other address with respect to a party as such party shall notify the Company in writing as above provided.  Any notice sent in accordance with this Section 5.5 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if by air courier, two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

5.7           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

5.8           Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

5.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

COMPANY:

Check Cap Ltd.

By:      __________________________________

Title:   __________________________________

[SIGNATURE PAGE 1 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

THE SHAREHOLDERS:

GE Ventures Limited By: __________________________________ Title: __________________________________	BioSec Ltd. By: __________________________________ Title: __________________________________	Pontifax (Israel) II – Individual Investor, L.P. By: __________________________________ Title: __________________________________
Pontifax (Israel) II Ltd. By: __________________________________ Title: __________________________________	Pontifax (Cayman) II L.P. By: __________________________________ Title: __________________________________	Spearhead Investments (Bio) Ltd. By: __________________________________ Title: __________________________________
Docor International B.V. By: __________________________________ Title: __________________________________	Jacobs Investments Company LLC By: __________________________________ Title: __________________________________	Counterpoint Ventures Fund LP By: __________________________________ Title: __________________________________
Counterpoint Ventures Fund II LP By: __________________________________ Title: __________________________________	BXR Portfolio Limited By: __________________________________ Title: __________________________________	Remer Holdings Inc. By: __________________________________ Title: __________________________________
Paddy McGwire By: __________________________________	OGI Infrastructure Telecom (pte) Ltd. By: __________________________________ Title: __________________________________	Bamna Holdings Ltd. By: __________________________________ Title: __________________________________
Asher Haddad By: __________________________________	Michael and Dorit Cohen By: __________________________________

[SIGNATURE PAGE 2 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

THE SHAREHOLDERS:

Nachum Friedman By: __________________________________	J. Rieger Ltd. By: __________________________________ Title: __________________________________	Mishor Dahan technologies Ltd. By: __________________________________ Title: __________________________________
Tricko Fuchs Ltd. By: __________________________________ Title: __________________________________	E.E.T. Holdings Ltd. By: __________________________________ Title: __________________________________	87215 Canada Ltd. By: __________________________________ Title: __________________________________
Anfield Ltd. By: __________________________________ Title: __________________________________	Danny Silbiger By: __________________________________	Reuven Adler By: __________________________________
Ray Graf By: __________________________________	Michael Warren By: __________________________________	Jake Foley III By: __________________________________
ARZ Chemicals Ltd. By: __________________________________ Title: __________________________________	Collace Services Ltd. By: __________________________________ Title: __________________________________	Alon Barda By: __________________________________
Edward L. McCallum Jr. By: __________________________________	Gabriella Ravid By: __________________________________	Arik Lukatch By: __________________________________
Meir Heth By: __________________________________	Tal & Michal Rivkind By: __________________________________	Shevlin Ciral By: __________________________________
Moshit & Ron Yaffe By: __________________________________	Derek Locke By: __________________________________	Perry Goldberg By: __________________________________

[SIGNATURE PAGE 3 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

THE SHAREHOLDERS:

Gary Kneisel By: __________________________________	LeRoy C. Prichard By: __________________________________	Cary Kalant and Maria Kalant JTWROS By: __________________________________
D. Gideon Searle By: __________________________________	MPI 2008 By: __________________________________ Title: __________________________________	Red Car Group By: __________________________________ Title: __________________________________
Ari Kalman By: __________________________________	Lawrence & Terence Byrne JTWROS By: __________________________________	Eunice Diane Goldberg By: __________________________________
Larry Byrne By: __________________________________	Sheila Saporito By: __________________________________	Emigrant Alternative Investments LLC By: __________________________________ Title: __________________________________
Shimon Yakobov By: __________________________________	Thomas C. Reynolds By: __________________________________	Stephen A. Frost By: __________________________________
E. Scott Jackson Irrevocable Family Trust By: __________________________________ Title: __________________________________	Fred B Walters Irrevocable Family Trust (together with Roger Walters Irrevocable Family Trust) By: __________________________________ Title: __________________________________	Marianne B. Kipper Separate Property Trust Est. 1-14-88, Marianne B. Kipper, Trustee By: __________________________________ Title: __________________________________
Amir Avni By: __________________________________	Norman Jackson By: __________________________________	Samuel and Renee Sax Trust u/a/d 3/3/2004 By: __________________________________ Title: __________________________________

 [SIGNATURE PAGE 4 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

THE SHAREHOLDERS:

Lawrence Oberman By: __________________________________	Jody Williams By: __________________________________	David Gelfand By: __________________________________
Moked Ituran Ltd. By: __________________________________ Title: __________________________________	Hertzel Bybabyov By: __________________________________	Sid Black By: __________________________________
Mark Sweeny By: __________________________________	Thomas F. Sax By: __________________________________	Eddo Dinstein By: __________________________________
Tamar Ozeri By: __________________________________	Sigalit Kimchy By: __________________________________	Yoav Kimchy By: __________________________________
Andy Logan By: __________________________________	John Hayes By: __________________________________	Stuart Schwartz By: __________________________________
William (Irwin) and Linda Horwitch By: __________________________________	Sebastian Sax Supplemental Needs Trust u/a/d 3/3/2004 By: __________________________________ Title: __________________________________	Grant McCullagh By: __________________________________
Peter Ricker By: __________________________________	Richard E. Kipper Separate Property Trust Est. 1-14-88, Richard E. Kipper, Trustee By: __________________________________ Title: __________________________________	Stanley Green and Adrienne Green, as joint tenants By: __________________________________

[SIGNATURE PAGE 5 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

THE SHAREHOLDERS:

Boaz Benzur By: __________________________________	Yitzchak Ostashinsky By: __________________________________	Yitzchak Abudy By: __________________________________
Dan Eilat By: __________________________________	Yoram Shafek By: __________________________________	Eldad Halevi By: __________________________________
Bruch Nachmias By: __________________________________	Zvika Kelich By: __________________________________	Ilan Eilat By: __________________________________
Helios Investments Pte Limited By: __________________________________ Title: __________________________________	Rami Shlinger By: __________________________________

[SIGNATURE PAGE 6 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

LENDERS WHO ARE NOT SHAREHOLDERS:

Shanghai Fosun Pharmaceutical Group Co. Ltd. By: ________________________________ Name: ________________________________ Title: ________________________________	Joshua Ehrlich By: ________________________________ Name: ________________________________ Title: ________________________________
Bart Superannuation Pty Ltd. By: ________________________________ Name: ________________________________ Title: ________________________________	Nir Grinberg By: ________________________________ Name: ________________________________ Title: ________________________________
Avraham Kuzitsky By: ________________________________ Name: ________________________________ Title: ________________________________	DPC Big Bay Properties Trust By: ________________________________ Name: ________________________________ Title: ________________________________
Pinchas Dekel By: ________________________________ Name: ________________________________ Title: ________________________________	Sharon Zaworbach By: ________________________________ Name: ________________________________ Title: ________________________________
Minrav Holdings Ltd. By: ________________________________ Name: ________________________________ Title: ________________________________	Moshe Haviv By: ________________________________ Name: ________________________________ Title: ________________________________

[SIGNATURE PAGE 7 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

LENDERS WHO ARE NOT SHAREHOLDERS:

H.M.L.K Financial Consulting Ltd. By: ________________________________ Name: ________________________________ Title: ________________________________	Capital Point Ltd. By: ________________________________ Name: ________________________________ Title: ________________________________
Yossi Smira By: ________________________________ Name: ________________________________ Title: ________________________________	Norm Jackson By: ________________________________ Name: ________________________________ Title: ________________________________
Emil Mor- Business & Financial Consulting Ltd. By: ________________________________ Name: ________________________________ Title: ________________________________	Scott Jackson By: ________________________________ Name: ________________________________ Title: ________________________________
Uri Perelman By: ________________________________ Name: ________________________________ Title: ________________________________	Dor Benvenisty By: ________________________________ Name: ________________________________ Title: ________________________________
Everest Fund L.P. By: ________________________________ Name: ________________________________ Title: ________________________________	Harmony (Ben Dov) Ltd. By: ________________________________ Name: ________________________________ Title: ________________________________

[SIGNATURE PAGE 8 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders’ Agreement as of the date first hereinabove set forth.

LENDERS WHO ARE NOT SHAREHOLDERS:

Red Car Group By: ________________________________ Name: ________________________________ Title: ________________________________	Yossi Avraham By: ________________________________ Name: ________________________________ Title: ________________________________

[SIGNATURE PAGE 9 OF 9 OF AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

Schedule A

Shareholders

Ordinary Shareholders

Thomas F. Sax	Eddo Dinstein
Samuel and Renee Sax Trust u/a/d 3/3/2004	Tamar Ozeri
Sebastian Sax Supplemental Needs Trust u/a/d 3/3/2004	Sigalit Kimchy
Andy Logan	Yoav Kimchy

Preferred A Shareholders

Emigrant Alternative Investments LLC	William (Irwin) and Linda Horwitch
Counterpoint Ventures Fund LP	Stuart Schwartz
D. Gideon Searle	John Hayes
Richard E. Kipper Separate Property Trust Est. 1-14-88, Richard E. Kipper, Trustee	Grant McCullagh
Marianne B. Kipper Separate Property Trust Est. 1-14-88, Marianne B. Kipper, Trustee	Peter Ricker
Lawrence Oberman	Sid Black

Preferred B Shareholders

Emigrant Alternative Investments LLC	Stanley Green and Adrienne Green, as joint tenants
Counterpoint Ventures Fund LP	Lawrence & Terence Byrne JTWROS
D. Gideon Searle	Stephen A. Frost
Richard E. Kipper Separate Property Trust Est. 1-14-88, Richard E. Kipper, Trustee	Sheila Saporito
Marianne B. Kipper Separate Property Trust Est. 1-14-88, Marianne B. Kipper, Trustee	Eunice Diane Goldberg
Lawrence Oberman	Paddy McGwire

Preferred C Shareholders

D. Gideon Searle	MPI 2008	Pontifax (Cayman) II L.P.
Counterpoint Ventures Fund II LP	Ari Kalman	Pontifax (Israel) II L.P.
Docor International BV	Cary Kalant and Maria Kalant JTWROS	Pontifax (Israel) II Individual Investors L.P.
Larry Byrne	Jacobs Investment Company LLC	Eunice Diane Goldberg
Emigrant Alternative Investments LLC	E.Scott Jackson Irrevocable Family Trust	Fred B Walters Irrevocable Family Trust (together with Roger Walters Irrevocable Family Trust)
Mark Sweeny	Amir Avni	Norman Jackson
Samuel and Renee Sax Trust u/a/d 3/3/2004	Lawrence Oberman	Jody Williams
Edward L. McCallum	David Gelfand	Moked Ituran Ltd.
Hertzel Bybabyov	Sheila Saporito	Shimon Yakobov
Thomas C. Reynolds	Moshit and Ron Yaffe	Spearhead Investments (Bio) Ltd.
Boaz Benzur	Yitzchak Ostashinsky	Yitzchak Abudy
Dan Eilat	Yoram Shafek	Helios Investments Pte Limited
Eldad Halevi	Bruch Nachmias	Ilan Eilat
Zvika Kelich	Rami Shlinger

Preferred D Shareholders

BXR Portfolio Limited	Pontifax (Israel) II - Individual Investors, L.P.	Pontifax (Cayman) II L.P.
Pontifax (Israel) II L.P.	Bamna Holdings Ltd.	Remer Holdings Inc.
OGI Infrastructure & Telecom (pte) Ltd.	Docor International BV	Red Car Group
Asher Haddad	BioSec Ltd.	Jacobs Investment Company LLC
Michael and Dorit Cohen	Nachum Friedman	J. Rieger Ltd.
Mishor Dahan Technologies Ltd.	Tricko Fuchs Ltd.	E.E.T. Holdings Ltd.
87215 Canada Ltd.	Anfield Ltd.	Danny Silbiger
Reuven Adler	Ray Graf	Michael Warren
Jake Foley III	ARZ Chemicals Ltd.	Collace Services Limited
Alon Barda	Edward L. McCallum Jr.	Gabriella Ravid
Arik Lukatch	Meir Heth	Tal & Michal Rivkind
Shevlin Ciral	Moshit & Ron Yaffe	Derek Locke
Perry Goldberg	Gary Kneisel	LeRoy C. Prichard
Cary Kalant and Maria Kalant JTWROS	GE Ventures Limited

Schedule B

Lenders

No.	Lender's Name	Credit Line Amount	Address

1.	Shanghai Fosun Pharmaceutical Group Co. Ltd. and/or its subsidiary	US$ 4,000,000
__________________________
__________________________
__________________________
Tel: ______________________
Fax: ______________________
Attention: _________________
with a copy to: (which shall not
constitute service on Fosun Pharma)
Herzog Fox & Neeman Law Offices
Asia House
4 Weizmann Street
Tel Aviv 6423904, Israel
Tel: +972-3-6922894
Fax: +972-3-6966464
Attention: Yair Geva, Adv.

2.	Counterpoint Ventures Fund II LP	US$ 255,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
3.	Pontifax (Cayman) II LP	US$ 733,256	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
4.	Pontifax (Israel) II Individual Investors LP	US$ 214,410
5.	Pontifax (Israel) II LP	US$ 552,334
6.	Docor International BV	US$ 500,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
7.	Bart Superannuation Pty Ltd.	US$ 500,000	__________________________ __________________________ Tel: +61-292335015 Fax: +61-29233411 Attention: Fred Bart

No.	Lender's Name	Credit Line Amount	Address

8.	Joshua Ehrlich	US$ 250,000	__________________________ __________________________ Tel: + 61-417040226 Fax: (02) 93277075 Attention: Joshua Ehrlich
9.	Scott Jackson	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
10.	Minrav Holdings Ltd	US$ 500,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
11.	Avraham Kuznitsky	US$ 250,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
12.	Pinchas Dekel	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
13.	Emil Mor- Business & Financial Consulting Ltd.	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
14.	Harmony (Ben Dov) Ltd	US$ 750,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________

No.	Lender's Name	Credit Line Amount	Address

15.	GE Ventures Limited	US$ 350,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
16.	Yossi Smira	US$ 150,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
17.	H.M.L.K. Financial Consulting Ltd.	US$ 360,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
18.	Sharon Zaworbach	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
19.	Moshe Haviv	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
20.	Nir Greenberg	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
21.	Dor Benvenisty	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________

No.	Lender's Name	Credit Line Amount	Address

22.	Norm Jackson	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
23.	Shevlin Ciral	US$ 50,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
24.	Everest Fund L.P.	US$ 120,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
25.	Uri Perekman	US$ 70,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
26.	DPC Big Bay Properties Trust	US$ 100,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
27.	Capital Point Ltd.	US$ 500,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
28.	Yossi Avraham	US$ 250,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________

No.	Lender's Name	Credit Line Amount	Address

29.	Red Car Group	US$ 200,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________
30.	Beeston Nominees (Panama) Inc.	US$ 695,000	__________________________ __________________________ __________________________ Tel: ______________________ Fax: ______________________ Attention: _________________

Exhibit 7.2.2(a)

Shareholder Resolutions

RESOLUTIONS TO BE ADOPTED AT A GENERAL MEETING OF
SHAREHOLDERS OF CHECK-CAP LTD.

1.	Approval of Credit Line Transaction

IT IS HEREBY RESOLVED, to approve, the execution, delivery and performance by the Company of (i) the Credit Line Agreement by and among the Company and the Lenders identified on Exhibit A thereto (each, a "Lender" and collectively, the "Lenders"), substantially in the form attached hereto as Exhibit A (the "Credit Line Agreement"), pursuant to which the Company may obtain a credit line from the Lenders in an aggregate principal amount of not less than $8.0 million and not exceeding $12.0 million (capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Line Agreement, including Exhibit 4.2 attached thereto) (the "Financing"); (ii) the Escrow Agreement by and among the Company, the Lenders, the Lenders' Representative (as defined therein) and the Escrow Agent, substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"); (iii) the Amended and Restated Shareholders' Agreement by and among the Company, the Shareholders listed on Exhibit A thereto and the Lenders, substantially in the form attached hereto as Exhibit C (the "Shareholders' Agreement"); and (iv) all other exhibits, schedules and ancillary documents thereto (collectively with the Credit Line Agreement, the Escrow Agreement and the Shareholders' Agreement, the "Transaction Documents"), and all transactions contemplated thereunder, including, without limitation, the issuance of the Issued Securities; and

IT IS FURTHER RESOLVED, that subject to the Closing and a Deferred Closing(s) (if any) of the Credit Line Agreement, to approve and authorize (i) the issuance to the Lenders at the Closing and any Deferred Closing(s), as the case may be, of the Credit Line Warrants to purchase such number of Ordinary Shares, in an amount and under such terms and conditions as set forth in the Credit Line Agreement (including the exhibits and schedules thereto) and the Credit Line Warrant certificate substantially in the form attached hereto as Exhibit D; (ii) the reservation of such number of Ordinary Shares as may be necessary from time to time to be issued upon exercise of the Credit Line Warrants; and (iii) the issuance of the Ordinary Shares upon exercise of the Credit Line Warrants pursuant to the terms thereof, and that such shares, when issued and paid for in accordance with the terms of the Credit Line Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing resolution is contingent on the passing of a similar resolution by the Preferred Shareholders, voting together as a single class.

2.	Conversion of Authorized and Unissued Ordinary Shares into Authorized and Unissued Preferred D-3 Shares

IT IS HEREBY RESOLVED, subject to and upon the Closing of the Credit Line Agreement, to approve the conversion of 40,000,000 authorized and unissued Ordinary Shares, of nominal value NIS 0.01 each, of the Company into 40,000,000 Preferred D-3 Shares, par value NIS 0.01 each, of the Company, such that following such conversion, the authorized share capital of the Company will be NIS 11,500,000, divided into (i) 867,154,180 Ordinary Shares, of nominal value NIS 0.01 each, of the Company (the "Ordinary Shares"); (ii) 6,750,000 Preferred A Shares, of nominal value NIS 0.01 each, of the Company; (iii) 6,769,359 Preferred B Shares, of nominal value NIS 0.01 each, of the Company; (iv) 17,493,491 Preferred C1 Shares, of nominal value NIS 0.01 each, of the Company; (v) 31,832,970 Preferred C2 Shares, of nominal value NIS 0.01 each, of the Company; (vi) 30,000,000 Preferred C3 Shares, of nominal value NIS 0.01 each, of the Company; (vii) 80,000,000 Preferred D1 Shares, of nominal value NIS 0.01 each, of the Company; (viii) 60,000,000 Preferred D2 Shares, of nominal value NIS 0.01 each, of the Company; (ix) 45,000,000 Preferred D3 Shares, of nominal value NIS 0.01 each of the Company; and (x) 5,000,000 Preferred D4 Shares, of nominal value NIS 0.01 each, of the Company.
The foregoing resolution is contingent on the passing of similar resolution by the Preferred Shareholders, voting together as a single class.

3.	Replacement of the Articles of Association of the Company

IT IS HEREBY RESOLVED, subject to and upon the Closing of the Credit Line Agreement, to replace the Company's Fifth Amended and Restated Articles of Association with the Sixth Amended and Restated Articles of Association, substantially in the form attached hereto as Exhibit E.

The foregoing resolution is contingent on the passing of similar resolution by the Preferred Shareholders, voting together as a single class.

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4.	Employment Agreement with Yoav Kimchy

IT IS HEREBY RESOLVED, to replace in its entirety the current employment agreement (including any addendums and supplements thereto) with Yoav Kimchy, the Company's Chief Technology Officer (the "CTO"), with the employment agreement substantially in the form attached hereto as Exhibit F (together with the exhibits thereto, the "CTO Employment Agreement"), and to approve the execution, delivery and performance by the Company of the CTO Employment Agreement.

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RESOLUTIONS TO BE ADOPTED AT A MEETING OF THE PREFERRED
SHAREHOLDERS OF CHECK-CAP LTD.

1.	Approval of Credit Line Transaction

IT IS HEREBY RESOLVED, to approve, the execution, delivery and performance by the Company of (i) the Credit Line Agreement by and among the Company and the Lenders identified on Exhibit A thereto (each, a "Lender" and collectively, the "Lenders"), substantially in the form attached hereto as Exhibit A (the "Credit Line Agreement"), pursuant to which the Company may obtain a credit line from the Lenders in an aggregate principal amount of not less than $8.0 million and not exceeding $12.0 million (capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Line Agreement, including Exhibit 4.2 attached thereto) (the "Financing"); (ii) the Escrow Agreement by and among the Company, the Lenders, the Lenders' Representative (as defined therein) and the Escrow Agent, substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"); (iii) the Amended and Restated Shareholders' Agreement by and among the Company, the Shareholders listed on Exhibit A thereto and the Lenders, substantially in the form attached hereto as Exhibit C (the "Shareholders' Agreement"); and (iv) all other exhibits, schedules and ancillary documents thereto (collectively with the Credit Line Agreement, the Escrow Agreement and the Shareholders' Agreement, the "Transaction Documents"), and all transactions contemplated thereunder, including, without limitation, the issuance of the Issued Securities; and

IT IS FURTHER RESOLVED, that subject to the Closing and a Deferred Closing(s) (if any) of the Credit Line Agreement, to approve and authorize (i) the issuance to the Lenders at the Closing and any Deferred Closing(s), as the case may be, of the Credit Line Warrants to purchase such number of Ordinary Shares, in an amount and under such terms and conditions as set forth in the Credit Line Agreement (including the exhibits and schedules thereto) and the Credit Line Warrant certificate substantially in the form attached hereto as Exhibit D; (ii) the reservation of such number of Ordinary Shares as may be necessary from time to time to be issued upon exercise of the Credit Line Warrants; and (iii) the issuance of the Ordinary Shares upon exercise of the Credit Line Warrants pursuant to the terms thereof, and that such shares, when issued and paid for in accordance with the terms of the Credit Line Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

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2.	Conversion of Authorized and Unissued Ordinary Shares into Authorized and Unissued Preferred D-3 Shares

IT IS HEREBY RESOLVED, subject to and upon the Closing of the Credit Line Agreement, to approve the conversion of 40,000,000 authorized and unissued Ordinary Shares, of nominal value NIS 0.01 each, of the Company into 40,000,000 Preferred D-3 Shares, par value NIS 0.01 each, of the Company, such that following such conversion, the authorized share capital of the Company will be NIS 11,500,000, divided into (i) 867,154,180 Ordinary Shares, of nominal value NIS 0.01 each, of the Company (the "Ordinary Shares"); (ii) 6,750,000 Preferred A Shares, of nominal value NIS 0.01 each, of the Company; (iii) 6,769,359 Preferred B Shares, of nominal value NIS 0.01 each, of the Company; (iv) 17,493,491 Preferred C1 Shares, of nominal value NIS 0.01 each, of the Company; (v) 31,832,970 Preferred C2 Shares, of nominal value NIS 0.01 each, of the Company; (vi) 30,000,000 Preferred C3 Shares, of nominal value NIS 0.01 each, of the Company; (vii) 80,000,000 Preferred D1 Shares, of nominal value NIS 0.01 each, of the Company; (viii) 60,000,000 Preferred D2 Shares, of nominal value NIS 0.01 each, of the Company; (ix) 45,000,000 Preferred D3 Shares, of nominal value NIS 0.01 each of the Company; and (x) 5,000,000 Preferred D4 Shares, of nominal value NIS 0.01 each, of the Company.

3.	Replacement of the Articles of Association of the Company

IT IS HEREBY RESOLVED, subject to and upon the Closing of the Credit Line Agreement, to replace the Company's Fifth Amended and Restated Articles of Association with the Sixth Amended and Restated Articles of Association, substantially in the form attached hereto as Exhibit E.

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Exhibit 7.2.2(b)

EMPLOYMENT AGREEMENT

(Serving as notice to the employee according to Notice to the Employee (Employment Terms) Law, 5762–2002)

This Agreement is entered into and is effective as of the 17th day of September, 2014, by and between Yoav Kimchy, I.D number 056708563 (hereinafter referred to as the "Employee") of 15 Uri Zvi Greenberg St., Haifa 3475715, Israel and Check Cap Ltd. an Israeli Company, of Abba Hushi Ave., P.O. Box 1271, Isfiya 30091, Mount Carmel, Israel (hereinafter referred to as the "Company").

WHEREAS
Check Cap LLC (the "LLC") and the Employee entered into a certain Employment Agreement dated  February 1, 2005, which was supplemented by that certain Addendum to Employment Agreement dated March 1, 2009, by and between the LLC and the Employee (together, the "Employment Agreement"); and

WHEREAS	On May 10, 2009, the Employment Agreement was assigned to, and assumed by, the Company pursuant to that certain Asset Transfer Agreement dated March 31, 2009; and
WHEREAS
On July 7, 2009, the Company and the Employee entered into the certain Second Addendum to the Employment Agreement (the "Second Addendum" and together with the Employment Agreement, the "Original Agreement"); and

WHEREAS	The Company and the Employee desire to replace the Original Agreement in its entirety with this Agreement.
NOW THEREFORE, in consideration of the mutual covenants and obligations of the parties hereinafter expressed, Company and Employee hereby agree as follows:

1.	Preamble and Exhibits

1.1.	The preamble to this Agreement and its exhibits constitute an integral part hereof.

1.2.	The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.	Personal Employment Agreement

2.1.	This Agreement is personal, it establishes the employment relationship between the Company and the Employee, and the terms and conditions of the employment shall be solely as set forth herein.

2.2.
This Agreement shall apply to the parties and none of the following shall apply: any other agreement, any collective agreement (Heskem Kibutsi), any collective arrangement (Hesder Kibutsi), or any other arrangement of any type, except as required by law or extension order.

2.3.
The Employee declares and agrees that all payments, rights, and benefits to which he is entitled from the Company for his employment at the Company are set forth in this Agreement, and that he shall not be entitled to any additional payments or compensation other than as provided herein. It is hereby affirmed that the exclusivity of this Agreement, has been taken into consideration in determining the costs undertaken by the Company.

3.	Employee’s Duties and Representations

The Employee certifies and undertakes, as follows:

3.1.	He has the requisite qualifications, knowledge, experience, and abilities required to fill the Position, as defined in Section 4.1 hereof.

3.2.
There is no impediment, whether legal, contractual, or otherwise, preventing him from entering into this Agreement and carrying out his duties, as defined herein, and he does not require permission from any third party to do so.

3.3.
He will perform his Position with professionalism, dedication, diligence, fidelity, and integrity. He will dedicate the best of his abilities, knowledge, experience, and devote all of his business time for the benefit and advancement of the Company, at the highest and most efficient level.

3.4.	To protect and promote the interests of the Company, including its property, rights, good name, and reputation, and to represent the Company in an appropriate manner.

3.5.
During the term of this Agreement, the Employee shall not work, whether directly or indirectly, and whether or not for compensation, in any other work or for any employer other than the Company, and shall not render any other services without the receipt of prior written consent of the Company.

3.6.
During the term of this Agreement, the Employee shall not receive any payment or favor from any third party directly or indirectly connected to his work. In the event that he does receive such a payment or favor, it shall be the property of the Company, which shall be entitled to deduct such sums or the value of the favor from any payment due to the Employee.

3.7.
To abide by work policies, as they shall be determined from time to time, and to the instructions of his superiors, and to report to his superiors regarding his work, his contact with any third party engaged with the Company, in the event that such contact shall occur, and any other information involved in fulfilling his Position and/or which shall be brought to his attention and is related to the Company, including any topic or matter which involves a personal matter or which could create conflict of interest with his Position at the Company or with entities controlled by the Company or its shareholders, and any knowledge and/or information relating to the Company and/or which could prove useful to the Company and/or which could harm the Company.

3.8.
He shall assist the Company, subsequent to the termination of his employment, with any issue and for any reason, including without limitation, for the purpose of providing any information relating to his employment or actions taken thereby, whether or not such shall be required in connection with disputes, including legal or quasi-legal proceedings. If the Company requires the Employee’s assistance after the termination of this Agreement, it shall reimburse the Employee for his reasonable expenses in connection thereof.

4.	Position and Scope of Employment

4.1.
Company hereby agrees to employ Employee and Employee hereby agrees to be employed by Company as the Chief Technology Officer of the Company (the "Position"). The rights and duties of the Employee shall be subject to the job description as defined by the Company's Chief Executive Officer. Employee shall perform all the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar capacity.

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4.2.	The Employee shall report to the Company's Chief Executive Officer, or whoever shall be designated from time to time by the aforementioned, or by Company management.

4.3.	The scope of Employee's employment shall equal to 100% of a full time position.

4.4.
It is hereby acknowledged and agreed that Employee’s Position in the Company shall be deemed a senior position and/or one which shall require a special degree of trust, and/or is a position which does not enable the Company to supervise the work and rest hours of the Employee; therefore the provisions of The Work and Rest Hours Law, 1951 shall not apply to Employee’s employment with Company. The Employee acknowledges and agrees that the salary and benefits provided for in this Agreement includes a proper and just reward for the requirements of the Employee’s position and status and his obligation to work at irregular hours of the day (as provided hereunder). Accordingly, the Employee shall not be entitled to any other payment for overtime, other than as provided hereunder.

5.	Compensation and Benefits

Compensation

5.1.
In consideration of the fulfillment of his position and all the duties of his employment, the Company shall pay the Employee a gross salary of NIS 48,000 per month (the "Salary"). Notwithstanding the foregoing, the Employee agrees that his consent to a temporary 20% reduction in the Salary (and associated benefits) pursuant to the letter of January 2013 (the "Reduction Letter"), shall remain in full force and effect, such that the Salary shall be temporarily reduced to NIS 38,400.

5.2.	The Salary shall be payable by no later than the ninth (9th) day of the consecutive calendar month following the calendar month of employment to which the payment relates.

5.3.	Except as specifically set forth herein, the Salary includes any and all payments, which the Employee is entitled to receive from the Company under any applicable law, regulation, or agreement.

5.4.
Israeli income tax, social security service, health tax and other applicable withholdings with respect to the Salary shall be deducted from the Salary or all other payments to the Employee, which are subject to withholding.

5.5.
For the avoidance of doubt, the payment of a stipend, bonus, "Salary 13", or any other payment which is not within the framework of the Salary, including advances for the aforementioned payments, shall not be considered a salary of the Employee for any purpose, including, and without derogating from the generality of the foregoing, for the purpose of the payment of severance pay or early notice compensation or for any other payment or accompanying deduction under this Agreement or under the law.

Social Benefits

5.6.	Manager’s Insurance.

5.6.1	The Company and the Employee shall contribute the following amounts on a monthly basis for pension and severance payments, to a manager’s insurance policy (Bituach Menahalim) of the Employee’s choice:

(a)	The Company shall contribute:

-	an amount equal to 8.33% of the Salary for severance pay;

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-	an amount equal to 5% of the Salary towards pension insurance; and

-
an amount equal to the lower of (x) 2.5% of the Salary, or (y) the sum which shall provide for a disability allowance equal to seventy-five percent (75%) of the Salary during the disability period of the Employee, towards disability insurance.

(b)	The Employee shall contribute an amount equal to 5% of the Salary to such managers’ insurance. The sums contributed by the Employee shall be deducted at source from the Salary.

5.6.2
The parties agree that in the event of termination of the Employee’s employment for any reason whatsoever other than Termination for Cause (as defined in Section 6.12 hereof), the Company shall release to the Employee the amounts accrued at the time of such termination in the managers’ insurance, including the Company’s contributions. In the event of Termination for Cause, the portions of such managers’ insurance constituting the Company’s contributions and excluding the Company’s contributions towards severance pay, shall be released to the Employee.

5.6.3
Subject to payment to the Employee by the Company of all payments under this Section 5.6, including the transfer of the managers’ insurance policy to the Employee upon the termination of his employment (subject to the terms of sub-section 5.6.2 above), payments by the Company under this Section 5.6 shall be in lieu of its statutory obligation to pay severance pay, if required, under the Severance Pay Law, 5723-1963 (the "Severance Pay Law"), in accordance with Section 14 of the Severance Pay Law ("Section 14") and the General Approval Regarding Payments by Employers to a Pension Fund and Insurance Fund in Lieu of Severance Pay issued under Section 14 of the Severance Pay Law (the "General Approval"), and the Company shall be relieved from any additional or other obligations to pay the Employee severance pay. Concurrently with the execution of this Agreement, the Employee shall execute a Section 14 acknowledgement and undertaking letter in the form attached hereto as Exhibit A.

5.6.4
The Company waives its right to a refund of its payments to the managers’ insurance unless the Employee’s right to severance pay is denied by a judgment according to Section 16 or 17 of the Severance Pay Law or in the event that the Employee withdraws funds from the managers’ insurance in circumstances other than a "conferring event" (within the meaning of the Severance Pay Law), which for the purposes of this Section 5.6.4 shall include death, disability, or retirement at the age of 60 or over.

5.6.5	The Employee shall be responsible for any tax imposed on him in connection with the above managers’ insurance and/or in connection with the Company’s contributions thereto.

5.6.6	By signing this Agreement, the Employee affirms his consent to the arrangement set forth hereinabove, which is in accordance with the General Approval.

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5.7.
Educational Fund (Keren Hishtalmut). The Company shall contribute an amount equal to 7.5% of the Salary, and shall deduct from the Salary an amount equal to 2.5% of the Salary, and shall transfer such amounts to an education fund of the employee's choice ("Education Fund"). The Employee hereby provides the Company with an irrevocable instruction to deduct from the Salary such amount and transfer it to the Education Fund. It is clarified that, in the event that the Salary shall exceed the salary ceiling recognized for income tax purposes for purposes of contributions to the Education Fund, the salary ceiling recognized for income tax purposes shall be the deemed the salary of the Employee for purposes of contributions to the Education Fund.

5.8.
Vacation. The Employee shall be entitled to an annual vacation of 30 working days. The Employee shall coordinate the dates of his vacation with the Company, and shall take into consideration the Company’s needs.

5.9.	Company’s Car.

5.9.1
The Company shall provide the Employee with a car (the "Company Car"), subject to the Employee’s execution of the Company’s standard form leasing agreement in place at such time and from time to time, and subject to the provisions of such leasing agreement.

5.9.2
Employee shall take good care of the Company Car and shall ensure that the provisions of the insurance policy and the leasing agreement and Company’s rules relating to the Company Car are strictly, lawfully and carefully observed.  Subject to the foregoing and the other provisions of this Agreement, the Company shall bear all expenses in connection with the use and maintenance of the Company Car.

5.9.3	The Company shall bear the monthly leasing cost of the Company Car which shall not exceed NIS 5,000 (the "Leasing Cost"). Employee shall bear and pay for the following:

5.9.3.1	all expenses relating to any violation of law committed (including any traffic or parking violations) in connection with the use of the Company Car;

5.9.3.2	the portion of cost not reimbursed by the insurance of any damage caused to the Company Car in connection with the use of the Company Car;

5.9.3.3	all gas expenses in excess of the Fuel Allowance (as defined below); and

5.9.3.4
all costs charged by the leasing company as penalties, in connection with the return of the Company Car and/or the early termination of the car lease agreement in the event of a termination of this Agreement by the Employee for any reason or by the Company for Cause.

5.9.4
Employee hereby irrevocably authorizes the Company to set off and deduct all amounts that may be owed to the Company under this subsection against any and all amounts due to Employee from Company under this Agreement.

5.9.5
The Employee will bear and pay (and hereby irrevocably authorizes Company to deduct and set off from the Salary) all taxes in connection with the Company Car and the use thereof, including the income tax attributable to the value of the monthly use of the Company Car which is deemed to be added to the Salary, in accordance with income tax regulations applicable thereto.

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5.9.6
The Company will reimburse the Employee for fuel expenses actually incurred by the Employee, in accordance with Company’s policy as shall be from time to time, upon presentation of an itemized account of such expenses substantiated by appropriate receipts, which shall not exceed the fuel allowance in accordance with Company’s policy (the "Fuel Allowance").

5.9.7
The Company will reimburse Employee for toll-road ("Kvish-6") expenses in connection with the performance of the Position by Employee under this Agreement, according to Company's policy as may be amended by the Company from time to time.

5.10.	Cellular Phone

5.10.1	Company shall provide Employee with a cellular phone for Employee’s use in the course of performing his obligations under this Agreement (the "Cellular Phone").

5.10.2
The Company shall bear all expenses in connection with the use of the Cellular Phone for work purpose. For the avoidance of doubt, it is hereby expressly agreed that all tax consequences of the benefits to Employee in connection with the use of the Cellular Phone shall be borne by the Employee and the Company may withhold at source such amount of income tax as it deems appropriate in connection therewith

5.11.	Sick Leave. Employee shall be entitled to sick leave ("Yemei Mahala") as provided by the Sickness Pay Law, 5736-1976. Unused sick leave may not be redeemed.

5.12.	Recreation Pay. Employee shall be entitled to annual recreation pay ("Dmey Havra-ah") in an amount to be determined in accordance with applicable law.

5.13.
Taxes. All taxes and compulsory payments which shall apply to the Employee for payments and benefits (including options, if applicable) granted to the Employee by the Company shall be borne by the Employee and paid by him. The Company shall not bear any tax payments or other compulsory payments which apply to the Employee under the provisions of this Agreement or under any law, unless explicitly stated herein. In the event that the Company is obligated to deduct taxes at the source for salary or other compulsory payments which shall be paid by the Company to the Employee, or for any other benefit, the Company shall deduct the taxes at the source.

6	Term and Termination

6.1.	This Agreement shall commence on September 17, 2014, and shall be in effect for an indefinite period, until and unless terminated earlier, as provided below.

6.2.	Each party shall be entitled, at any time, to terminate the agreement with advanced notice period of one hundred and twenty (120) business days (the "Notice Period").

6.3.
The Company shall be entitled to terminate this Agreement immediately, or at any time during the Notice period. In such an event, the Company shall pay the Employee the Salary for the duration of the Notice Period, as required by law, without the accompanying benefits under this Agreement. To clarify, should the Company demand that the Employee continue to work during the Notice Period, the Employee shall continue to fulfill the Position during such period, otherwise, compensation will be demanded from the Employee, as required by law.

6

6.4.
Notwithstanding the foregoing, the parties agree that the Company is entitled to terminate the Employee’s employment with immediate effect and without any advance notice or compensation and/or without any compensation whatsoever, including severance pay, if the circumstances of the termination justify the elimination of severance pay according to the provisions of the General Approval or the provisions of any law ("Termination for Cause"), including, without limitation, the following circumstances:

6.4.1.	The Employee committed a criminal act related to the employment, a criminal act involving moral turpitude, or a crime which does not befit the Employee’s Position.

6.4.2.	The Employee breached his duty of trust towards the Company, or acted in a manner which constitutes a conflict of interest with the Company.

6.4.3.	The Employee breached his obligations of confidentiality, non-competition and/or protection of intellectual property, as detailed in Exhibit B of this Agreement.

6.4.4.	The Employee caused damage to the Company and/or its reputation, willfully or negligently.

6.4.5.	The Employee repeatedly or fundamentally breached this Agreement.

6.4.6.	The Employee committed a severe disciplinary violation, including embezzlement, theft, or causing damage to the Company’s property.

6.5.
In addition, the Company shall have the right to terminate the Employee’s employment, if, by reason of illness or accident, the Employee shall become disabled and is unable to perform his duties for a period of two consecutive months.

6.6.
Upon the termination of the Employee’s employment for any reason, the Employee undertakes to transfer the Position in an orderly manner to whosoever shall be appointed by the Company, and in such a manner that will allow that person to continue filling the Position in an orderly fashion, and without causing damage to the Company.

6.7.
Upon the earlier of the termination of the employment of the Employee and the Company’s request, the Employee undertakes to return to the Company any assets, properties, documents, and any other materials of the Company which are in his possession, including, but not limited to, a car, telephone, computer, work cards, keys and the like, if and to the extent that each item be made available to the Employee. To clarify, if and to the extent that properties, assets, documents, and any other materials of the Company are made available to the Employee, the Employee shall not be entitled to any rights of lien or withholding to any of the items, and the Employee hereby waives all rights of lien or withholding, as stated.

7	Military Reserve Duty

The Employee shall inform the Company of any military reserve duty the Employee has been ordered to perform, immediately after he has been notified of the same.

The Employee undertakes to provide the Company with proper confirmation of military reserve duty from the IDF for the purpose of filing a report with the National Insurance Institute, in order that the Company may collect from the National Insurance Institute all amounts to which the Company is entitled.

7

8	Confidentiality, Non-Competition and Intellectual Property.

Along with the Employee’s signing of this Agreement, the Employee shall sign the Confidentiality, Non-Competition and Intellectual Property Agreement, attached hereto as Exhibit B, which constitutes an integral and indivisible part of this Agreement and contains confidentiality, non-compete and intellectual property obligations. The signing of Exhibit B is an essential condition for the validity of this Agreement, and the absence of Employee’s signature from Exhibit B shall preclude this Agreement from becoming effective.

9	Sexual Harassment

Employee declares that he is aware that the Company acts in accordance with the relevant provisions of law regarding prevention of sexual harassment in the workplace. Furthermore, he is aware that the Company follows a list of regulations regarding the prevention of sexual harassment (the "Regulations"), which may be viewed at the office of __________, the Company's _________, who is the party responsible for its enforcement at the Company. Employee undertakes to fulfill all provisions of applicable laws, and of the Regulations, as they shall be amended from time to time.

10	Miscellaneous

10.1.
Governing Law. This Agreement shall be governed by the laws of the State of Israel. The sole and exclusive jurisdiction for all matters regarding this Agreement shall be granted to the courts of the Tel Aviv-Jaffa District and no other court shall have jurisdiction.

10.2.
Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee without the Company’s prior written consent. The Company shall be entitled to transfer or assign its rights and/or obligations under this Agreement, in whole or in part, in its sole discretion. Without derogating from the generality of the aforesaid, the Employee shall provide the services under this Agreement to the Company, and/or to companies affiliated with the Company in accordance with the Company's instructions.

10.3.
Modification; No Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by both parties. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

10.4.
Severability. To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof are found to be illegal or unenforceable for any reason, such agreement, word, clause, phrase or sentence will be modified or deleted automatically in such a manner so as to make the agreement as modified legal and enforceable under applicable laws, and the balance of the agreements or parts thereof will not be affected thereby, the balance being construed as severable and independent.

10.5.
Entire Agreement. This Agreement represents the entire agreement between the Employee and the Company with respect to the subject matter hereof, superseding all previous oral or written communications, representations or agreements between them with respect to such subject matter, including, without limitation, the Original Agreement. Notwithstanding the forgoing, Sections 8 (Confidential Information) and 13 (Intellectual Property Rights) of the Original Agreement and the Reduction Letter shall remain in full force and effect and will survive the execution of this Agreement.

8

10.6.
Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth above or last given by each party to the other.  All notices and communications shall be deemed to have been received on the date of delivery thereof, except that notice of change of address shall be effective only upon receipt.  The initial addresses of the parties for purposes of this Agreement shall be as indicated above.

10.7.
The Employee declares that he has read and fully understood this Agreement and that he is signing it out of his own free will, after having been given the opportunity to consult with whomever he wishes to do so.

[Signature Page to Follow]

9

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written.

____________________________ Check Cap Ltd.	______________________________ Yoav Kimchy
By: _________________________
Date:________________________	Date: _________________________

[Signature Page to Employment Agreement]

10

Exhibit A

GENERAL APPROVAL REGARDING PAYMENTS BY EMPLOYERS TO A PENSION FUND AND INSURANCE FUND IN LIEU OF SEVERANCE PAY

By virtue of my power under Section 14 of the Severance Pay Law, 1963 (hereinafter: the “Law"), I certify that payments made by an employer, commencing from the date of the publication of this approval publication, for his employee to a comprehensive pension benefit fund that is not an insurance fund within the meaning thereof in the Income Tax (Rules for the Approval and Conduct of Benefit Funds) Regulations, 1964 (hereinafter: the “Pension Fund") or to managers insurance including the possibility of an insurance pension fund or a combination of payments to an annuity fund and to a non-annuity fund (hereinafter: the “Insurance Fund), including payments made by him by a combination of payments to a Pension Fund and an Insurance Fund, whether or not the Insurance Fund has an annuity fund (hereinafter: the “Employer's Payments), shall be made in lieu of the severance pay due to the said employee in respect of the salary from which the said payments were made and for the period they were paid (hereinafter: the “Exempt Salary"), provided that all the following conditions are fulfilled:

(1)	The Employer's Payments -

(a)
To the Pension Fund are not less than 14 1/3% of the Exempt Salary or 12% of the Exempt Salary if the employer pays for his employee in addition thereto also payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee's name in an amount of 2 1/3% of the Exempt Salary. In the event the employer has not paid an addition to the said 12%, his payments shall be only in lieu of 72% of the employee's severance pay;

(b)	To the Insurance Fund are not less than one of the following:

(2)
13 1/3% of the Exempt Salary, if the employer pays for his employee in addition thereto also payments to secure monthly income in the event of disability, in a plan approved by the Commissioner of the Capital Market, Insurance and Savings Department of the Ministry of Finance, in an amount required to secure at least 75% of the Exempt Salary or in an amount of 2 1/2% of the Exempt Salary, the lower of the two (hereinafter: “Disability Insurance");

(3)
11% of the Exempt Salary, if the employer paid, in addition, a payment to the Disability Insurance, and in such case the Employer's Payments shall only replace 72% of the Employee's severance pay; In the event the employer has paid in addition to the foregoing payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee's name in an amount of 2 1/3% of the Exempt Salary, the Employer's Payments shall replace 100% of the employee's severance pay.

(4)	No later than three months from the commencement of the Employer's Payments, a written agreement is executed between the employer and the employee in which -

(a)
The employee has agreed to the arrangement pursuant to this approval in a text specifying the Employer's Payments, the Pension Fund and Insurance Fund, as the case may be; the said agreement shall also include the text of this approval;

(b)
The employer waives in advance any right, which it may have to a refund of monies from his payments, unless the employee’s right to severance pay has been revoked by a judgment by virtue of Section 16 and 17 of the Law, and to the extent so revoked and/or the employee has withdrawn monies from the Pension Fund or Insurance Fund other than by reason of an entitling event; in such regard "Entitling Event" means death, disability or retirement at after the age of 60.

(5)
This approval is not such as to derogate from the employee's right to severance pay pursuant to any law, collective agreement, extension order or employment agreement, in respect of salary over and above the Exempt Salary.

Dated:	______________________________ Yoav Kimchy

11

EXHIBIT B

Confidentiality, Non-Competition and Intellectual Property Agreement

1.	General

1.1.
Capitalized terms herein shall have the meanings ascribed to them in the Employment Agreement to which this exhibit is attached (the "Agreement"). The Employee's obligations and representations and the Company's rights under this Exhibit shall apply as of the date he first became engaged by the Company, regardless of the date of execution of the Agreement. For the purpose of this Agreement, the term "Company" shall mean the Company and any subsidiary, parent or affiliate of the Company.

2.	Proprietary Information

2.1.
The Employee acknowledges and agrees that he had or will have access to confidential and proprietary information concerning the business and financial activities of the Company and information and technology relating to the Company’s product research and development, including without limitation, the Company’s banking, investments, investors, properties, employees, service providers, marketing plans, financial data, customer lists, suppliers, trade secrets, test results, processes, ideas, source and object code, designs, work of authorship, technology, data and know-how, improvements, inventions, research and development and the results thereof, techniques and products (actual or planned). Such information, whether documentary, written, oral or computer generated, shall be deemed to be and referred to as "Proprietary Information". Proprietary Information shall also include information of the same nature, which the Company may obtain or receive from third parties.

2.2.
Proprietary Information shall be deemed to include any and all proprietary information disclosed by or on behalf of the Company and irrespective of form, but excluding information that (i) was known to the Employee prior to his association with the Company, and can be so proven; (ii) shall have been received by the Employee from a third party (excluding any entity associated with the Company or any parent or subsidiary thereof) having no obligation to the Company; or (iii) reflects information and data generally known within the industries or trades in which the Company transacts business.

2.3.
At all times, both during his engagement by the Company and after its termination, the Employee will keep in confidence and trust all Proprietary Information, and the Employee will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing the Employee’s duties hereunder and in the best interests of the Company.

2.4.
The Employee agrees and declares that all Proprietary Information and other rights, including intellectual property rights, in connection therewith shall be the sole property of the Company and its assigns and Employee shall have no right thereto and no interest therein. The Employee hereby assigns to the Company all rights and interests he may have (or acquire) in all Proprietary Information.

12

2.5.
Upon termination of this Agreement for any reason or for no reason, the Employee will promptly deliver to the Company all documents and materials of any nature pertaining to his work with the Company, and he will not take with his any documents or materials or copies thereof containing any Proprietary Information.

2.6.
The Employee recognizes that the Company received and will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times, both during the term of this Agreement and after its termination, the Employee undertakes to keep and hold all such information in strict confidence and trust, and he will not use or disclose any of such information without the prior written consent of the Company, except as may be necessary to perform his duties as an Employee of the Company and consistent with the Company’s agreement with such third party. Upon termination of this Agreement, Employee shall act with respect to such information as set forth in Section 2.5, mutatis mutandis.

2.7.	The Employee’s undertakings in this Section 2 shall remain in full force and effect after termination of this Agreement or any renewal thereof.

3.	Disclosure and Assignment of Inventions

3.1.
The Employee understands that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of his engagement with the Company, he is expected to make new contributions to and create inventions of value for the Company. Employee agrees to share with the Company all his knowledge and experience; provided, however, that Employee shall not disclose to the Company any information which Employee has undertaken to third parties to keep confidential or in which third parties have any rights, and shall not to make any use of any intellectual property rights of any third party in the framework of his employment by the Company.

3.2.
Employee undertakes and covenants that he will promptly disclose in confidence to the Company all inventions, improvements, discoveries, designs, original works of authorship, formulas, concepts, techniques, methods, systems, processes, know-how, compositions of matter, computer software programs, databases, mask works, and trade secrets ("Inventions"), related to the Company’s business or current or anticipated research and development, whether or not patentable, copyrightable or protectable as trade secrets, that are, or were, made or conceived or first reduced to practice or created by him, either alone or jointly with others, during the period commencing on the first day he became associated with the Company and during the period of the Employee's engagement with the Company, and which are (a) developed using equipment, supplies, facilities or Proprietary Information of the Company, (b) result from work performed by him for the Company, or (c) relate to the Company’s field of business or to current or anticipated research and development (the "Company Inventions").

13

3.3.
The Employee hereby irrevocably transfers and assigns to the Company all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention. He also hereby forever waives and agrees never to assert any and all Moral Rights he may have in or with respect to any Company Invention, even after termination of his work on behalf of the Company. "Moral Rights" mean any rights of paternity or integrity, any right to claim authorship of an invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any invention, whether or not such would be prejudicial to his honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

3.4.
The Employee agrees to assist the Company, at the Company’s expense, in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company’s Inventions in any and all countries. The Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. The Employee's obligation under this Section 3.4 will continue beyond the termination of this Agreement, provided that the Company will compensate his at a reasonable rate after such termination for time or expenses actually spent by him at the Company’s request on such assistance. The Employee hereby irrevocably designates and appoints the Company and its authorized officers and agents as the Employee's agent and attorney in fact, coupled with an interest to act for and on the Employee's behalf and in the Employee's stead to execute and file any document needed to apply for or prosecute any patent, copyright, trademark, trade secret, any applications regarding same or any other right or protection relating to any Proprietary Information (including Company Inventions), and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks, trade secrets or any other right or protection relating to any Proprietary Information (including Company Inventions), with the same legal force and effect as if executed by the Employee himself.

3.5.
It is hereby clarified that the provisions of this Section 3 will apply also to any "Service Inventions" as defined in the Israeli Patent Law, 1967 (the "Patent Law"). In no event will such Service Invention become the property of the Employee and the provisions contained in Sections 132(b) and 134 of the Patent Law shall not apply unless the Company provides in writing otherwise. The Employee will not be entitled to and hereby explicitly, irrevocably and unconditionally waives any right he might have according to Section 134 of the Patent Law or any other applicable law to receive royalties or other payment with regard to any Company Inventions, Service Inventions or any of the intellectual property rights set forth above, including any commercialization of such Company Inventions, Service Inventions or other intellectual property rights.

14

3.6.
It is clarified that the Salary was determined and calculated based upon the aforementioned waiver of rights to receive any such royalties, additional consideration or other payments, and that the Employee’s compensation as an employee of the Company includes full and final compensation and consideration to which the Employee may be entitled under law with respect to any Company Inventions, Service Inventions or any of the intellectual property rights set forth above. Employee hereby agrees and acknowledges that the Salary includes a full and appropriate compensation and consideration for his waiver of any royalties or other payments as set forth above and he shall not be entitled to any other compensation with respect thereto.

3.7.
Without derogating from the foregoing, Employee hereby agrees that if, at any time (notwithstanding the Employee's express agreement set forth above) a court, registrar, tribunal or arbitrator in a proceeding properly brought before it, holds that Employee is entitled to receive royalties or other payment with regard to any Company Inventions, Service Inventions or any of the intellectual property rights, then Employee's Salary shall be automatically and retroactively reduced such that the aggregate cost to the Company with respect to my employment shall not increase as a result of such determination.

3.8.	The Employee’s undertakings in this Section 3 shall remain in full force and effect after termination of this Agreement or any renewal thereof.

4.	Non-Competition

4.1.	In consideration of the Employee’s rights and benefits hereunder, and in order to enable the Company to effectively protect its Proprietary Information, the Employee agrees and undertakes that:

4.1.1.
he will not, during the term of this Agreement and for a period of twelve (12) months following termination thereof for whatever reason, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, service provider, broker, agent, principal, corporate officer, director, licensor or in any other capacity whatever engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities competing with products or services offered by the Company during Employee’s employment with the Company, or which are anticipated, as of the termination date of his employment, to be offered or produced within a reasonable time following such termination; provided, however, that the Employee may own securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of stock or securities of such company, so long as he has no active role in the publicly owned and traded company as director, employee, consultant or otherwise.

4.1.2.
during the term of this Agreement and for a period of twelve (12) months following its termination, he will not, (i) directly or indirectly, including personally or in any business in which he is an officer, director or shareholder, for any purpose or in any place, employ any person employed by the Company or retained by the Company as a consultant on the date of such termination or during the preceding twelve months; or (ii) solicit from the clients of the Company any business in competition with the Company that involves activities in which the Company was engaged or had already planned to be engaged during the term of the employee’s employment.

15

4.2.
The Employee specifically acknowledges, stipulates and agrees as follows: (i) the protective covenants set forth herein are reasonable and necessary to protect the goodwill, property and Proprietary Information of the Company, and the operations and business of Company; and (ii) the time duration of the protective covenants is reasonable and necessary to protect the goodwill and the operations and business of Company, and does not impose a greater restrain than is necessary to protect the goodwill or other business interests of Company.  Nevertheless, if any one or more of the terms contained in this Section 4 shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

4.3.
The Employee acknowledges that the legal remedies for breach of the provisions of this Agreement may be found inadequate and therefore agrees that, in addition to all of the remedies available to Company in the event of a breach or a threatened breach of any of such provisions, the Company may also, in addition to any other remedies which may be available under applicable law, obtain temporary, preliminary and permanent injunctions against any and all such actions.

5.	Corporate Opportunities

The Employee shall inform the Company, as soon as practicable, on every matter, which might create a conflict of interests with the employment under this Agreement. The employee shall not appropriate for himself or for any other person other than the Company, or any affiliate of the Company, any such opportunity unless, as to any particular opportunity, he shall have first obtained the prior written consent of the Board.  Such duty to notify the Company and to refrain from appropriating all such opportunities shall neither be limited by, nor shall such duty limit, the application of the general law relating to the fiduciary duties of a contractor or an agent.

6.
The Employee recognizes and agrees: (i) that this exhibit is necessary and essential to protect the business of Company and to realize and derive all the benefits, rights and expectations of conducting Company’s business; (ii) that the scope and duration of the protective covenants contained herein are in all things reasonable; and (iii) that a good and valuable consideration exists under the Agreement, for Employee’s agreement to be bound by the provisions of the Agreement.

___________________________
Employee

16

Exhibit 7.2.6

                                                                           Direct Dial: +972-3-694-4111
                                                                          Direct Fax: +972-3-609-1116

Reuven Behar
Amir Chen
Avraham Well
Dr. Gil Orion
Israel Fischer
Ronald Lehmann
Eran Yaniv
Atir Jaffe
Tal Eyal-Boger
Yoram Bonen
Raz Tepper
Tamar Turjeman-Kedem
Anat Shavit
Michal Faktor
Meital Ben-Basat
Nataly Mishan-Zakai
Tsafrir Negbi
Miri Kimhi-Goldstein
Gilad Winkler
Talya Solomon
Orit Malka
Oded Revivo
Behir Sabban
Shay Teken
Ron Sitton
Shay Adulam
Israel Markovitz
Sagi Hammer
Dan Tzafrir
Boaz Noiman
Nitzan Sandor
Omri Shilo
Shelly Ivgi-Golbery
Liat Halperin
Amit Dat

Dror Matatyahu
Hila Zonder Messa
Merav Shivek
Liat Volanovsky-neuman
Shiry Trifon
Sharon Rosen
Efrat Sharon
Warren Wienburg
Michal Nissani
Ofer Priel
Sivan Omer
Halit Simchoni
Michal Sela
Sagi Katz
Gali Friedhof
Moran Friedman
Hadar Sive
Ayana Neumann
Noya Kislev
Michal Tamar
Dar Lahav
Itay Maoz
Shimrit Kenig
Yoav Hovav
Sharon Klein-Manbar
Naama Gil
Shir Or
Royi Steinmetz
Orit Hirschbrand
Etti Dolev
Yasmin Rubin
Nirit Henig
Shai Zadik
Reut Arviv
Elad Shulman

Noa Barhum
Barak Glickman
Tal Wiesengrun
Ziv Schwartz
Yael Riemer
Liron Lotan-Fendell
Ranit Waldman
Elad Offek
Meirav Bar-Zik
Ofira Alon
Hagit Horowitz
Gilad Tuffias
Izick Vatensteen
Vered Oren
Maayan Snir
Shira Gillat
Ori Avni
Yael Shimon-Many
Dikla Lavy-Fischer
Nohar Bresler
Moran Rabbia Perera
Roi Warhaftig
Shalom Hershkovitz
Asaf Gabay
Arik Kaufman
Tania Cohen
Gabriella Strihan
Eldad Meller
Vardit Zigelbaum
Oshrat Mor-Barak
Lital Joseph
Michal Shnapp
Gilad Idisis
Ori Shlomai
Keren Cohen

Tali Delouya
Reut Goldstein
Avigail Cohen
Keren Alon
Meiran Sandelson
Zamir Ben Basat
Moran Rom
Doron Rentsler
Hagar Keren-Hackim
Nadav Oberman
Oz Cohen
Lior Bechar
Hila Gabay
Dana Lahav
Doron Kol
Hila Burg Silberstein
Hilla Sachs
Michal Brandel
Itiel Ben Haim
Esther Logvinsky
Jonathan Braverman
Carolyn Zeimer
Tsachi Hoftman
Oren Shalom
Hagar Nagler
Moshe Moyal
Naama Moshe
Keren Shvartzberg
Abigail Faust-Grossman
Amir Pintow
Reemon Silverman
Omer Beer
Shani Wexler
Amir Varon
Shiri Noyman

Karin Ayalon
Tali Michlin
Keren Shmueli
Natali Askira
Zvika Itzkovich
Amit Zac
Roni Asheroff Nir
Shlomi Dahan
Chen Hershkovitz
Shai Avital
Jana Rabinovich
Lihi Kushnir
Mor Gorin
Natalie Schneider
Adi Flanter
Rona Carp
Oranit Sofer-Rubin
Shir Eshkol
Nadav Zohar
Tslil Bainvol
Amit Bechler
Omer Shani
Yonatan Raskin

Shoni Albeck - Adviser
___________________
Isachar Fischer 1929-2013

[•], 2014

To:

Each of the Lenders

listed on Exhibit A of the Credit Line Agreement (the "Lenders")

Re: Check-Cap Ltd.

We have acted as counsel to Check-Cap Ltd., an Israeli company, company number 51-45981-1 (the "Company"), in connection with that certain Credit Line Agreement, dated August 20, 2014 (the "Credit Line Agreement"), by and among the Company and the Lenders listed on Exhibit A to the Credit Line Agreement.  This opinion is rendered to you pursuant to Section 7.2.6 of the Credit Line Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Credit Line Agreement.  Although we represent the Company in connection with the execution and delivery of the Credit Line Agreement, we do not exclude the possibility that the Company is represented in other matters, by counsel not connected with our firm.

In rendering the opinions expressed below, we have examined executed originals or copies of the following documents (the documents listed in clauses (a) through (d) below, the "Transaction Documents"):

(a)           the Credit Line Agreement;

(b)           the Escrow Agreement, dated October 14, 2014;

(c)           the Amended and Restated Shareholders' Agreement, dated October 14, 2014;

(d)           the Credit Line Warrant, in the form attached as Exhibit 2 to the Credit Line Agreement;

(e)           the Sixth Amended and Restated Articles of Association of the Company (the "Amended Articles");

(f)           the resolutions of the Board of Directors of the Company dated August 18, 2014, in the form attached as Schedule 7.2.1 to the Credit Line Agreement;

(h)          the resolutions of the Company's shareholders (i) dated September 1, 2014, in the forms attached as Schedule 7.2.2 to the Credit Line Agreement; and (ii) dated September 17, 2014; and

(i)           the certificate of the Chief Executive Officer of the Company as to certain factual matters.

We have also relied upon such other certificates and assurances of public officials and officers of the Company, including the representations and warranties of the Company contained in the Transaction Documents, as far as they relate to factual issues, as we consider necessary for the rendering of this opinion and have made no independent checks or verification of such factual matters, except as expressly provided herein.  Except as expressly set forth in this opinion, we have not undertaken any independent investigation to determine the existence or absence of such facts.  We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinions expressed herein.  No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

The Company has advised us that by requesting us to furnish you with this letter, it does not intend to waive the attorney-client privilege with respect to any information that the Company has furnished to us.  Moreover, nothing in our act of furnishing you with this letter or any of the information contained herein shall be deemed to constitute a waiver of the protection of the Company’s privilege or the attorney work-product privilege with respect to any of our files or data relating to the Company.

2

Unless specified otherwise, references to the "Company" refer only to the Company itself, and do not refer to any parent or subsidiary company or any other entities that may be affiliated with the Company.

We have assumed the following for purposes of rendering the opinions set forth herein:

1.
The genuineness of all signatures, the legal and official capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all documents, books and records made available to us by the Company.

2.
The due execution and delivery of all documents by any party (other than the Company) where due execution and delivery are prerequisites to the effectiveness thereof and that the performance thereof is within the capacity and powers of each of the parties (other than the Company).

3.
That there are no agreements or understandings between or among the Company, the Lenders or third parties which would expand, modify or otherwise affect the terms of any of the Transaction Documents or the respective rights or obligations of the parties thereunder and that the Transaction Documents correctly and completely set forth the intent of all parties thereto.

4.	The lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us.

5.
That each of the Transaction Documents has been duly authorized, executed and delivered by all parties thereto (excluding the Company), that each party to any of the Transaction Documents (excluding the Company) has full power, authority and legal right to enter into and perform the terms and conditions of such Transaction Document to be performed by such party and that each of the Transaction Documents constitutes a legal, valid and binding obligation of such party (other than the Company), enforceable against it in accordance with its terms, and that the representations and warranties of such party set forth in the Transaction Documents are true and correct.

6.
With respect to certain matters of fact, that the representations and warranties of the Company set forth in the Transaction Documents and in the certificates of certain officers of the Company in connection with the transactions contemplated by the Credit Line Agreement, are true and correct.

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As used in this opinion, the expression "to our knowledge" or "known to us" means that during the course of our representation of the Company in connection with the Transaction Documents or otherwise, no information has come to the attention of the attorneys of our firm involved in this engagement which would give them actual knowledge of the existence or absence of such facts; however, except as set forth herein, we have made no independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of any facts underlying any opinion given "to our knowledge" should be drawn from the fact of our representation of the Company.  Specifically, in rendering the opinion set forth in paragraph 7 below, we have not made any independent investigation of court records to determine whether any actions or suits have been filed.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.
The Company is a company duly organized and validly existing under the laws of the State of Israel and has all corporate power and authority to own its assets and conduct its business as it is presently conducted.

2.
The Company has the requisite corporate power and authority to enter into the Transaction Documents, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby and the fulfillment of the Company's obligations therein have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents have been duly and validly executed and delivered by the Company, and those provisions of the Transaction Documents that apply to the Company constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

3.	The Amended Articles have been duly adopted by the Company and are in full force and effect as of immediately prior to the Closing.

4.
Immediately upon their issuance at the Closing and any Deferred Closing(s), the Credit Line Warrants will be duly authorized and validly issued and free and clear of all liens, pledges, attachment, encumbrances or any other security right of third parties, except those created by the Lenders or as a result of the Lenders actions or omissions and except as set forth in the Amended Articles as in effect immediately following the Closing.

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5.
The Ordinary Shares issuable upon exercise of the Credit Line Warrants have been duly authorized, and when and if issued upon such exercise in accordance with the terms of the Credit Line Warrants, will be duly and validly issued, fully paid and non-assessable.

6.
The execution, delivery and performance of the Company's obligations contemplated by any of the Transaction Documents will not result in (i) a violation of any provision of the Amended Articles as in effect on the date hereof, (ii) a material violation of any law, rule or regulation of the State of Israel applicable to the Company as in effect on the date hereof, or (iii) a material violation of any judgment, order, writ or decree of any Israeli governmental agency or body that is known to us to have been issued to the Company. To our present knowledge, other than as set forth in the Credit Line Agreement (including the Disclosure Schedule attached thereto), no consent, approval, license or permit from, or declaration or filing with, any Israeli governmental body or tribunal is required for the Company to execute, deliver or perform its obligations under the Transaction Documents.

7.
To our knowledge, there is no proceeding or resolution for the bankruptcy, dissolution, liquidation, winding-up, appointment or receiver and/or similar proceeding which has been instituted or taken by the Company.

8.
Except as set forth or disclosed in the Transaction Documents and/or the Disclosure Schedule and/or the Compliance Certificate of the Chief Executive Officer of the Company delivered to the Lenders at Closing, our firm does not represent the Company in any suit, proceeding at law or in equity, or any arbitration, pending against the Company or its assets, or initiated by the Company, or which seeks to prevent or challenge the transactions contemplated by the Transaction Documents and we have no knowledge that the Company is a party to any suit, proceeding at law or in equity, or any arbitration.

9.
Immediately prior to the Closing and following the adoption of the Amended Articles, the authorized share capital of the Company is NIS 11,500,000 divided into 867,154,180 Ordinary Shares, of nominal value NIS 0.01 each, 6,750,000 Preferred A Shares, of nominal value NIS 0.01 each, 6,769,359 Preferred B Shares, of nominal value NIS 0.01 each, 17,493,491 Preferred C1 Shares, of nominal value NIS 0.01 each, 31,832,970 Preferred C2 Shares, of nominal value NIS 0.01 each, and 30,000,000 Preferred C3 Shares, of nominal value NIS 0.01 each, 80,000,000 Preferred D1 Shares, of nominal value NIS 0.01 each, 60,000,000 Preferred D2 Shares, of nominal value NIS 0.01 each, 45,000,000 Preferred D3 Shares, of nominal Value NIS 0.01 each and 5,000,000 Preferred D4 Shares, of nominal Value NIS 0.01 each.

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The opinions set forth above are subject to the following exceptions, qualifications, limitations, comments and additional assumptions:

A.
We are members of the Bar of the State of Israel and are not admitted to practice in any other jurisdiction. We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of Israel, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

B.
We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law, or (iii) the effect of laws, judicial determinations or governmental actions affecting creditors' rights (including without limitation rights of priority in any creditors’ rights, insolvency or similar proceeding) or the Company's performance of its obligations under the Transaction Documents.

C.
We express no opinion regarding any of (i) the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or the enforcement of which would be unreasonable under the then existing circumstances, (ii) the rights or remedies available to any party which takes discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Transaction Documents permit such action, or (iii) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

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D.
We express no opinion as to the legality, validity, binding nature or enforceability of any provisions in the Transaction Documents (including without limitation, those provisions in the Transaction Documents providing for the payment or reimbursement of costs or expenses or indemnifying a party), to the extent such provisions may be held unenforceable as contrary to public policy.

E.
We express no opinion as to the applicability or effect of compliance or non-compliance by any party to the Transaction Documents (excluding the Company), with any state, federal or other laws applicable to such party or to the transactions contemplated by the Transaction Documents because of the nature of such party's business, including its legal or regulatory status.

F.
This opinion speaks only at and as of its date and is based solely on the facts in existence and circumstances known to us at and as of such date.  Our opinions expressed herein are based upon current statutes, rules, regulations, cases and official interpretive opinions which are in effect on the date hereof.  We express no opinion as to the effect on the rights of any party under the Transaction Documents of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In rendering this opinion, we assume no obligation to advise you or to revise or supplement this opinion should the present laws of the State of Israel be changed by legislative action, judicial decision or otherwise. We express no opinion as to any agreement, instrument or other document other than as specified in this letter.

This opinion is rendered only to the addressees set forth above and is solely for the benefit of such addressees.  This opinion is furnished solely in connection with the Closing of the Credit Line Agreement, and may not be used or relied upon by you for any other purpose nor may it be provided to or relied upon by any other person or entity or published, quoted or otherwise used for any other purpose without the express prior written consent of a partner of our firm, which may be granted or withheld at our sole discretion.

Sincerely yours,

Fischer Behar Chen Well Orion & Co.

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